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Exhibit 4.2

TRUST INDENTURE

SOUTHERN CALIFORNIA EDISON COMPANY

TO

HARRIS TRUST AND SAVINGS BANK

PACIFIC-SOUTHWEST TRUST & SAVINGS BANK

Trustees

Dated as of October 1, 1923

RESTATED WITH ALL AMENDMENTS

        The following is the working copy of the Southern California Edison Company Trust Indenture as amended by the First (as of March 1, 1927), Third (as of June 24, 1935), Fourth (as of September 1, 1935), Fifth (as of August 15, 1939), Sixth (as of September 1, 1940), Eighth (as of August 15, 1948), Twenty-Fourth (as of February 15, 1964), and Eighty-Eighth (as of July15, 1992) Supplements thereto.

        This working copy is for informational purposes only; and the executed originals of the Trust Indenture and Supplemental Indentures are the definitive versions thereof.

        This working copy varies from the original Trust Indenture in the following respects:

  1.
  The Trust Indenture has been restated in its entirety such that the text from the amendments has replaced the amended original text of the Indenture.

  2.
  Notes in bold and brackets indicate where text has been amended and in which supplemental indenture such amendments can be found.

  3.
  Amended text appears in brackets.

  4.
  Notes and section headings in bold and italics have been added for reference purposes.

  5.
  A table of contents has been added.

  6.
  Certain text has been omitted where indicated (e.g., property descriptions).

  7.
  Page references that correspond to page references found in the original printed version of the Indenture and the Sixth Supplemental Indenture have been added in bold and brackets (e.g., [*25*] and [*SS25*], respectively).

        Specific terms and conditions applicable to any individual series of Bonds issued under the Trust Indenture may be found in the Resolution creating such series or in the Supplemental Indenture applicable to such series.

TABLE OF CONTENTS

RECITALS	1
Parties.	1
Recital as to plants owned, etc.	1
Company desires to provide funds for corporate purposes, etc.	1
Stockholders have authorized creation of additional bonded indebtedness.	1
Further bonded indebtedness may be authorized.	1
Directors have authorized this Indenture.	1
Recital as to Debentures of 1919.	2
Directors have determined that this Indenture shall secure Debentures of 1919.	2
Stockholders have consented to execution of this Indenture.	2
Directors have determined that bonded indebtedness be represented by bonds issued in series, etc.	2
Designation of initial series of bonds, etc.	2
Form of coupon bond of Series of 6's due 1943.	3
Form of coupon.	5
Form of fully registered bond, Series of 6's, due 1943.	5
Form of Trustee's certificate for all bonds.	7
All corporate acts to make Indenture valid performed.	7
Granting and pledging clause.	8
General description of mortgaged property.	8
Property hereafter conveyed to Trustees.	8
General descriptions including after-acquired property.	10
Colorado River development not included herein.	11
Underlying mortgages.	12
Habendum.	13
Declaration of trust.	13
ARTICLE I. DESIGNATION, FORM, DENOMINATIONS, EXECUTION, AUTHENTICATION AND REGISTRATION OF BONDS.	14
SECTION 1. Bonds to be payable in gold coin.	14
Bonds issuable in series.	14
Details as to initial series.	14
SECTION 2. Denominations and numbering of bonds, etc.	14
Additional provisions to comply with stock exchange rules.	15
SECTION 3. Signing and sealing of bonds.	15
SECTION 4. Authentication of coupons.	15
SECTION 5. Trustee to authenticate and deliver bonds only as provided in this Indenture.	15
Only bonds which bear trustee's certificate are entitled to benefit of Indenture.	15
SECTION 6. Coupon bonds of one denomination exchangeable for coupon bonds of other denominations.	16
SECTION 7. Company to keep books for registration of bonds.	16
SECTION 8. Registration of coupon bonds.	16
Registration of coupon bonds not to affect negotiability of coupons.	16
Registered owner of bonds to be deemed absolute owner thereof.	17
Bearer of bond not registered and of coupons to be deemed owner thereof.	17
SECTION 9. Coupon bonds exchangeable for registered bonds.	17
Registered bonds exchangeable for coupon bonds.	17
Registered bonds transferable only on books of Company—new registered bond to issue to transferee.	17
Interest upon fully registered bonds paid by check.	18

i

SECTION 10. Charges upon exchange or transfer of bonds.	18
SECTION 11. Variations in form of bonds of different series.	18
Bonds to be printed in English language but may also be printed in foreign languages.	18
SECTION 12. Deleted	19
SECTION 13. No series to have preference over any other except as to special sinking fund.	19
SECTION 14. Procedure for creation of new series.	19
SECTION 15. Temporary bonds.	19
SECTION 16. Mutilated, lost or destroyed bonds.	19
SECTION 17. Change of designation of bonds.	20
ARTICLE TWO. ISSUANCE OF BONDS.	20
SECTION 1. Amount of authorized bonded indebtedness at date of this Indenture.	20
Increase of authorized bonded indebtedness.	20
SECTION 2. $9,844,000 bonds to be issued forthwith.	21
SECTION 3. Bonds shall be reserved to acquire or retire underlying bonds, etc.	21
Schedule of underlying bonds.	21
Reserved bonds not used may be trusted as residue bonds.	23
Procedure for authentication of reserved bonds against Debentures of 1919 and underlying bonds.	23
Underlying bonds deposited hereunder to be held as part of mortgaged property.	24
SECTION 4. Procedure for issuance of reserved bonds against deposit of cash.	24
Application of cash deposited against reserved bonds.	25
SECTION 5. Definition of residue bonds.	25
Residue bonds not to issue unless net earnings equal two and one-half bond interest.	26
Net earnings defined.	26
Annual bond interest charge defined.	26
SECTION 6. Extent to which residue bonds may be issued against additional property.	27
SECTION 7. Additional property defined.	27
Acquired utility property defined.	27
Retired property defined.	27
Net amount of additional property defined.	27
SECTION 8. Upon acquisition of acquired utility property company will file certificates as to cost and other data.	28
When bonds of acquired utility may be established as underlying bonds.	28
Procedure as to absorption of excess indebtedness of acquired utility.	29
No residue bonds issuable while excess indebtedness is not absorbed.	29
SECTION 9. Procedure for issue of residue bonds against property.	29
SECTION 10. Subsidiary defined.	33
Property of subsidiary deemed to be acquired utility property for purpose of accounting.	33
But not until certain certificates are filed and bonds of subsidiary are deposited, etc.	33
Provisions of mortgage securing bonds of subsidiary.	34
Mortgage of subsidiary, opinion of counsel.	34
Issue of bonds under existing mortgage of subsidiary.	34
Procedure on deposit of bonds of a subsidiary.	34
SECTION 11. Issuance of residue bonds against deposit of cash.	35
No bonds to issue against deposited cash in excess of $10,000,000.	35
SECTION 12. Surrender of bonds issued under this Indenture for bonds of another series hereunder.	36
SECTION 13. Issue of bonds under this Indenture on deposit of cash to pay or redeem bonds issued hereunder.	37
Application of cash so deposited.	38
SECTION 14. No bonds to be issued to refund bonds paid out of insurance money, etc.	38

SECTION 15. No bonds to be certified if Trustee knows of existing default.	38
SECTION 16. Coupons matured at date of authentication of bond to be detached.	38
ARTICLE THREE. PARTICULAR COVENANTS OF THE COMPANY.	38
SECTION 1. Company will pay bonds as specified therein.	38
SECTION 2. Company will not extend time for payment of interest nor permit subsidiaries to do so.	39
SECTION 3. Warranty as to title.	39
Company will preserve franchises, etc.	39
Company will cure defects in titles.	39
Company will pay taxes.	39
Company will not create or suffer any prior liens.	40
SECTION 4. Company will pay Debentures of 1919 and underlying bonds.	40
SECTION 5. No bonds secured by prior lien to be issued except for deposit hereunder.	40
SECTION 6. Company will execute deeds of further assurance, etc.	40
SECTION 7. Company will carry on business efficiently and maintain its property.	40
SECTION 8. No cash dividends on Company's stock except out of surplus.	41
SECTION 9. Company will not suffer insolvency proceedings.	41
SECTION 10. Company will keep books of account; Trustee may inspect books.	41
Annual audit.	41
Adjustment of accounts.	42
SECTION 11. No sale or consolidation to be made which impairs lien of this Indenture.	42
SECTION 12. Company will maintain office in Borough of Manhattan.	42
SECTION 13. Company will keep this Indenture and underlying mortgages properly recorded.	42
SECTION 14. Company will keep property insured.	42
Company may establish its own insurance fund.	43
Disposition of money derived from insurance policies.	43
ARTICLE FOUR. SPECIAL TRUST FUND.	43
SECTION 1. Company will make semi-annual deposits in special trust fund.	43
SECTION 2. Disposition of cash held in special trust fund.	44
Procedure for withdrawal of cash from special trust fund.	45
SECTION 3. Basis of deposits in special trust fund may be changed.	45
ARTICLE FIVE. REDEMPTION OF BONDS PRIOR TO MATURITY.	45
SECTION 1. Procedure for redemption of bonds prior to maturity.	45
SECTION 2. If funds deposited to redeem bonds properly called, such bonds not entitled to security hereunder after redemption date.	46
ARTICLE SIX. PLEDGED SECURITIES.	47
SECTION 1. Delivery of pledged securities, indorsement, etc.	47
Trustee may accept deposit of securities for pledge hereunder.	47
Trustee may assume validity of securities, signatures, etc.	47
Trustee may accept certificate of Trustee of underlying mortgage.	47
SECTION 2. Trustee may cause securities to be assigned to it, etc.	48
Trustee may stamp securities, etc.	48
Trustee may sell and deliver underlying bonds to trustee of underlying mortgage for cancellation.	48
Company may sell pledged underlying bonds to trustee of underlying mortgages for sinking fund.	48
Trustee may take necessary action to preserve corporate existence of corporation whose stock is pledged.	48
Trustee may give consents contemplated by provisions of underlying mortgage.	48
SECTION 3. Company may vote pledged securities while not in default hereunder.	49

Trustee to execute proxies to the Company.	49
In case of default Trustee may revoke proxies, etc.	49
SECTION 4. Company to receive income from pledged securities while not in default.	49
In case of default Trustee shall collect income from pledged securities.	50
Trustee to receive stock dividends or payments on account of principal of pledged securities.	50
SECTION 5. Company will preserve corporate existence of corporations whose securities are pledged.	51
SECTION 6. Company will not permit subsidiaries to become indebted except as specified.	51
Company will not permit subsidiary to mortgage or sell its properties except as specified.	51
Company will not permit subsidiary to increase stock except as specified.	51
SECTION 7. Consolidation, etc., with the Company of corporations whose securities are pledged.	52
Subsidiary corporations may consolidate with each other.	52
SECTION 8. Trustee may purchase property of corporation whose securities are deposited, on liquidation, etc.	52
Or may permit Company to do so.	52
Trustee may surrender deposited stock in order to permit decrease of capital stock.	53
SECTION 9. Trustee may permit pledged securities to be exchanged for securities of same corporation or of another corporation acquiring its property.	53
SECTION 10. Trustee may permit pledged stock of corporation not a subsidiary to be exchanged for stock in like corporation.	53
SECTION 11. Trustee may exercise any power for the enforcement of pledged securities.	53
SECTION 12. With consent of Company Trustee may protect its interests and that of bondholders hereunder in respect of pledged securities.	54
Consent not required if Company in default.	54
SECTION 13. Cancellation of deposited securities and release of mortgages upon conveyance to Company of property represented by such securities.	54
SECTION 14. Cancellation of deposited securities and release of underlying mortgage upon provision for retirement of all securities of same issue not so deposited.	54
SECTION 15. Trustee may do whatever counsel deem necessary to preserve rights in deposited securities.	55
SECTION 16. Company to pay or provide for expenditures under this Article.	55
ARTICLE SEVEN. REMEDIES IN CASE OF DEFAULT.	55
SECTION 1. Upon default principal of bonds may be declared due.	55
SECTION 2. Upon defaults Trustee may enter or take other action.	57
SECTION 3. Deleted.	57
SECTION 4. Waiver of defaults.	57
SECTION 5. Waiver by Company of rights under stay and redemption laws.	57
SECTION 6. Disposition of proceeds of judicial sale of mortgaged property.	58
SECTION 7. Trustees or bondholders may bid at judicial sale of Company's property and apply bonds on purchase price.	58
SECTION 8. Rights of action vested in Trustees exclusively.	58
SECTION 9. Remedies of Trustees are cumulative, and are not prejudiced by delay in enforcing.	58
ARTICLE EIGHT. RELEASE OF MORTGAGED PROPERTY.	59
SECTION 1. Trustees may execute partial releases.	59
But may not release mortgaged property as an entirety, etc.	59
Disposition of proceeds of released property.	59
Securities representing proceeds of sale to be subjected to lien of this Indenture.	60
Property received in exchange to be subjected to lien of this Indenture.	60

Procedure in case of release of mortgaged property.	60
Procedure in case of release of pledged securities.	60
Trustees may require additional evidence in regard to releases.	61
SECTION 2. Application of proceeds of property taken under eminent domain.	61
SECTION 3. Purchaser of released property protected.	61
SECTION 4. Receiver of Company's property or Trustees in possession may exercise powers of Company.	61
SECTION 5. Company may sell merchandise, etc., free of lien.	61
SECTION 6. Company may sell worn out materials, etc., free of lien.	61
SECTION 7. Trustees may release property to enable such property to be subjected to lien of underlying mortgage.	62
Disposition of cash received where property is released to enable it to be subjected to lien of underlying mortgage.	62
ARTICLE NINE. POSSESSION UNTIL DEFAULT.	62
Company to retain possession of mortgaged property, etc., until default.	62
ARTICLE TEN. DEFEASANCE AND RECONVEYANCE.	63
Upon payment of bonds mortgaged property to be released.	63
Deposit of cash with Trustee for benefit of bondholders.	63
Procedure when bondholders do not claim funds deposited with Trustee.	63
ARTICLE ELEVEN. IMMUNITY OF STOCKHOLDERS, OFFICERS AND DIRECTORS.	63
No recourse against officers, stockholders, etc., of Company.	63
ARTICLE TWELVE. BENEFITS OF INDENTURE LIMITED TO PARTIES.	64
Indenture is for sole benefit of parties hereto and holders of debentures and bonds secured hereby.	64
ARTICLE THIRTEEN. EXECUTION OF INSTRUMENTS BY BONDHOLDERS.	64
Requests of bondholders and proof thereof.	64
ARTICLE FOURTEEN. CHANGES IN THIS INDENTURE.	65
SECTION 1. Procedure for modification of this Indenture.	65
ARTICLE FIFTEEN. SUCCESSOR CORPORATIONS.	65
SECTION 1. Consolidation, merger, etc.	65
SECTION 2. When bonds may continue to issue hereunder after sale of mortgaged property to another corporation.	66
"Company" includes successor complying with provisions of this section.	66
SECTION 3. Trustee may submit to counsel the matter of its consent to consolidation or sale.	66
ARTICLE SIXTEEN. CONCERNING THE TRUSTEES.	67
SECTION 1. Rights, duties, immunities and compensation of Trustees.	67
SECTION 2. Compensation of Trustee not limited.	67
SECTION 3. Trustee may resign.	67
SECTION 4. Trustees may be removed.	67
SECTION 5. In case of resignation, removal or dissolution of Pacific-Southwest Trust & Savings Bank, then Harris Trust and Savings Bank to appoint successor Trustee.	67
SECTION 6. Pacific-Southwest Trust & Savings Bank to become sole Trustee hereunder in case of resignation, removal or dissolution of Harris Trust and Savings Bank.	68
SECTION 7. If Pacific-Southwest Trust and Savings Bank becomes sole Trustee and resigns or is removed, or is dissolved, then bondholders may appoint Trustee.	68
SECTION 8. Successor Trustee to accept trusts hereunder, etc.	68
Company to execute instruments necessary to vest new Trustee with proper powers.	68
SECTION 9. Pacific-Southwest Trust & Savings Bank, Trustee, appointed agent of bondholders for certain purposes.	69
SECTION 10. Trustees may raise money upon security of mortgaged property.	69

v

SECTION 11. Trustees may advance money for certain purposes and be protected.	69
ARTICLE SEVENTEEN. CERTAIN WORDS DEFINED.	69
SECTION 1. Covenants of Company binding on successors.	69
SECTION 2. Definitions.	70
ARTICLE EIGHTEEN. ADDITIONAL PROVISIONS CONCERNING THE TRUSTEE.	71
SECTION 1. Additional provisions concerning the Trustees.	71
Trustee liable only for performance of duties specifically set forth.	71
Trustee may rely upon certificates or opinions subject to duty to examine.	71
In case of Event of Default, Trustee to exercise rights and powers as would a prudent man in conduct of own affairs.	71
Trustee not liable for error of judgment by officers.	71
Holders of bonds may direct Trustees; Trustee not liable for action or nonaction.	71
Trustee liable for negligence or willful misconduct except as provided in this subdivision.	72
Trustee not responsible for correctness or validity of Indenture or bonds.	72
Trustee liable only for performance of duties specifically set forth.	72
Trustee not required to pay interest on deposited moneys.	72
Action of bondholder shall bind future owners of same bond.	72
Trustee not obligated to take action requested by bondholders.	72
Trustee may act upon opinion of counsel.	72
Trustee entitled to compensation, reimbursement and indemnity.	73
Trustee may rely on officers' certificate.	73
Trustee may rely on documents believed genuine.	73
Provisions of Subdivision (a) to contol.	73
Which bonds to be disregarded in determining whether required percentage of outstanding bonds have concurred in action.	75
When an Event of Default shall be deemed to have occurred.	75
Definition of "responsible officer."	75
SECTION 2: Duty of Harris Trust to advise bondholders of occurrence of default.	76
Duty of other Trustees to advise Harris Trust of occurrence of default.	76
Definition of "default."	76
SECTION 3: Trustee acquiring conflict of interest to eliminate conflict or resign.	76
Definition of "conflict of interest."	77
SECTION 4: Limitations on right of Trustee as creditor.	79
Definition of "default" and "indenture security holder."	81
Certain creditor relationships excluded.	81
Definition of certain terms.	82
SECTION 5: Certain powers of Trustees in case of default.	82
SECTION 6: One Trustee must meet eligibility requirements.	83
SECTION 7: Appointment of additional trustee; terms and conditions.	83
SECTION 8: Person becoming obligor on bonds after September 1, 1940.	84
ARTICLE NINETEEN. BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEES.	84
SECTION 1: Company to furnish Trustee with names and addresses of bondholders.	84
Trustee to preserve information received in capacity of paying agent.	85
Names and addresses filed by bondholders to receive reports.	85
SECTION 2: Trustee to make name and address information available or to mail communications to bondholders.	85
Company and Trustee not accountable for disclosure of information.	86
SECTION 3: Reports to be filed by Company with Trustee.	86
SECTION 4: Trustee to mail annual reports to bondholders.	87
Trustee to mail further reports to bondholders.	88

Copies of reports to be filed with stock exchange and SEC.	89
Trustee not liable for statements made on basis of reports.	89
SECTION 5: Reports made to Harris Trust by additional trustees.	89
ARTICLE TWENTY. ADDITIONAL PROVISIONS AS TO CERTIFICATES AND OPINIONS.	90
SECTION 1: Evidence of compliance of conditions precedent to be furnished by Company to Trustee.	90
SECTION 2: Certificate of engineer, appraiser or other expert furnished by Company to Trustee.	91
SECTION 3: Additional provisions relating to certificates or opinions by public accountants, engineers, appaisers or other experts.	92
SECTION 4: Company to furnish Trustee with opinion of counsel re recording of supplemental indentures.	92
SECTION 5: Statements to be included in any certificate or opinion re compliance with Indenture provisions.	93
ARTICLE TWENTY-ONE. ADDITIONAL PROVISIONS.	93
SECTION 1: Moneys received by Trustee or paying agent to be held in trust.	93
SECTION 2: Bondholders' right to receive payment of principal and interest not to be impaired.	93
SECTION 3: Definitions of "independent" and "control."	94
SECTION 4: Right of court to require filing of undertaking to pay costs.	94
Attestation.	94

RECITALS

Parties.

  This Indenture, made as of the first day of October, 1923, by and between SOUTHERN CALIFORNIA EDISON COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of California and having its principal office in the City of Los Angeles, County of Los Angeles in said State (hereinafter sometimes termed "the Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under and by virtue of the laws of the State of Illinois and having its principal office in the City of Chicago in said State [Note: Now "The Bank of New York, Successor Trustee"], and PACIFIC-SOUTHWEST TRUST & SAVINGS BANK, a corporation duly organized and existing under and by virtue of the laws of the State of California and having its principal office in the City of Los Angeles in said State [Note: Now "D.G. Donovan, Successor Trustee"], as Trustees (hereinafter sometimes termed "the Trustees"), parties of the second part,

WITNESSETH:

Recital as to plants owned, etc.

        WHEREAS, the Company owns and operates plants for the generation, transmission and distribution of electricity, and other properties, in the counties of Los Angeles, San Bernardino, Riverside, Orange, Ventura, Santa Barbara, Kern, Tulare, Kings, Fresno and Madera in the State of California and may from time to time acquire other plants, properties, facilities and utilities and extend, enlarge, add to and develop the properties now owned by it as well as such properties as may be hereafter acquired by it in such state or other states; and

Company desires to provide funds for corporate purposes, etc.

        WHEREAS, the Company requires, and desires to provide, funds for its corporate purposes, including the acquisition of such properties, and the extension, enlargement and improvement of its properties whether now owned or hereafter [*2*] acquired, and also desires to provide for the refunding, paying and discharging of bonds heretofore issued by the Company and other bonds the payment of which has been, or shall be, assumed by the Company, and which are, or shall be, secured by mortgages or deeds of trust constituting liens or charges on properties now owned or hereafter acquired by the Company; and

Stockholders have authorized creation of additional bonded indebtedness.

        WHEREAS, pursuant to the laws of the State of California the stockholders of the Company have duly authorized the creation of an additional bonded indebtedness of the Company of $250,000,000, to be represented by bonds of the Company payable at such time or different times, bearing such rate or different rates of interest and in such denomination or denominations as may from time to time be determined by the Board of Directors of the Company; and

Further bonded indebtedness may be authorized.

        WHEREAS, the creation of further and additional bonded indebtedness may hereafter from time to time be authorized by the stockholders of the Company; and

Directors have authorized this Indenture.

        WHEREAS, the Board of Directors of the Company has by resolution adopted by said Board, at a meeting regularly called and held, authorized the execution and delivery of this Indenture to secure the payment of all bonds issued pursuant to its provisions, including not only bonds representing said bonded indebtedness of $250,000,000 already authorized by the stockholders of the Company, but also bonds representing further bonded indebtedness which may be hereafter authorized by said stockholders; and

Recital as to Debentures of 1919.

        WHEREAS, by the terms of a certain Indenture entered into as of the 15th day of January, 1919, between the Company and Bankers Trust Company, a corporation organized under the laws of the State of New York, securing an issue of $8,000,000 principal amount of Seven Per Cent Gold Debenture Bonds of the Company (hereinafter called "Debentures of 1919"), dated January 15, 1919, and maturing serially in [*3*] the principal amount of $1,000,000 annually on the 15th day of January in each of the years 1921 to 1928, both inclusive, it is provided that no mortgage shall be made by the Company except upon the condition that the Debentures aforesaid at the time outstanding, and the interest coupons pertaining thereto, shall be entitled to the security afforded by such mortgage; and

Directors have determined that this Indenture shall secure Debentures of 1919.

        WHEREAS, the Board of Directors of the Company by said resolution authorizing the execution and delivery of this Indenture did determine that all Debentures of 1919 outstanding at the date hereof and the interest coupons pertaining thereto should be entitled to the security afforded by this Indenture; and

Stockholders have consented to execution of this Indenture.

        WHEREAS, the execution and delivery of a mortgage or deed of trust of the nature of this Indenture has been duly consented to by the stockholders of the Company; and

Directors have determined that bonded indebtedness be represented by bonds issued in series, etc.

        WHEREAS, the Board of Directors of the Company did by said resolution determine that said bonded indebtedness of $250,000,000, the creation of which was authorized by the stockholders, should be represented by bonds to be issued in one or more series, each series to be dated as of such date, bear such rate of interest, mature at such time or times, bear such designation and contain such other specifications and provisions as are in this Indenture provided or permitted, and that such bonds might be coupon bonds payable to bearer with privilege of registration as to principal (hereinafter called "coupon bonds") or be registered bonds without coupons (hereinafter called "fully registered bonds"); and

Designation of initial series of bonds, etc.

        WHEREAS, said Board by said resolution did further determine that the initial series of bonds to be issued under this Indenture should be designated "Series of 6's, Due 1943," and that the coupon bonds of said series, the interest coupons to be attached to such coupon bonds, the fully registered bonds of said series, and the Trustee's certificate to be endorsed [*4*] upon all of said bonds, should be substantially in the following forms, to wit:

Form of coupon bond of Series of 6's due 1943.

(Form of Coupon Bond, Series of 6's, Due 1943.)

No		$
UNITED STATES OF AMERICA STATE OF CALIFORNIA SOUTHERN CALIFORNIA EDISON COMPANY Refunding Mortgage Gold Bond Series of 6's, Due 1943

          SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the "Company"), for value received hereby promises to pay to the bearer, or if registered, to the registered owner hereof, on the first day of October, 1943, at Harris Trust and Savings Bank, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, at the option of the bearer or registered owner,                                      Dollars ($                ), in gold coin of the United States of America of or equal to the standard of weight and fineness existing on October 1, 1923, and to pay interest thereon from the date hereof until said principal sum shall be paid, at the rate of six per centum (6%) per annum, payable semi-annually in like gold coin on the first day of April and the first day of October in each year, at Harris Trust and Savings Bank, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, or at Pacific-Southwest Trust & Savings Bank, Los Angeles, California, at the option of the bearer of the interest coupons hereto annexed, upon presentation and surrender of the respective coupons as they severally become due.

          All payments on this bond, both of principal and interest, shall be made without deduction for any tax, assessment or other governmental charge (except succession and inheritance taxes and that portion of any Federal income tax which may be in excess of two per centum of such interest) which the Company, its successors or assigns, may be required to pay thereon, or authorized to deduct or retain therefrom, under any present or future law or requirement of the United [*5*] States of America, or of any state, county, municipality or other taxing authority therein.

          This bond is one of a series designated "Series of 6's, Due 1943," of a duly authorized issue of bonds of the Company, known as its "Refunding Mortgage Gold Bonds," issued and to be issued in one or more series under and (except as to any sinking fund which may be established for the exclusive benefit of one or more particular series of such bonds) all equally and ratably secured by, an Indenture of mortgage or deed of trust, dated as of October 1, 1923, duly executed, acknowledged and delivered by the Company to Harris Trust and Savings Bank, Chicago, Illinois, and Pacific-Southwest Trust & Savings Bank, Los Angeles, California, as Trustees, to which Indenture reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of said bonds and of the Trustees in respect to such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

          If default shall be made in the payment of any installment of interest on this bond or in the performance or observance of any of the covenants and agreements in said Indenture, then the principal of this bond may be declared and become due and payable as provided in said Indenture.

          This bond shall pass by delivery unless registered on the books of the Company in the name of the owner at Harris Trust and Savings Bank, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, registry being noted hereon as provided in said Indenture. After such registration no transfer shall be valid unless made on said books by the registered owner in person or by attorney duly authorized in writing, and similarly noted hereon, but this bond may be discharged from registry by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; but this bond may again, from time to time, be registered in the name of the owner or transferred to bearer as before. No registration, however, shall affect the negotiability of the coupons, which shall continue to be transferable by delivery, notwithstanding the registry hereof.

          [*6*] As provided in said Indenture, coupon bonds of this issue, series and maturity at any time outstanding, when surrendered with all unmatured coupons attached, and upon the payment of charges, may be exchanged for an equal aggregate principal amount of coupon bonds of this issue, series and maturity, of any other denomination or denominations and of numbers not contemporaneously outstanding, with all unmatured coupons attached.

          As provided in said Indenture, and upon the payment of charges, the holder of any coupon bond or bonds of this issue, series and maturity, of the aggregate principal amount of $1,000 or some multiple thereof, may at his option surrender such bond or bonds with all unmatured coupons thereunto appertaining in exchange for an equal aggregate principal amount of fully registered bonds of the denomination of $1,000, $5,000 or $10,000 each of this issue, series and maturity. Such fully registered bonds may in like manner as provided in said Indenture be exchanged for coupon bonds of this issue, series and maturity and of an equal aggregate principal amount bearing all unmatured coupons.

          This bond may, at the option of the Company, be redeemed on any interest date prior to its maturity, after notice by publication in the Borough of Manhattan, in the City and State of New York, and in the City of Chicago, Illinois, and in the City of Los Angeles, California, once a week for four successive weeks, by payment of the principal hereof and interest hereon to the date fixed for such redemption and a premium determined as follows: If redeemed prior to or during the calendar year 1933, five per centum (5%) of the principal hereof; and in each calendar year thereafter as hereinafter indicated, to wit: In 1934, four and one-half per centum (4-1/2%); in 1935, four per centum (4%); in 1936, three and one-half per centum (3-1/2%); in 1937, three per centum (3%); in 1938, two and one-half per centum (2-1/2%); in 1939, two per centum (2%); in 1940, one and one-half per centum (1-1/2%); in 1941, one per centum (1%); in 1942, one-half per centum (1/2%); and in 1943 this bond may be redeemed at par and accrued interest to date of redemption; all in the manner and upon the conditions provided in said Indenture.

          No recourse shall be had for the payment of the principal or the interest of this bond, or any part thereof, or for or on account of the consideration therefor or for any claim based thereon, or otherwise in respect [*7*] thereof or of said Indenture, against any past, present or future stockholder, officer or director of the Company, or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions or by virtue of any statute or constitution or by the enforcement of any assessment or penalty or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly released.

          This bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of Harris Trust and Savings Bank, Trustee, or its successor in trust, endorsed hereon.

          IN WITNESS WHEREOF said Southern California Edison Company has caused this bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, and the said interest coupons to be executed by the engraved facsimile signature of its Treasurer, as of the first day of October, 1923.

SOUTHERN CALIFORNIA EDISON COMPANY,
By
Vice President.
Attest:

Assistant Secretary.

Form of coupon.

(Form of Coupon.)

No	$

          On the first day of                                     , 19        , Southern California Edison Company (unless the bond herein mentioned is called for previous redemption) will pay to bearer at Harris Trust and Savings Bank, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, or at Pacific-Southwest Trust & Savings Bank, Los Angeles, California, at the option of the bearer,                                      dollars in gold coin of the United States of America of or equal to the standard of weight and fineness existing on October 1, 1923, without deduction for taxes or governmental [*8*] charges as provided in said bond, being six months' interest due on the date first above specified on its Refunding Mortgage Gold Bond, Series of 6's, Due 1943, No.                         .

Treasurer.

Form of fully registered bond, Series of 6's, due 1943.

(Form of Fully Registered Bond, Series of 6's, Due 1943.)

No		$
UNITED STATES OF AMERICA STATE OF CALIFORNIA SOUTHERN CALIFORNIA EDISON COMPANY Refunding Mortgage Gold Bond Series of 6's, Due 1943

          Southern California Edison Company, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the "Company"), for value received hereby promises to pay to                                      the registered owner hereof, on the first day of October, 1943, at Harris Trust and Savings Bank, in the City of Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, at the option of the registered owner hereof,                          Dollars ($                ) in gold coin of the United States of America of the standard of weight and fineness existing on October 1, 1923, and to pay to the

  registered owner hereof, interest thereon in like gold coin from                                      at the rate of six per centum (6%) per annum, until said principal sum shall be paid, semi-annually on the first day of April and the first day of October in each year, at Harris Trust and Savings Bank, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, or at Pacific Southwest Trust & Savings Bank, Los Angeles, California, at the option of the registered owner hereof.

          All payments on this bond, both of principal and interest, shall be made without deduction for any tax, assessment or other governmental charge, (except succession and inheritance taxes and that portion of any [*9*] Federal income tax which may be in excess of two per centum of such interest) which the Company, its successors or assigns, may be required to pay thereon, or authorized to deduct or retain therefrom, under any present or future law or requirement of the United States of America, or of any state, county, municipality or other taxing authority therein.

          This bond is one of a series designated "Series of 6's, Due 1943," of a duly authorized issue of bonds of the Company, known as its "Refunding Mortgage Gold Bonds," issued and to be issued in one or more series under, and (except as to any sinking fund which may be established for the exclusive benefit of one or more particular series of such bonds) all equally and ratably secured by, an Indenture of mortgage or deed of trust, dated as of October 1, 1923, duly executed, acknowledged and delivered by the Company to Harris Trust and Savings Bank, Chicago, Illinois, and Pacific-Southwest Trust & Savings Bank, Los Angeles, California, as Trustees, to which Indenture reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of said bonds and of the Trustees in respect to such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

          If default shall be made in the payment of any installment of interest on this bond or in the performance or observance of any of the covenants and agreements in said Indenture, then the principal of this bond may be declared and become due and payable as provided in said Indenture.

          This bond is transferable only on the books of the Company at the office of Harris Trust and Savings Bank, Trustee, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, by the registered owner or by his attorney duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds, of this issue, series and maturity will be issued to the transferee in lieu hereof, as provided in said Indenture.

          As provided in said Indenture, and upon the payment [*10*] of charges, this bond is exchangeable for a coupon bond or bonds of this issue, series and maturity and for an equal aggregate principal amount and bearing all unmatured coupons. Any coupon bond or bonds of this issue, series and maturity of the aggregate principal amount of $1,000, or some multiple thereof, with all unmatured coupons thereto appertaining, may in like manner be exchanged for a fully registered bond or bonds in the denomination of $1,000, $5,000 or $10,000 of this issue, series and maturity and in principal amount equal to the aggregate principal amount of such coupon bonds.

          This bond may, at the option of the Company, be redeemed on any interest date prior to its maturity, after notice by publication in the Borough of Manhattan, in the City and State of New York, and in the City of Chicago, Illinois, and in the City of Los Angeles, California, once a week for four successive weeks, by payment of the principal hereof and interest hereon to the date fixed for such redemption and a premium determined as follows: If redeemed prior to or during the calendar year 1933, five per centum (5%) of the principal hereof; and in each calendar year thereafter as hereinafter indicated, to wit: In 1934, four and one-half per centum (4-1/2%); in 1935, four per centum (4%); in 1936, three and one-half per centum (3-1/2%); in 1937, three per centum (3%); in 1938, two and one-half per centum (2-1/2%); in 1939, two per centum (2%); in

  1940, one and one-half per centum (1-1/2%); in 1941, one per centum (1%); in 1942, one-half per centum (1/2%); and in 1943 this bond may be redeemed at par and accrued interest to date of redemption; all in the manner and upon the conditions provided in said Indenture.

          No recourse shall be had for the payment of the principal or the interest of this bond, or any part thereof, or for or on account of the consideration therefor or for any claim based thereon, or otherwise in respect thereof or of said Indenture, against any past, present or future stockholder, officer or director of the Company, or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions or by virtue of any statute or constitution or by the enforcement of any assessment or penalty or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise, all such liability [*11*] being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly released.

          This bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of Harris Trust and Savings Bank, Trustee, or its successor in trust, endorsed hereon.

          IN WITNESS WHEREOF said Southern California Edison Company has caused this bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of the first day of October, 1923.

SOUTHERN CALIFORNIA EDISON COMPANY,
By
Vice President.
Attest:

Assistant Secretary.

Form of Trustee's certificate for all bonds.

(Form of Trustee's Certificate for Both Coupon and Fully Registered Bonds.)

      This is to certify that this is one of the bonds, of the series designated thereon, described and referred to in the Indenture within mentioned.

HARRIS TRUST AND SAVINGS BANK, Trustee.
By
Assistant Secretary.

All corporate acts to make Indenture valid performed.

and

        WHEREAS, all acts and things required by law and by the articles of incorporation and by-laws of the Company, including all action requisite on the part of its stockholders, directors and officers, necessary to make this Indenture a valid and binding mortgage and deed of trust for the security of said Debentures of 1919 and of all bonds which may be issued hereunder have been done and performed, and the execution and delivery of this Indenture have been in all respects duly authorized;

Granting and pledging clause.

        NOW, THEREFORE, in order to secure the payment of the principal and interest of all bonds of the Company at any time outstanding hereunder and of all said Debentures of 1919 outstanding at the date hereof, and to secure the [*12*] performance and observance of each and every the covenants, conditions and agreements herein contained, and for and in consideration of the premises and of the purchase and acceptance of such bonds, and of the sum of one dollar to the Company duly paid by the Trustees at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), Southern California Edison Company, hereby grants, bargains, sells, aliens, releases, conveys, assigns, transfers, warrants, mortgages and pledges unto the parties of the second part, and to their successor or successors in the trust hereby created, all the following (hereinafter sometimes called the "mortgaged and pledged property"), to wit:

General description of mortgaged property.

        All and singular the plants, properties, equipment and generating, transmission, feeding, storing and distributing systems, and facilities and utilities of the Company in the Counties of Los Angeles, San Bernardino, Riverside, Orange, Ventura, Santa Barbara, Kern, Tulare, Kings, Fresno and Madera, in the State of California, with all and singular the franchises, ordinances, grants, easements, permits, privileges, contracts, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended, or acquired in said counties, or elsewhere in said State or any other State or States; particularly including (without in anywise limiting or impairing, by specific enumeration in any of the following paragraphs, or elsewhere in this Indenture, the scope, intent or effect of the foregoing or of any general property description in this Indenture) all and singular the following described lands, tenements, hereditaments, premises, estates, rights, stocks, bonds and other securities and obligations and other interests and properties, real, personal and mixed, tangible and intangible, to wit:

[Note: Property Descriptions omitted.]

[*92*]

VIII.

PROPERTY HEREAFTER CONVEYED.

Property hereafter conveyed to Trustees.

[Note: Collateral supplemented by granting clauses in Sixth Supplemental Indenture, as follows: "NOW, THEREFORE, in order further to secure the payment of the principal and interest on all of the bonds of the Company at any time outstanding under the Original Indenture, as amended, including specifically, but without limitation, First and Refunding Mortgage Gold Bonds, Series [*SS13*] of 3-1/4s, Due 1964, of the aggregate principal amount of $30,000,000, all of said bonds having been heretofore issued and being now outstanding, and First and Refunding Mortgage Bonds, Series of 3s, Due 1965, of the aggregate principal amount of $108,000,000, to be presently issued and outstanding; and to secure the performance and observance of each and every the covenants and agreements in the Original Indenture, as amended, contained, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the Original Indenture or any of said supplemental indentures executed and delivered prior to the execution and delivery of this Sixth Supplemental Indenture in so far as by any provision of any said indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees, at or upon the unsealing and delivery of these presents (the receipt whereof is hereby acknowledged), the holders of all of the outstanding First and Refunding Mortgage Gold Bonds, Series of 3-1/4s, Due 1964, of the aggregate principal amount of $30,000,000, having assented thereto, the Company has executed and delivered this Sixth Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all the following:

        [*SS14*] All and singular the plants, properties, equipment and generating, transmission, feeding, storing and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Kern, Kings, Los Angeles, Madera, Merced, Orange, Riverside, San Bernardino, Santa Barbara, Stanislaus, Tulare and Ventura, in the State of California, Clark, in the State of Nevada, and Mohave, in the State of Arizona, or elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights, rights of way, permits, privileges, contracts, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere within or without said States; particularly including (without in anywise limiting or impairing the generality of the foregoing) all and singular the following described lands, tenements, hereditaments, premises, estates, rights, permits, licenses and other interests and properties, real, personal and mixed, tangible and intangible, to wit:

        All the right, title and interest of the Company in and to those certain interests and properties, real, personal and mixed, bargained, granted, sold, conveyed, transferred, assigned, and set over unto the Company, its successors and assigns, by, and described in, that certain Deed, Transfer, Bill of Sale, and Assignment from The City of Los Angeles and Department of Water and Power of The City of Los Angeles to the Company, dated August 23, 1939, which said Deed, Transfer, Bill of Sale, and Assignment is recorded [*SS15*] in Book 16,889 of Official Records of Los Angeles County, California, at page 277;

        TOGETHER with, to the extent permitted by law, all other properties, real, personal and mixed (except as herein expressly excepted), of every kind, nature and description, now or hereafter owned, held, possessed, acquired or enjoyed now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues and profits thereof; it being hereby intended and expressly agreed that all the business, franchises and properties, real, personal and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situate, now owned, held, possessed, acquired or enjoyed, and which may hereafter be in anywise owned, held, possessed, acquired or enjoyed by the Company or for the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Sixth Supplemental Indenture, as if said properties were particularly described herein;

        SAVING AND EXCEPTING, HOWEVER, anything contained herein or in the granting clauses of the Original Indenture, the Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, or the Fifth Supplemental Indenture, or elsewhere contained in the Original Indenture or said supplemental indentures, to the contrary notwithstanding, [*SS16*] from the property hereby or thereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): all bills, notes, warrants, customers' service and extension deposits, accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the Trustees with respect thereto under any of the provisions of the Original Indenture, as amended), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution or use in the ordinary conduct of its business—other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Original Indenture, as amended, or required by the provisions of the Original Indenture, as amended, so to be; provided, however, that if, upon the occurrence of a default under the Original Indenture, as amended, the Trustees, or any of them, or any receiver appointed under the Original Indenture, as amended, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such Trustee or such receiver may, to the extent permitted [*SS17*] by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors and assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property."]

        All property which at any time hereafter, by delivery, or by an indenture supplemental hereto, may be expressly conveyed, mortgaged or pledged to the Trustees hereunder by the Company or by a successor corporation, or by anyone in its behalf or with its written consent as and for additional security hereunder; the Trustees being hereby authorized at any and all times to receive any such conveyance, mortgage, pledge or delivery and to hold and apply any such property upon and subject to the terms and provisions of this Indenture.

General descriptions including after-acquired property.

        Together with all appurtenances of all the hereinbefore described properties, and all water rights, rights of way for ditches, pole lines, flumes, aqueducts, tunnels, reservoirs, reservoir embankments, penstocks and all other rights of way; all permits, rights, licenses, franchises, ordinances, [*93*] grants, privileges and easements; all dams, ditches, flumes, aqueducts, tunnels, conduits, subways, pipe lines, canals and their apparatus and appliances; all power houses, shops, barns, distributing stations, substations, transformer stations, switching stations, lightning arrester houses, mains, appliances, oil storage, wells, buildings, fixtures, structures, plants, works and other improvements; all electric distributing systems and other transmission or distributing lines and systems and railways; all boilers, engines, motors, cars, rolling stock, automobiles, pumps, generators, dynamos, transformers, regulators, exciters, switchboards, poles, wires, insulators, cross-arms, meters, pipes, water-wheels, governors, buckets, gates and other apparatus, machinery, appliances, tools, furniture, supplies, facilities and utilities and other personal property; all tolls, revenues, earnings, income, rents, issues and profits thereof; all the estate, rights, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company of, in and to the properties, interests and rights in this Indenture described and every part and parcel thereof; all rights and contracts to sell or furnish electric light and power, or other commodity; all business and good will; all rights, franchises and consents to construct, operate and maintain lines, mains, wires, subways, pipes, tracks, conduits, railways and other facilities, utilities or properties for conveying gas, water, steam, electricity or other commodity or utility for power, heating and lighting purposes, or for operating railways or for any other purpose or purposes, through, under and over public streets, public highways, or public places; all franchises, ordinances, privileges, permits, licenses, agreements, contracts, rights, easements, rights of way, leases and leasehold interests, grants, privileges and immunities; and all other property, real, personal and mixed, of every kind, nature and description now or hereafter owned, held, possessed, acquired or enjoyed by, or in any manner conferred [*94*] upon, or appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues and profits thereof; it being hereby intended and expressly agreed that all the business, franchises and properties, real, personal and mixed, of every kind and nature whatsoever and wherever situate, now owned, held, possessed, acquired or enjoyed and which may hereafter be in anywise owned, held, possessed, acquired or enjoyed by the Company or for the Company, shall be as fully embraced within the provisions hereof and subject to the lien hereby created as if said properties were particularly described herein and specifically mortgaged, pledged, conveyed, transferred and assigned hereby.

Colorado River development not included herein.

[Note: Property expressly excepted hereby relating to Boulder Dam was brought under lien of Indenture by Fifth Supplemental Indenture, which stated as follows: "WHEREAS, the United States has entered into a contract of date April 26, 1930, as amended by supplemental contracts dated May 28, 1930, and September 23, 1931, and as supplemented by agreement July 6, 1938, with The City of Los Angeles, a municipal corporation, and its Department of Water and Power, and the Company, severally, for the lease and for the operation and maintenance by the Company of a government-built power plant constructed at Boulder Dam, in the County of Mohave, State of Arizona, together with the right to generate electric energy; and

        WHEREAS, The United States of America has entered into a contract with the Company, dated October 14, 1938, for the purchase of certain energy to be generated at the said government-built power plant constructed at said Boulder Dam, in the County of Mohave, State of Arizona, said agreement covering the period prior to the time the Company is obligated or required to take energy under the contract of April 26, 1930, as amended; and

        WHEREAS, the Company now owns certain properties comprising the Company's transmission line and facilities between Boulder Dam, Nevada, and Chino, California, which by the express provisions of said Original Indenture were excepted from the property thereby mortgaged but which by said Second Supplemental Indenture the Company expressly covenanted that it would subject to the lien of said Original Indenture and said Supplemental Indenture; and the Company also now owns certain real and personal properties not specifically described in said Original Indenture or any of said Supplemental Indentures but which by virtue of the after-acquired property clause or other clauses of said Original Indenture are mortgaged and pledged thereunder and are now subject to the lien and effect thereof; and the Company now desires in this Fifth Supplemental Indenture to convey to the Trustees the aforesaid transmission line and facilities and, by way of further assurance, all of said real and personal properties."]

        EXPRESSLY EXCEPTING, however, from the property of the Company hereby mortgaged, all right, title, interest and estate, which the Company now owns, or may hereafter acquire, under and by virtue of its several applications filed with the Federal Power Commission for preliminary permits and licenses for power development upon the Colorado River, and its several applications filed with, and now pending before, the State Water Commissioner of Arizona and the State Engineer of Nevada, for permits to appropriate and use the waters of the Colorado River for the generation of electric power, and all rights, rights of way, easements, or other servitudes, which the Company now owns, or may hereafter acquire, in connection with any power development on the said Colorado River, and any and all power houses, dams, tunnels, and generating equipment which the Company may construct or acquire and own and operate for the purpose of generating electric power by use of the waters of the Colorado River; provided, however, that any of such property may hereafter, at the election of the Company, by an Indenture supplemental hereto, be conveyed and mortgaged to the Trustees hereunder subject to the terms and conditions of [*95*] this Indenture and thereby become a part of the mortgaged property.

        SUBJECT, NEVERTHELESS, as to the properties respectively embraced therein or subject thereto, to the lien of:

Underlying mortgages.

          (a)   A Mortgage or Deed of Trust, dated July 1, 1917, and executed by Southern California Edison Company to Harris Trust and Savings Bank and Los Angeles Trust & Savings Bank, Trustees, recorded in the office of the County Recorder of Los Angeles County, California, in Book 6540 of Deeds, page 1, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated February 1, 1919, from Southern California Edison Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 6760 of Deeds, page 135, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated June 25, 1920, from Southern California Edison Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 7445 of Deeds, page 4, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated October 10, 1922, from Southern California Edison Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 1683 of Official Records, page 151, and in the offices of the County Recorders of divers other counties;

          Under said Mortgage or Deed of Trust there are outstanding at the date of this Indenture $54,144,000, par value of bonds, dated as of July 1, 1917, due February 1, 1944.

          (b)   A Mortgage or Deed of Trust, dated November 1, 1909, executed by Southern California Edison Company to Harris Trust and Savings Bank and Los Angeles Trust & Savings Bank, Trustees, recorded in the office of the County Recorder of Los Angeles County, California, in Book 3998 of Trust Deeds, page 66, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated August 31, 1910, from Southern California Edison [*96*] Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 4287 of Deeds, page 218, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated July 25, 1913, from Southern California Edison Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 5540 of Deeds, page 292, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated June 25, 1920, from Southern California Edison Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 7445 of Deeds, page 4, and in the offices of the County Recorders of divers other counties; also a supplement to said Mortgage or Deed of Trust, dated October 10, 1922, from Southern California Edison Company to the same trustees, and recorded in the office of the County Recorder of Los Angeles County, California, in Book 1683 of Official Records, page 151, and in the offices of the County Recorders of divers other counties;

          Under said Mortgage or Deed of Trust there are outstanding at the date of this Indenture $13,360,000 par value of bonds, dated November 1, 1909, due November 1, 1939.

          (c)   A Mortgage or Deed of Trust, dated December 1, 1901, executed by the Mentone Power Company to Union Trust Company of San Francisco, as Trustee, recorded in the office of the County Recorder of San Bernardino County, California, in Book 315, page 148 of Deeds.

          Under said Mortgage or Deed of Trust there are outstanding at the date of this Indenture $37,000 par value of bonds, dated December 1, 1901, due December 1, 1931.

          (d)   A Mortgage or Deed of Trust, dated September 1, 1902, executed by Pacific Light & Power Company to Union Trust Company of San Francisco, as Trustee, recorded in the office of the County Recorder of Los Angeles County, California, in Book 1649 of Trust Deeds, page 26, and in the offices of the County Recorders of divers other counties.

          Under said Mortgage or Deed of Trust there are outstanding in the hands of the public at the date of this [*97*] Indenture, $6,370,000 par value of bonds, dated July 1, 1902, due July 1, 1942.

          (e)   A Mortgage or Deed of Trust, dated November 20, 1911, executed by Pacific Light & Power Corporation to United States Mortgage and Trust Company of New York, Trustee, recorded in the office of the County Recorder of Los Angeles County, California, in Book 2935 of Mortgages, page 1, and in the offices of the County Recorders of divers other counties.

          Under said Mortgage or Deed of Trust there have been issued at the date of this Indenture a total of $14,258,000 par value of bonds, dated September 1, 1911, and due September 1, 1951, of which amount $6,073,000 principal amount are at the date of this Indenture outstanding in the hands of the public, and $2,594,000 principal amount are deposited and pledged by the Company under its Trust Indentures, dated November 1, 1909 and July 1, 1917, hereinbefore described, and $5,591,000 principal amount have been acquired by, or in the interest of, the Company, and are held alive in the sinking fund provided for in said Mortgage or Deed of Trust.

          (f)    A Mortgage or Deed of Trust dated November 1, 1906, from Ventura County Power Company to Title Insurance & Trust Company, Los Angeles, as Trustee, recorded in the office of the Recorder of Ventura County, California, in Book 55, Page 13, of Mortgages.

          Under said Mortgage or Deed of Trust there are outstanding at the date of this Indenture $362,000 par value of bonds, dated November 1, 1906, due November 1, 1936.

          (g)   A Mortgage or Deed of Trust dated October 1, 1909, from Mt. Whitney Power & Electric Company to Bankers Trust Company, New York, as Trustee, recorded in the office of the Recorder of Tulare County, California, in Book 86, page 86 of Mortgages, and also in the offices of the Recorders of Kings and Kern Counties, California.

          Under said Mortgage or Deed of Trust there are outstanding at the date of this Indenture, $3,338,000 par value of bonds, dated October 1, 1909, due October 1, 1939.

          (h)   A Mortgage or Deed of Trust dated July 1, 1916, from Santa Barbara Gas & Electric Company to Los Angeles Trust & Savings Bank, Trustee, recorded in [*98*] the office of the Recorder of Santa Barbara County, California, in Book 79, page 333 of Mortgages.

          Under said Mortgage or Deed of Trust there are outstanding at the date of this Indenture, $730,700 par value of bonds, dated July 1, 1916, of which amount $10,000 par value are due on July 1st of each year from 1924 to 1940 inclusive, making a total of $170,000, and $560,700 are due July 1, 1941.

Habendum.

        TO HAVE AND TO HOLD all and singular the mortgaged and pledged property unto the Trustees and their successor or successors in the trust hereby created, forever;

Declaration of trust.

        BUT IN TRUST NEVERTHELESS for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued hereunder,

without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as hereinafter otherwise expressly provided, and of all holders of the Debentures of 1919 outstanding at the date hereof and the coupons appertaining thereto, and to secure the payment of the Debentures of 1919 in accordance with the terms and provisions of the Indenture securing the same, and to secure the payment of the bonds issued hereunder and the performance of and compliance with the covenants and conditions of this Indenture, and under and subject to the provisions and conditions and for the uses hereinafter set forth; it being hereby agreed as follows, to wit:

ARTICLE I. DESIGNATION, FORM, DENOMINATIONS, EXECUTION,
AUTHENTICATION AND REGISTRATION OF BONDS.

SECTION 1. Bonds to be payable in gold coin.

[Note: Modified by Part V, Sixth Supplemental Indenture, as follows: "Notwithstanding anything to the contrary contained in the Original Indenture, or in any indentures supplemental thereto which have been heretofore executed and delivered, or in this Sixth Supplemental Indenture, the principal of and interest on all bonds which may at any time hereafter be outstanding under the Original Indenture, as amended, shall be payable solely in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; and, in the discretion of the Board of Directors of the Company, the word "gold" may be omitted from the designation or title of any such bonds issued subsequent to the execution and delivery of this Sixth Supplemental Indenture."]

        SECTION 1. The bonds to be issued hereunder, except as hereinafter otherwise provided, shall be payable in United States gold coin of or equal to the standard of weight and [*99*] fineness existing on October 1, 1923, and shall be designated as the Company's "Refunding Mortgage Gold Bonds." They shall be issued in series from time to time as the Board of Directors of the Company shall determine.

Bonds issuable in series.

Each series of bonds shall be distinguished from every other series by some appropriate designation on the face thereof.

Details as to initial series.

The initial series to be issued hereunder shall bear the designation "Series of 6's, Due 1943," and shall be dated as of October 1, 1923, shall mature October 1, 1943, and shall bear interest at the rate of six per centum (6%) per annum payable semi-annually on the first day of April and the first day of October, in each year, and such bonds may be either coupon bonds or fully registered bonds, and they and the interest coupons to be attached to the coupon bonds and the certificate of the Harris Trust and Savings Bank, Trustee, for the authentication of all bonds shall be substantially in the respective forms hereinbefore set forth.

SECTION 2. Denominations and numbering of bonds, etc.

[Note: First clause of first sentence amended by Part III, Section A(1), Twenty-Fourth Supplemental Indenture.]

        SECTION 2. [The coupon bonds to be issued hereunder shall be in such denomination or denominations as may from time to time be specified in the resolutions of the Board of Directors of the Company authorizing such bonds]; fully registered bonds of Series of 6's, Due 1943, shall be in the denominations of $1,000, $5,000 and $10,000; fully registered bonds of any other series may be in such denomination or denominations as may from time to time be specified in the resolution of the Board of Directors of the Company authorizing the same. Of coupon bonds of Series of 6's, Due 1943, those in the denomination of $1,000 shall be numbered from M-1 upward, and those in the denomination of $500 shall be numbered from D-1 upward, and those in the denomination of $100 shall be numbered from C-1 upward. Of fully registered bonds of Series of 6's, Due 1943, those in the denomination of $1,000 shall be numbered from RM-1 upward, and those in the denomination of $5,000 shall be numbered from RV-1 upward, and those in the denomination of $10,000 shall be numbered from RX-1 upward. Any other [*100*] and further bonds (whether fully registered bonds or coupon bonds) which may be authenticated under this Indenture shall be numbered in such manner as may be determined by the Company and approved by the Harris Trust and Savings Bank, Trustee.

Additional provisions to comply with stock exchange rules.

Any bond may bear such additional letter or letters and other designation and may contain therein or have imprinted thereon such provisions as may be required to comply with the rules of any brokers' board or exchange or with the order of any governmental body having jurisdiction in the premises or to conform to usage.

SECTION 3. Signing and sealing of bonds.

[Note: Amended by Part III, Section A(2), Twenty-Fourth Supplemental Indenture.]

        [SECTION 3. All bonds to be secured hereby shall be signed by the President, or one of the Vice Presidents, of the Company, and the corporate seal of the Company shall be thereto affixed and attested by its Secretary, or one of its Assistant Secretaries. The signatures of any of such officers on any of such bonds may be facsimile. In case any officer who shall sign or seal, or whose facsimile signature shall have been used on, any bond shall cease to be such officer before the bond so signed or sealed, or which bears such facsimile signature, shall have been actually authenticated and delivered by the Harris Trust and Savings Bank, Trustee, such bond may, nevertheless, be issued, authenticated and delivered as though such person had not ceased to be an officer of the Company. Any bond to be secured hereby may be signed or sealed by, or may bear the facsimile signature of, the person who may be the proper officer of the Company at the time of such signing, sealing or impressing of facsimile signature, although such person may not have been such officer at the date of such bond.]

SECTION 4. Authentication of coupons.

        SECTION 4. The coupons to be attached to coupon bonds shall be authenticated by the facsimile signature of the present Treasurer or any future Treasurer of the Company, it being intended that the Company may adopt and use for that purpose the facsimile signature of any such Treasurer notwithstanding that he may have ceased to be the Treasurer of the Company at the time when said bonds shall be authenticated and delivered.

[*101*]

SECTION 5. Trustee to authenticate and deliver bonds only as provided in this Indenture.

        SECTION 5. All bonds, when executed by the Company, shall be delivered to the Harris Trust and Savings Bank, Trustee, to be authenticated by it, and the Harris Trust and Savings Bank, Trustee, shall authenticate and deliver the same only as provided in this Indenture.

Only bonds which bear trustee's certificate are entitled to benefit of Indenture.

Only such bonds as shall bear thereon the certificate of the Harris Trust and Savings Bank, Trustee, duly signed, shall be secured by this Indenture or entitled to any lien or benefit hereunder, and such certificate of the Harris Trust and Savings Bank, Trustee, upon any such bond executed on behalf of the

Company shall be conclusive evidence that the bond so authenticated has been duly issued hereunder and is entitled to the benefits of the trust hereby created.

SECTION 6. Coupon bonds of one denomination exchangeable for coupon bonds of other denominations.

[Note: Amended by Part III, Section A(3), Twenty-Fourth Supplemental Indenture.]

        [SECTION 6. The holder of any coupon bond or bonds of any series outstanding hereunder shall have the right to exchange the same for a like principal amount of coupon bonds hereby secured of any other authorized denomination or denominations, but of the same issue, series and maturity as the bonds presented for exchange, and upon surrender of any such outstanding bonds to the Harris Trust and Savings Bank, Trustee, with all unmatured coupons thereto appertaining, the Company shall execute, and the Harris Trust and Savings Bank, Trustee, shall authenticate and deliver, new coupon bonds hereby secured for the same aggregate principal amount and of the same issue, series and maturity, with all unmatured coupons thereto appertaining.]

SECTION 7. Company to keep books for registration of bonds.

        SECTION 7. The Company shall keep at such place or places of registration as may be specified in the bonds from time to time issued hereunder books for the registry and transfer, as in this Indenture and in bonds issued hereunder provided, of bonds issued hereunder. Such books shall, in addition to the name of the owner of each registered bond (with or without coupons), show the address of such owner.

[*102*]

SECTION 8. Registration of coupon bonds.

        SECTION 8. All coupon bonds hereby secured shall be negotiable and pass by delivery unless registered in the name of the owner thereof on the books of the Company at the office of the Harris Trust and Savings Bank, Trustee, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, or at such other place of registration as may be specified in said bonds. Such registration shall be noted on said bonds in such form or forms as shall from time to time be determined by the Harris Trust and Savings Bank, Trustee. After such registration no transfer shall be valid unless made on said books by the registered owner in person, or by his duly authorized attorney, and similarly noted on the bond. Upon presentation at any such place of registration of any such coupon bond so registered, accompanied by a written instrument of transfer, in form approved by the Harris Trust and Savings Bank, Trustee, executed by the registered owner, such bond shall be transferred upon such books. The registered owner of any such coupon bond so registered shall have the right to cause the same to be discharged from registry by transfer to bearer, in which case transferability by delivery shall be restored, and thereafter the principal of such bond, when due, shall be payable to the person presenting the bond. Any such bond registered as payable to bearer may be registered again in the name of the owner with the same effect as a first registration thereof. Successive registrations and transfers as aforesaid may be made from time to time as desired.

Registration of coupon bonds not to affect negotiability of coupons.

Registration of any coupon bond, however, shall not affect the negotiability of the coupons appertaining to such bond, but title to every such coupon shall continue to pass by delivery and it shall remain payable to bearer.

Registered owner of bonds to be deemed absolute owner thereof.

As to any coupon bonds so registered, and as to fully registered bonds, the person in whose name the same shall be registered shall, for [*103*] all purposes of this Indenture, be deemed and regarded as the absolute owner thereof, and payment of or on account of the principal of such bonds, shall be made only to or upon the order of the registered owner thereof. All such payments so made shall be valid and effectual to satisfy and discharge the liability upon such bonds to the extent of the sum or sums so paid.

Bearer of bond not registered and of coupons to be deemed owner thereof.

The bearer of any coupon bond hereby secured which shall not at the time be registered as hereinbefore authorized, and the holder of any coupon for interest on any such bond, whether such bond shall be registered or not, shall for all purposes of this Indenture, be deemed and regarded as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof, and for all other purposes, and neither the Company nor the Trustees or either of them, shall be affected by any notice to the contrary.

SECTION 9. Coupon bonds exchangeable for registered bonds.

[Note: First sentence deleted by Part IV, Section A, Sixth Supplemental Indenture.]

        SECTION 9. [First sentence deleted.] Whenever any coupon bond or bonds of the same issue, series and maturity, of the aggregate principal amount of $1,000, or some multiple thereof, with all unmatured coupons thereunto appertaining, shall be surrendered for exchange for a fully registered bond, the Company shall supply and execute, and the Harris Trust and Savings Bank, Trustee, shall authenticate, and in exchange for such coupon bond or bonds shall deliver, a fully registered bond or bonds of the same issue, series and maturity as, and in principal amount equal to the aggregate principal amount of, the surrendered bond or bonds, and wherein interest shall be stated to accrue from the date of maturity of the last installment of interest matured in respect of such coupon bond or bonds. The Harris Trust and Savings Bank, Trustee, shall endorse upon each such fully registered bond the number or numbers of the coupon bonds surrendered in exchange therefor, and shall preserve [*104*] such coupon bonds intact, and may in its discretion cause the same to be registered in its name.

Registered bonds exchangeable for coupon bonds.

        Whenever any fully registered bond, accompanied by a written instrument of transfer, in form approved by the Harris Trust and Savings Bank, Trustee, shall be surrendered for exchange for coupon bonds, the Harris Trust and Savings Bank, Trustee, in exchange for such fully registered bond shall deliver the coupon bonds the numbers whereof are revealed by endorsement appearing on such fully registered bond, with all coupons appertaining thereto and evidencing interest unpaid in respect of the indebtedness evidenced thereby.

Registered bonds transferable only on books of Company—new registered bond to issue to transferee.

        A fully registered bond is transferable only on the books of the Company at the office of Harris Trust and Savings Bank, Trustee, Chicago, Illinois, or at the office or agency of the Company in the Borough of Manhattan, City of New York, or at such other place of registration as may be specified in said bonds, by the registered owner in person or by his duly authorized attorney on surrender of said bond properly endorsed. Upon such surrender the Company shall supply and execute and the Harris Trust and Savings Bank, Trustee, shall authenticate and deliver to the transferee a new fully registered bond or bonds in the name of such transferee and having endorsed thereon the same coupon bond number or numbers as were endorsed on, and of the same issue, series and maturity as, the surrendered bond and for a like aggregate principal amount.

Interest upon fully registered bonds paid by check.

        The Harris Trust and Savings Bank, Trustee, upon being furnished with funds sufficient for the payment of interest accruing on any interest payment day upon all fully registered bonds outstanding hereunder, shall mail checks for such interest as and when the same becomes due and payable upon their respective bonds, to all owners of fully registered bonds, directed to their last address as shown on the books of registration in respect of such bonds.

[*105*]

SECTION 10. Charges upon exchange or transfer of bonds.

        SECTION 10. For any exchange of bonds for bonds of another denomination, or of coupon bonds for fully registered bonds, or of fully registered bonds for coupon bonds, for any registration of coupon bonds, and for any transfer of registered bonds with or without coupons, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or governmental charge, and in addition (except in the case of the registration or transfer after registration of coupon bonds) a further sum not exceeding the cost of the preparation of each new bond, if any, issued upon such transfer or exchange and the charges of the Harris Trust and Savings Bank, Trustee, and of the Bond Registrar. In every case of such transfer or exchange (except in the case of coupon bonds surrendered in exchange for fully registered bonds), the Harris Trust and Savings Bank, Trustee, forthwith shall cancel the surrendered bond or bonds and coupons, and upon demand shall deliver the same to the Treasurer of the Company or upon his written order.

SECTION 11. Variations in form of bonds of different series.

[Note: Clause (3) amended by Part III, Section A(4), Twenty-Fourth Supplemental Indenture.]

        SECTION 11. The bonds of any series which may be issued hereunder, other than Series of 6's, Due 1943, shall be in substantially the same form as the bonds of Series of 6's, Due 1943, subject to such variations, additions, substitutions and omissions as are required or permitted by this Indenture. The bonds of any such other series may (1) be dated as of such date, (2) bear such rate of interest payable at such times, [(3) mature at such time (and in the case of bonds of serial maturities at such times), not more than forty years from their date,] (4) be payable and subject to registration and transfer at such place or places, (5) contain such provisions as to payment of, or payment without deduction for, or reimbursement for, ally tax or taxes, (6) contain such provisions for a sinking fund and exchange for or conversion into shares of stock or other securities, (7) be redeemable upon such terms, and (8) contain such other provisions, not inconsistent [*106*] with the terms of this Indenture, as may be specified in such bonds and in the resolution of the Board of Directors and in the Supplemental Indenture, if any, providing for the issuance of such series. All bonds of any one series shall be identical in all respects, except that in the case of bonds with serial maturities, they may differ as to time of maturity and redemption price. Any series of bonds may comprise both fully registered and coupon bonds.

Bonds to be printed in English language but may also be printed in foreign languages.

All bonds and the coupons appertaining thereto shall be printed in the English language, and any such bonds may also, at the election of the Company, be printed in one or more foreign languages, but in the case of every bond so printed the English text shall govern in the construction thereof, and both or all texts shall constitute a single obligation.

SECTION 12. Deleted

[Note: Section 12 deleted by Part IV, Section B, Sixth Supplemental Indenture.]

[*107*]

SECTION 13. No series to have preference over any other except as to special sinking fund.

        SECTION 13. No series of bonds issued hereunder shall have any preference as to the security afforded by this Indenture over any other series of bonds issued or to be issued hereunder and no bond of any series shall have any such preference over any other bond of the same or any other series; provided, however, that the Company may at any time establish a sinking fund or sinking funds for the exclusive benefit of any particular series (one or more) of such bonds, and the holders of any bonds other than those for whose exclusive [*108*] benefit any such sinking fund or sinking funds shall have been so established shall have no interest therein or benefit therefrom whether upon default under the provisions of this Indenture or otherwise.

SECTION 14. Procedure for creation of new series.

        SECTION 14. Whenever the Company shall determine to create a new series of bonds secured by this Indenture, it shall file with the Harris Trust and Savings Bank, Trustee, a copy of a resolution duly adopted by its Board of Directors and certified by its Secretary or one of its Assistant Secretaries, and under its corporate seal, describing such series, and the Company may, and if requested by the Harris Trust and Savings Bank, Trustee, shall, execute, acknowledge and deliver a Supplemental Indenture likewise describing such series and containing such other provisions as may be necessary or appropriate in the premises, and thereafter bonds of such series may be issued from time to time in accordance with the provisions of this Indenture and any such Supplemental Indenture. Whenever the Company shall be entitled under any provision of this Indenture to issue additional bonds, it may issue bonds of any one or more series then or theretofore created.

SECTION 15. Temporary bonds.

        SECTION 15. Pending the preparation of any definitive bonds to be issued under and secured by this Indenture, the Company may execute and deliver temporary printed or typewritten bonds without any, or with one or more, interest coupons, substantially of the tenor of the definitive bonds, of any denomination. Any such temporary bonds shall be authenticated by the Harris Trust and Savings Bank, Trustee, in the same manner as the definitive bonds and such authentication shall constitute conclusive evidence that the temporary bonds so authenticated have been duly issued under this Indenture and that the holders thereof are entitled to the benefits of the trust hereby created. Such temporary bonds issued and authenticated as [*109*] aforesaid shall be exchangeable, without expense to the holder, for definitive bonds to be issued under and secured by this Indenture, and upon any such exchange such temporary bonds shall be forthwith canceled by the Harris Trust and Savings Bank, Trustee, and delivered to the Treasurer of the Company or upon his written order. Any such temporary bonds may also be exchanged for other temporary bonds of different denominations of the same issue, series and maturity and for the same aggregate principal amount. Without unnecessary delay the Company will execute and will furnish such definitive bonds to be exchanged for such temporary bonds.

SECTION 16. Mutilated, lost or destroyed bonds.

        SECTION 16. In case any of the bonds or coupons issued hereunder shall, prior to the payment thereof, become mutilated or be lost or destroyed, new bonds or coupons of like tenor and date may, in the discretion of the Company and the Harris Trust and Savings Bank, Trustee, be executed, authenticated and delivered in exchange or substitution therefor. All mutilated bonds or coupons presented for exchange or substitution shall be surrendered to and canceled by the Harris Trust and

Savings Bank, Trustee. In case of the loss or destruction of any of said bonds or coupons, the applicant for a substituted bond or coupon shall furnish to the Company and to the Harris Trust and Savings Bank, Trustee, evidence of the loss or destruction of such bond or coupon satisfactory to the Company and to the Harris Trust and Savings Bank, Trustee; and shall also furnish indemnity satisfactory to the Company and to the Harris Trust and Savings Bank, Trustee. Any such applicant shall pay to said Trustee for the account of the Company the cost of printing or engraving such substituted bond or coupon and in addition thereto the reasonable charges of said Trustee for its services in connection with the issuance thereof.

SECTION 17. Change of designation of bonds.

        SECTION 17. Whenever, in the opinion of counsel approved [*110*] by the Harris Trust and Savings Bank, Trustee, the lien created by this Indenture upon the trust property shall have so changed that the bonds issued hereunder may be more appropriately designated and described by some title other than "Refunding Mortgage Gold Bonds," then and in that event, at the option of the Company expressed in a resolution adopted by its Board of Directors, a certified copy whereof shall be filed with the Harris Trust and Savings Bank, Trustee, all bonds thereafter authenticated by the Harris Trust and Savings Bank, Trustee, under the provisions of this Indenture may be designated by some new title approved by such counsel, but in the event of the exercise of such option by the Company the holder of any bond theretofore authenticated by the Harris Trust and Savings Bank, Trustee, hereunder shall be entitled, without charge, upon surrender to the Harris Trust and Savings Bank, Trustee, of such previously authenticated bond, to receive in lieu thereof a new bond (which shall be duly executed by the Company and authenticated by the Harris Trust and Savings Bank, Trustee) designated by the new title but otherwise in all respects of the same tenor as the surrendered bond, and any such new bond so authenticated shall, as to the security afforded by this Indenture, stand in the same position as the bond in exchange for which it was so issued. Any such surrendered bond as well as any such new bond shall be accompanied by all unmatured interest coupons thereto appertaining. All bonds and coupons so surrendered shall be forthwith canceled and delivered to the Treasurer of the Company or upon his written order. Any new title which may have been so adopted for the bonds hereby secured may from time to time, in like manner and upon similar conditions, again be changed.

[*111*]

 ARTICLE TWO. ISSUANCE OF BONDS.

SECTION 1. Amount of authorized bonded indebtedness at date of this Indenture.

        SECTION 1. At the date of this Indenture the amount of the authorized bonded indebtedness of the Company which may be represented by bonds issuable under this Indenture is Two Hundred and Fifty Million Dollars ($250,000,000).

Increase of authorized bonded indebtedness.

Whenever the Company shall in accordance with law authorize any increase of its bonded indebtedness and shall desire to provide for the issuance of bonds hereunder to represent such increase of its authorized bonded indebtedness, the Company shall present to the Harris Trust and Savings Bank, Trustee, a certificate signed by its President or by one of its Vice Presidents and its Secretary or one of its Assistant Secretaries, and under its corporate seal, accompanied by an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, stating that the authorized bonded indebtedness of the Company has been so increased in accordance with law, and thereupon the aggregate principal amount of bonds which may be issued and outstanding hereunder shall be correspondingly increased; and the Company shall also execute and deliver to the Trustees hereunder such Supplemental Indenture as the Harris Trust and Savings Bank, Trustee, may reasonably require, which Supplemental Indenture shall set forth the increase in the aggregate principal amount of bonds which may be issued and outstanding under this Indenture.

SECTION 2. $9,844,000 bonds to be issued forthwith.

        SECTION 2. Upon the execution and delivery of this Indenture the Company shall execute and deliver to the Harris Trust and Savings Bank, Trustee, Nine Million, Eight Hundred Forty-four Thousand Dollars ($9,844,000) principal amount of bonds of the Series of 6's, Due 1943, and the Harris Trust and Savings Bank, Trustee, shall thereupon [*112*] authenticate and deliver the same to the Company upon receipt of:

          I.     The written order of the Company, signed by its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal;

          II.    A copy of a resolution of the Board of Directors of the Company, certified by its Secretary or one of its Assistant Secretaries under its corporate seal, authorizing such order and specifying the denominations and numbers of the bonds requested to be delivered;

          III.  A certified copy of an authorizing order or certificate of consent or approval of the Railroad Commission of California relative to the making of this Indenture and the issuance of such bonds;

          IV.   Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization or issuance of such bonds, or the authorization or making of this Indenture, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such recording or other fees or charges or taxes are required by law.

SECTION 3. Bonds shall be reserved to acquire or retire underlying bonds, etc.

[Note: Modified by Article Three, Section 9, Fourth Supplemental Indenture, as follows: "That the Company will not issue, after August 31, 1935, any bonds under the provisions of Section 3 and/or Section 12 of Article Two of said Original Indenture against underlying bonds and bonds previously issued under said Original Indenture retired prior to September 1, 1935, and not theretofore used as the basis of the issuance of bonds under said Original Indenture except to the extent of bonds in the principal amount of $700,000."]

[Note: Subsection VII amended by Article 3, Section 5, Fourth Supplemental Indenture.]

        SECTION 3. Out of the total amount of bonds at any time issuable hereunder there shall be reserved to be issued from time to time on account of the acquisition or retirement of the following described debentures, bonds and other evidences of indebtedness, an amount of bonds (hereinafter called "reserved bonds"), of a principal amount equal to the principal amount of such debentures, bonds and other evidences of indebtedness at the time outstanding:

Schedule of underlying bonds.

          (a)   $4,884,000 principal amount of Southern California Edison Company Seven Per Cent Gold Debenture Bonds secured by Indenture between Southern California Edison Company and Bankers Trust Company, of New York, as Trustee, dated January 15, 1919, being the amount outstanding in the hands of the public as of the date of this Indenture;

          (b)   $6,073,000 principal amount of Pacific Light & Power Corporation First and Refunding Mortgage Five [*113*] Per Cent Sinking Fund Gold Bonds, secured by deed of trust made by Pacific Light & Power Corporation to the United States Mortgage and Trust Company, New York,

  Trustee, dated November 20, 1911, being the amount outstanding in the hands of the public as of the date of this Indenture;

          (c)   $6,370,000 principal amount of Pacific Light and Power Company First Mortgage Five Per Cent Gold Bonds, secured by deed of trust made by Pacific Light and Power Company to Union Trust Company, San Francisco, Trustee, dated September 1, 1902, being the amount outstanding in the hands of the public as of the date of this Indenture;

          (d)   $37,000 principal amount of Mentone Power Company First Mortgage Five Per Cent Gold Bonds, secured by deed of trust made by Mentone Power Company to Union Trust Company, San Francisco, Trustee, dated December 1, 1901, being the amount outstanding in the hands of the public as of the date of this Indenture;

          (e)   $3,338,000 principal amount of Mt. Whitney Power & Electric Company First Mortgage Six Per Cent Sinking Fund Gold Bonds secured by deed of trust made by Mt. Whitney Power & Electric Company to Bankers Trust Company, New York, Trustee, dated October 1, 1909, being the amount outstanding in the hands of the public as of the date of this Indenture.

          (f)    $362,000 principal amount of Ventura County Power Company Sinking Fund Thirty-Year Six Per Cent Bonds, secured by deed of trust made by Ventura County Power Company to Title Insurance & Trust Company, Los Angeles, Trustee, dated November 1, 1906, being the amount outstanding in the hands of the public as of the date of this Indenture.

          (g)   $13,360,000 principal amount of Southern California Edison Company General Mortgage Five Per Cent Thirty-Year Gold Bonds, secured by Trust Indenture made by Southern California Edison Company to Harris Trust and Savings Bank, Chicago, and Los Angeles Trust & Savings Bank, Los Angeles, Trustees, dated November 1, 1909, being the amount outstanding in the hands of the public as of the date of this Indenture;

[*114*]

          (h)   $54,144,000 principal amount of Southern California Edison Company General and Refunding Mortgage Gold Bonds secured by Trust Indenture made by Southern California Edison Company to Harris Trust and Savings Bank, Chicago, and Los Angeles Trust & Savings Bank, Los Angeles, Trustees, dated July 1, 1917, being the amount outstanding in the hands of the public as of the date of this Indenture.

          (i)    $730,700 principal amount of Santa Barbara Gas & Electric Company First Mortgage Serial Sinking Fund Gold Bonds secured by deed of trust made by Santa Barbara Gas & Electric Company to Los Angeles Trust & Savings Bank, Trustee, dated July 1, 1916, being the amount outstanding in the hands of the public as of the date of this Indenture.

          (j)    $13,000 principal amount of Edison Electric Company of Los Angeles, California, First Mortgage Five Per Cent 30 Year Gold Bonds due September 1, 1929, being the amount outstanding in the hands of the public as of the date of this Indenture.

          (k)   $11,000 principal amount of Edison Electric Company of Los Angeles, California, 30 Year Gold Bonds, due November 1, 1927, being the amount outstanding in the hands of the public as of the date of this Indenture.

          (l)    The principal amount of any bonds or other evidences of indebtedness secured by mortgage lien upon any property of a subsidiary corporation as hereinafter defined existing upon the date when such corporation shall become a subsidiary corporation, or upon any property hereafter acquired by the Company or any of its subsidiary corporations, whenever bonds are required to be reserved hereunder to purchase or retire the same as provided in Sections 8 and 10 of this Article Two.

        The bonds and other evidences of indebtedness scheduled above in subparagraphs (b) to (l), inclusive are hereinafter sometimes referred to as "underlying bonds" and the mortgages or instruments of trust securing the same, respectively, are hereinafter sometimes referred to as "underlying mortgages."

Reserved bonds not used may be trusted as residue bonds.

        Any bonds reserved for issue under the provision of this [*115*] Section 3 for the purpose of acquiring or paying underlying bonds and Debentures of 1919 and not required for such purpose on account of the payment or cancellation of any such underlying bonds and Debentures of 1919 by other means than the issue of bonds under this Indenture, as evidenced by the certificate of the President or one of the Vice Presidents, and the Secretary or one of the Assistant Secretaries of the Company, may be withdrawn from reservation and may be treated as residue bonds as hereinafter defined.

Procedure for authentication of reserved bonds against Debentures of 1919 and underlying bonds.

        Reserved bonds which shall from time to time be executed by the Company and delivered to the Harris Trust and Savings Bank, Trustee, shall be authenticated and delivered to the Company, subject to the provisions of this Indenture, by the Harris Trust and Savings Bank, Trustee, to the principal amount of Debentures of 1919 and underlying bonds acquired or retired, upon receipt by the Harris Trust and Savings Bank, Trustee, of:

          I.     The written order of the Company signed by its President, or one of its Vice Presidents and by its Secretary, or one of its Assistant Secretaries, under its corporate seal;

          II.    A copy of a resolution of the Board of Directors of the Company, certified by its Secretary, or one of its Assistant Secretaries under its corporate seal, authorizing such order and specifying, subject to the provisions of this Indenture, the series, date or dates of maturity, numbers and denominations of the bonds requested to be delivered;

          III.  Either

            (a)   Underlying bonds, uncanceled, in bearer form, with all unmatured coupons appertaining thereto; or

            (b)   A certificate of the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite in the premises, stating that there have been deposited with it underlying bonds, uncanceled, in bearer form, with all unmatured coupons appertaining thereto; or [*116*]

            (c)   A certificate or certificates of the trustee or trustees of the mortgage or mortgages securing such underlying bonds, or other evidence satisfactory to the Harris Trust and Savings Bank, Trustee, stating or showing that such underlying bonds have been paid or redeemed or otherwise retired and canceled out of funds other than those applicable to the payment of such underlying bonds under and by virtue of any insurance or partial release or sinking fund or other similar provisions of the mortgage securing such underlying bonds, or any other underlying mortgage; or a certificate of the Bankers Trust Company, trustee under the indenture securing said Debentures of 1919 stating or showing such Debentures have been paid or redeemed or otherwise retired and canceled.

          IV.   A certified copy of an authorizing order or certificate of consent or approval of the Railroad Commission of California, or similar public authority having jurisdiction in the premises or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such order or certificate is required by law;

          V.     Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization or issuance of such bonds, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such recording or other fees or charges or taxes are required by law.

          VI.  In case the underlying bonds so acquired or retired are bonds secured by mortgage upon the property of a subsidiary corporation, as hereinafter defined, an amount of bonds of such subsidiary corporation of the character described in Section 10 of this Article, at least equal to the principal amount of the bonds to be issued hereunder, or in lieu thereof, a certificate of the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite, stating that there have been deposited with it such new bonds of such subsidiary, uncanceled, in bearer form, with all unmatured coupons appertaining thereto.

[Note: Subsection VII amended by Article 3, Section 5, Fourth Supplemental Indenture.]

          VII. In case reserved bonds are requested on account of underlying bonds or Debentures of 1919 theretofore matured or redeemed, and any residue bonds shall have [*117*] been authenticated and delivered hereunder after the date of such maturity or redemption and prior to the date of filing such request, a sworn statement of the President or one of the Vice Presidents, and the Treasurer or one of the Assistant Treasurers of the Company, showing that the net earnings of the Company as in Section 5 of this Article Two defined, for the period of twelve (12) consecutive months ending not more than sixty (60) days prior to the date of filing such request were at least equal to [two and one-half] times the total annual bond interest charge of the Company as in said Section 5 defined, including the bonds, the delivery of which is requested, but not including the underlying bonds or Debentures of 1919 matured or redeemed as aforesaid.

Underlying bonds deposited hereunder to be held as part of mortgaged property.

        All underlying bonds at any time delivered to the Harris Trust and Savings Bank, Trustee, under the provisions of this Section 3 shall be held by said Harris Trust and Savings Bank, Trustee, uncanceled as a part of the mortgaged and pledged property hereunder and subject to the provisions of Article Six of this Indenture.

SECTION 4. Procedure for issuance of reserved bonds against deposit of cash.

        SECTION 4. At any time or times within twelve months prior to the maturity of any Debentures of 1919 or underlying bonds in respect of which bonds may be issued hereunder, or within twelve months prior to the date which may be fixed for the redemption of such Debentures or underlying bonds, the Company, in order to provide the means to pay or redeem such Debentures of 1919 or such of said underlying bonds as shall not theretofore have been delivered to the Harris Trust and Savings Bank, Trustee, or to the trustee of an underlying mortgage for deposit and pledge, or retired or canceled, and which are about to mature or be redeemed within twelve months, may execute and deliver to the Harris Trust and Savings Bank, Trustee, an aggregate principal amount of reserved bonds equal to the principal amount of Debentures of 1919 or underlying bonds to be paid or redeemed, and the Harris Trust and Savings Bank, Trustee, shall, subject to the provisions of this Indenture, authenticate and deliver such reserved bonds upon receipt by it of

          I.     The written order of the Company signed by its President, or one of its Vice Presidents, and by its Secretary [*118*] or one of its Assistant Secretaries under its corporate seal;

          II.    An amount of cash equal to the aggregate principal amount of bonds requested to be delivered, plus any premium requisite to permit the payment of any such Debentures of 1919 or underlying bonds prior to their maturity, together with interest to such date of redemption or maturity;

          III.  A copy of a resolution of the Board of Directors of the Company certified by its Secretary or one of its Assistant Secretaries under its corporate seal, authorizing such order, specifying the Debentures of 1919 or the underlying bonds to be paid or redeemed, the date of maturity of such Debentures of 1919 or of such bonds, or if they are to be redeemed, the date fixed for such redemption, and specifying further, subject to the provisions of this Indenture, the series, date or dates of maturity, numbers and denominations of the bonds requested to be delivered, and containing such directions as shall be appropriate to enable the Harris Trust and Savings Bank, Trustee, to expend the deposited cash in or about the payment or redemption of such Debentures of 1919 or underlying bonds;

          IV.   A certified copy of an authorizing order or certificate of consent or approval of the Railroad Commission of California, or similar public authority having jurisdiction in the premises, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such order or certificate is required by law;

          V.     Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization or issuance of such bonds or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such recording or other fee or charges or taxes are required by law.

Application of cash deposited against reserved bonds.

        The cash deposited by the Company with the Harris Trust and Savings Bank, Trustee, under this Section, or so much thereof as shall be necessary, shall be applied by the Harris Trust and Savings Bank, Trustee, in such manner as in the directions aforesaid shall be specified, to the payment or redemption of such Debentures of 1919 or of such underlying bonds for the payment or redemption of which such cash [*119*] shall have been deposited. If any part of such deposited cash shall remain in the possession of the Harris Trust and Savings Bank, Trustee, after all of such underlying bonds shall have been delivered to the Harris Trust and Savings Bank, Trustee, or after there shall have been delivered by the Company to the Harris Trust and Savings Bank, Trustee, a certificate satisfactory to it made by the trustee under the Indenture securing such Debentures of 1919, or by the trustee under the mortgage securing such underlying bonds, certifying either (a) that all such Debentures of 1919 or such underlying bonds as have not been deposited with the Harris Trust and Savings Bank, Trustee, have been canceled, or (b) that an amount of cash sufficient to pay all such Debentures of 1919 or underlying bonds, not theretofore paid, retired and canceled, or deposited with the Harris Trust and Savings Bank, Trustee, together with interest to date of redemption or maturity, has been deposited with the trustee under the indenture securing such Debentures of 1919 or with the trustee under such underlying mortgage, and certifying further, in the case of underlying bonds, that such underlying mortgage has been released and discharged or will be released and discharged in due course, then any such cash so remaining in the hands of Harris Trust and Savings Bank, Trustee, shall be paid to or upon the written order of the Company signed by its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal.

SECTION 5. Definition of residue bonds.

[Note: Amended by Article Three, Section 6, Fourth Supplemental Indenture.]

        SECTION 5. All bonds issuable hereunder not reserved as hereinabove in this Article Two provided, and excepting bonds issuable under the provisions of Sections 2, 12 and 13 of this Article Two, are hereinafter referred to as "residue bonds."

Residue bonds not to issue unless net earnings equal two and one-half bond interest.

        None of the residue bonds shall be authenticated and delivered unless and until the net earnings of the Company for a period of twelve (12) consecutive calendar months ending not more than sixty (60) days prior to the date of the filing with the Harris Trust and Savings Bank, Trustee, of the request of the Company for the delivery of such bonds, shall have been in each case equal to at least [two and one-half] times the total annual bond interest charge of the Company. [*120*]

Net earnings defined.

        The term "net earnings" of the Company as used in this Article shall in the case of each request for the authentication of residue bonds mean the amount remaining after deducting from the earnings derived from the plants and properties of the Company, and its subsidiary corporations, as hereinafter defined, owned at the date of such request, all operating expenses, including taxes, governmental charges, rentals, insurance, and reasonable and proper expenditures for maintenance and repairs, eliminating all intercompany, duplicating and offsetting items, in accordance with standard accounting practice employed to ascertain the consolidated earnings of a corporation and its affiliated corporations; provided, that in any such computation of earnings, there may be included, for the purposes hereof, the earnings and expenses for the same period of any property acquired as an entirety by the Company or by a subsidiary company, or of any property of a company which became a subsidiary company, prior to or simultaneously with the authentication and delivery of bonds hereunder. Earnings from and operating expenses of any plants, properties and equipment of any corporation (not a subsidiary corporation) leased to the Company, or to a subsidiary corporation, as an entirety or substantially as an entirety and operated by or for the Company, and any interest or dividends exceeding in amount seven and one-half per cent (7-1/2%) of the aggregate net earnings of the Company received in such period of twelve months from or on account of any stocks, bonds or other securities or evidences of indebtedness owned by the Company, or by a subsidiary corporation, shall be excluded in determining the net earnings of the Company.

Annual bond interest charge defined.

        The term "annual bond interest charge" as used in this Article shall mean the annual interest charge on

          (a)   all outstanding Debentures of 1919 and all bonds then outstanding hereunder (excluding all Debentures of 1919 and bonds for the redemption or payment of which the necessary funds shall have been deposited under the terms of Section 4 or Section 13 of this Article Two or under the terms of Article Five of this Indenture).

          (b)   all bonds, the delivery of which is requested,

          (c)   all outstanding underlying bonds, and all other [*121*] bonds or evidences of indebtedness secured by a lien or liens prior to that of this Indenture on the mortgaged property, or any part thereof, excluding any such bonds or evidences of indebtedness held by the Harris Trust and Savings Bank, Trustee, under the terms of Article Six hereof or subjected to the lien of this Indenture and held by the trustee of any underlying mortgage, and excluding underlying bonds for the payment or redemption of which bonds shall have been authenticated and delivered and cash shall have been deposited pursuant to Section 4 of this Article Two, and

          (d)   all bonds or other obligations or evidences of indebtedness of any subsidiary corporation, excluding any such bonds or other obligations or evidences of indebtedness held by the Harris Trust and Savings Bank, Trustee, under the terms of Article Six hereof or held by the trustee under any underlying mortgage or held by the trustee of any mortgage of a subsidiary corporation.

SECTION 6. Extent to which residue bonds may be issued against additional property.

[Note: Amended by Article Three, Section 1, Fourth Supplemental Indenture.]

SECTION 6. Residue bonds are issuable hereunder, as hereinafter in this Article Two provided, to the extent that [sixty-six and two-thirds per cent (66 2/3%)] of the net amount of additional property, as that term is hereinafter in Section 7 of this Article Two defined, which the Company shall purchase, construct or otherwise acquire subsequent to August 31, 1923, and which its subsidiaries shall purchase, construct or otherwise acquire after the dates upon which they respectively became subsidiaries, shall exceed the aggregate principal amount of all bonds, if any, which shall after the date of this Indenture be established as "underlying bonds" under the provisions of Sections 8 and 10 of this Article Two.

SECTION 7. Additional property defined.

        SECTION 7. The term "additional property" as used in this Indenture shall mean and comprise additional land, structures, equipment and other property (including construction work in progress) acquired or constructed for use by the Company or its subsidiaries in the construction, extension or operation of the electric, water or other [*122*] utility system of the Company and its subsidiaries, which are properly chargeable to tangible fixed capital accounts. It shall not include stocks, bonds or other securities, nor shall it include any leasehold interest of the Company or of any of its subsidiaries in any plant or system.

Acquired utility property defined.

It shall include the physical properties of another corporation owning an electric, gas, water or railway system in territory which is the same as or adjacent to that served by the Company and its subsidiaries, or, in the case of an electric system, which at the time of its acquisition is within commercially efficient transmission distance from the electric power plants of the Company and its subsidiaries, and which shall be acquired as an entirety or substantially as an entirety by the Company or by a subsidiary corporation. Such properties of another corporation are hereinafter referred to as "acquired utility property."

Retired property defined.

        The term "retired property" as hereinafter used shall mean property of the same character as additional property, which has been retired, discontinued or abandoned otherwise than through sale or through the exercise of the power of eminent domain, and which it is proper to credit to tangible fixed capital accounts.

Net amount of additional property defined.

        The "net amount of additional property" for any period of time shall be the actual cost or fair value (whichever shall be less) to the Company or its subsidiaries of additional property charged during such period to tangible fixed capital accounts less the original cost of retired property credited during the same period to such accounts. In the case of acquired utility property, as hereinbefore in this Section 7 defined, which at the time of acquisition is subject to a mortgage or other instrument securing bonds or other evidences of indebtedness, the fair value of such property to the Company, shall, for the purpose of this Indenture, be determined as if such property were free of the lien of such mortgage or other instrument, and the aggregate principal [*123*] amount of bonds or other evidences of indebtedness secured by such mortgage or other instrument shall be included as a part of the cost to the Company of such acquired utility property.

        In the case of an item of property retired through fire or other casualty covered by insurance, the deduction to be made shall be its original cost as credited to tangible fixed capital accounts less the amount of any insurance moneys recovered by the Company and deposited with the Harris Trust and Savings Bank, Trustee, under the provisions of this Indenture, or with the trustee of an underlying mortgage in accordance with the provisions of such mortgage.

SECTION 8. Upon acquisition of acquired utility property company will file certificates as to cost and other data.

[Note: Amended by Article Three, Section 2, Fourth Supplemental Indenture.]

[Note: Modified by Article Three, Section 10, Fourth Supplemental Indenture, as follows: "That the Company will not at any time or from time to time use as the basis for the issuance of bonds or the withdrawal of cash or absorption of excess indebtedness, as defined in Section 8, Article Two of the Original Indenture, under any of the provisions of said Original Indenture or to offset any retired property credited after August 31, 1935, to tangible fixed capital accounts of the Company or its subsidiaries, additional property acquired prior to September 1, 1935 and not theretofore made the basis for issuance of bonds or the withdrawal of cash or absorption of excess indebtedness under any of the provisions of said Original Indenture in excess of a "net amount of additional property" in the sum of Sixty-seven Million Five Hundred Thousand Dollars ($67,500,000), and will not at any time or from time to time issue residue bonds against said "net amount of additional property" in principal amount in excess of sixty-six and two-thirds per cent (66-2/3%) of said "net amount of additional property" in the sum of Sixty-seven Million Five Hundred Thousand Dollars ($67,500,000) as shall not theretofore have been made the basis for the issue of bonds or the withdrawal of cash or absorption of excess indebtedness under any of the provisions of said Original Indenture."]

        SECTION 8. Whenever the Company or one of its subsidiaries shall acquire as an entirety or substantially as an entirety the plants, property and equipment of another corporation owning an electric, gas, water or railway system of such character as to be acquired utility property as defined in Section 7 of this Article Two, and such acquired utility property is subject at the time of its acquisition to mortgages or other instruments (one or more) securing bonds or other evidences of indebtedness, the lien of which is superior to the lien of this Indenture, the Company shall, and it hereby covenants that it will, as soon after such acquisition as is reasonably practicable, file with the Harris Trust and Savings Bank, Trustee, (1) a certificate of the President or one of the Vice Presidents and the Secretary or one of the Assistant Secretaries of the Company under its corporate seal, stating that the Company or one of its subsidiaries has made such acquisition and the nature and cost thereof, and describing and specifying the principal amount of, the bonds or other evidences of indebtedness secured by the lien of any such mortgages or other instruments; and (2) a certificate of a person appointed by the Company and approved by the Harris Trust and Savings Bank, Trustee, stating: [*124*]

          (a)   That said acquired utility property consists of an electric, gas, water or railway system located in territory which is the same as or adjacent to that served by the Company and its subsidiaries, or, in the case of an electric system, which is at the time of its acquisition within commercially efficient transmission distance from the electric power plants of the Company and its subsidiaries.

          (b)   That in his opinion the acquisition of such acquired utility property is advisable from the standpoint of the Company, the Trustees and the bondholders; and

          (c)   The fair value of said acquired utility property to the Company or to its subsidiary after making due allowance for depreciation.

When bonds of acquired utility may be established as underlying bonds.

        If it shall appear from such certificates that the principal amount of such bonds or other evidences of indebtedness is not greater than [sixty-six and two-thirds per cent (66 2/3%)] of the fair value of the acquired utility property to the Company or to its subsidiary, or the cost thereof, whichever shall be less, said bonds or other evidences of indebtedness shall be deemed established as underlying bonds and bonds issuable hereunder in principal amount equal to the principal amount of such underlying bonds shall be thenceforth reserved hereunder in accordance with the provisions of Section 3 of this Article Two.

Procedure as to absorption of excess indebtedness of acquired utility.

If, however, it shall appear from such certificates that the aggregate principal amount of such bonds or other evidences of indebtedness is greater than [sixty-six and two-thirds per cent (66 2/3%)] of the fair value of said acquired utility property to the Company or to its subsidiary, or the cost thereof, whichever shall be less, such bonds or other evidences of indebtedness shall not be established as underlying bonds until the excess of such indebtedness, hereinafter referred to as "excess indebtedness," has been absorbed by either

          (1)   the retirement and cancellation, in aggregate principal amount equal to the amount of such excess indebtedness, of either (a) such bonds or other evidences of indebtedness, [*125*] or (b) bonds issued and outstanding under this Indenture, or (c) Debentures of 1919 or underlying bonds as defined in Section 3 of this Article Two; or

          (2)   the acquisition by the Company prior to maturity, and the pledge hereunder, of either such bonds secured by the lien of mortgages or other instruments on said acquired utility property, or such underlying bonds; or

          (3)   a net amount of additional property not previously used as a basis for the issuance of bonds or the withdrawal of cash from "advance construction account" as hereinafter in Section 11 of this Article Two defined, equal to [one and one-half] times the principal amount of said excess indebtedness.

No residue bonds issuable while excess indebtedness is not absorbed.

        During any period which may exist between the acquisition of acquired utility property and the absorption in the manner above prescribed of any excess indebtedness thereon no further residue bonds shall be authenticated or delivered under this Indenture.

SECTION 9. Procedure for issue of residue bonds against property.

        SECTION 9. Residue bonds which shall from time to time be executed by the Company and delivered to the Harris Trust and Savings Bank, Trustee, shall be authenticated and delivered to the Company, subject to the provisions of this Indenture, by the Harris Trust and Savings Bank, Trustee, upon receipt by it of

          I.     The written order of the Company signed by its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, under its corporate seal.

          II.    A copy of a resolution of the Board of Directors of the Company certified by its Secretary or one of its Assistant Secretaries under its corporate seal, authorizing such order and specifying, subject to the provisions of this Indenture, the series, date or dates of maturity, numbers and denominations of the bonds requested to be delivered.

          III.  A certificate verified by the oath of the President or one of the Vice Presidents and the Treasurer or one of the Assistant Treasurers of the Company containing

          (a)   A description of all additional property acquired [*126*] by the Company and its subsidiaries and charged to tangible fixed capital accounts, within a specified period of time the first day of which shall be the day next succeeding the last day of the period of time covered by the last such certificate furnished by the Company to the Harris Trust and Savings Bank, Trustee,

  such description to give such detail as to disclose the general nature and character, and in the case of land, the particular identity, of such additional property.

          (b)   A statement of the net amount of additional property acquired by the Company and its subsidiaries during the period covered, derived by deducting from the actual cost or fair value (whichever shall be less) of all additional property acquired during said period, the original cost of all retired property credited during said period to tangible fixed capital accounts of the Company or its subsidiaries, with a statement that all items of retired property which should properly have been credited to such accounts during said period have been so credited.

          (c)   A statement of the aggregate amount of all items included in the additional property described in the certificate which owing to the fact that title has not been cleared or other circumstances, is not then available as a basis for the issuance of bonds or the withdrawal of cash from advance construction account. Such items are hereinafter referred to as "additional property in suspense."

          (d)   If, since the date of the last such certificate, items of additional property in suspense included in any such certificate previously furnished, have been cleared, that is, title defects or other circumstance which caused such items to be included in additional property in suspense have been removed or eliminated, a statement specifying such items of additional property and showing the manner in which such items have been cleared. Such items are hereinafter referred to as "additional property cleared from suspense."

          (e)   A statement that there is no real property (or interest therein) included in the additional property described in the certificate (other than specified items of additional property in suspense), or in any additional [*127*] property cleared from suspense described in the certificate, which has not been, or is not simultaneously with the issuance of bonds the delivery of which is requested, subjected to the lien of this Indenture or, as the case may require, to the lien of an indenture securing mortgage bonds of a subsidiary corporation of the character mentioned in Section 10 of this Article Two.

          (f)    A statement that none of said additional property, except specified items of additional property in suspense, was, immediately prior to the time of its acquisition, subject to any valid vendor's, contractor's, laborer's or mechanic's liens or any judgment or other lien except taxes not then delinquent, and except, in the case of acquired utility property, the lien of any mortgage or other instrument securing bonds or other evidences of indebtedness; that no items of said additional property cleared from suspense are at the date of the certificate subject to any valid vendor's, contractor's, laborer's or mechanic's liens or any judgment or other lien superior to the lien of this Indenture except the lien of underlying mortgages and taxes not then delinquent.

          (g)   A summary statement of the accounting between the Company and the Harris Trust and Savings Bank, Trustee, for additional property and its use as a basis for the issuance of bonds or the withdrawal of cash from advance construction account, such statement to be made up as follows:

  From the sum of the following items:

            (1)   Balance of amount of unbonded additional property carried forward from the certificate furnished with the last previous request of the Company hereunder for the issuance of bonds or the withdrawal of cash from advance construction account,

            (2)   The net amount of additional property shown in the certificate,

            (3)   The amount of additional property cleared from suspense as shown by the certificate,

    shall be deducted the sum of:

            (1)   The aggregate amount of additional property in suspense as stated in the certificate pursuant to subparagraph (c) hereof, [*128*]

            (2)   The amount of all cash which since the date of the last previous request of the Company hereunder for the issuance of bonds or the withdrawal of cash from advance construction account has been withdrawn by the Company under Articles of this Indenture other than this Article Two (except subparagraph (c) of Section 2 of Article Four), or under the provisions of any underlying mortgages, on account of additional property, as herein defined, or additions to and betterments of the property hereby mortgaged or some portion thereof,

[Note: Amended by Article Three, Section 3, Fourth Supplemental Indenture.]

            (3)   An amount equal to [one and one-half] times the remainder obtained by deducting from the principal amount of bonds or other evidences of indebtedness secured by lien upon any acquired utility property included in the certificate at the time of its acquisition by the Company, the principal amount of any excess indebtedness which has been or is to be presently absorbed otherwise than by a net amount of additional property.

    The remainder thus derived is herein referred to as "unbonded additional property."

          From such amount of unbonded additional property shall then be deducted the total amount of unbonded additional property to be presently used as the basis for issuance of the bonds requested to be delivered, and any balance remaining shall be carried forward into the summary statement of accounting included in the next certificate which shall be furnished hereunder.

          (h)   A statement of the net earnings of the Company for a period of twelve consecutive calendar months ending not more than sixty days prior to the date of filing such request with the Harris Trust and Savings Bank, Trustee, and the annual bond interest charge of the Company in detail, all as defined in Section 5 of this Article Two.

          In case the certificate includes additional property acquired by a subsidiary corporation, such property shall be separately described in the certificate and the statements relating thereto required by subparagraphs (b), (c) and (d) hereof shall be made separately for each subsidiary corporation. [*129*]

          If there is a balance of unbonded additional property shown in the certificate furnished with the last previous request of the Company hereunder for the issuance of bonds or the withdrawal of cash from advance construction account, it shall, as to an amount of net additional property equal to such balance, be sufficient compliance with subparagraphs (a), (b), (c), (d), (e) and (f) hereof, if the certificate shall refer to said certificate furnished with said last previous request and to the description and statements contained therein.

          IV.   In case there is included in the certificate items of additional property purchased, constructed or otherwise acquired by a subsidiary corporation, mortgage bonds of such subsidiary corporation of a principal amount not less than the principal amount of bonds issuable hereunder on account of such additional property of such subsidiary, and of the character described in Section 10 of this article, or in lieu of such bonds, a certificate of the trustee or trustees of such underlying mortgage or mortgages as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite, that such bonds have been deposited with it or them.

          V.     In case any acquired utility property is included in the additional property described in the certificate,

          (1)   the certificates required by the provisions of Section 8 of this Article Two, if they shall not previously have been filed;

          (2)   if any excess indebtedness on said acquired utility property has been or is presently to be absorbed by the retirement of bonds issued and outstanding hereunder, such bonds uncanceled in bearer form with all unmatured coupons appertaining thereto; if by the retirement and cancellation of Debentures of 1919 the certificate of Bankers Trust Company, the trustee named in the Indenture securing said Debentures, that a principal amount of such Debentures of 1919 have been paid or otherwise retired and canceled; if by the retirement and cancellation of underlying bonds or of bonds secured by the lien of mortgages or other instruments on said acquired utility property, the certificate of the trustee or trustees of such underlying mortgages as in the opinion of counsel satisfactory [*130*] to the Harris Trust and Savings Bank shall be requisite, or of the trustee or trustees of the mortgage or mortgages on said acquired utility property or other instrument which is a lien thereon, stating that a principal amount of such bonds have been paid or otherwise retired and canceled out of funds other than funds applicable to the payment of such bonds by virtue of any insurance or partial release or sinking fund or other similar provision;

          (3)   if any excess indebtedness on said acquired utility property not theretofore absorbed is presently to be absorbed by the acquisition and pledge hereunder of bonds secured by the lien of mortgages or instruments on said acquired utility property or of underlying bonds, such bonds uncanceled in bearer form with all unmatured coupons appertaining thereto, or a certificate of the trustee or trustees of such mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite, stating that a principal amount of such bonds have been deposited with it or them uncanceled in bearer form with the unmatured coupons appertaining thereto;

          (4)   an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, stating that such acquired utility property has been duly and lawfully acquired by the Company and that title thereto has duly vested and that immediately prior to the time of said acquisition there were no existing liens or encumbrances upon any part of said property except the lien of mortgages or instruments securing bonds to be established as underlying bonds.

          VI.  In case the certificate required by subdivision III hereof shows expenditures in respect to the development of water power, an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that the Company directly or through a subsidiary corporation is vested with usual and proper title to such water power development and its appurtenances, together with the usual and proper rights, permits, privileges or franchises to operate the same.

          VII. Such Supplemental Indenture or instruments of [*131*] further assurance as may be necessary to subject to the lien of this Indenture any additional property described in the certificate required by subdivision III hereof, accompanied by an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that such Supplemental Indenture or instrument of further assurance is sufficient for such purpose, or the opinion of such counsel that no such Supplemental Indenture or instrument of further assurance is necessary.

          VIII.  A certified copy of an authorizing order or certificate of consent or approval of the Railroad Commission of California, or similar public authority having jurisdiction in the premises, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such order or certificate is required by law.

          IX.  Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization or issuance of such bonds, or the authorization or making of any Supplemental Indenture or other instrument of further assurance, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such recording or other fees or charges or taxes are required by law.

SECTION 10. Subsidiary defined.

        SECTION 10. The term "subsidiary" or "subsidiary corporation" as used in this Indenture shall mean any corporation owning and operating an electric, gas, water or railway system located in the same territory as, or in territory adjacent to that served by the Company and its subsidiaries, or, in the case of an electric system, located within commercially efficient transmission distance from the electric power plants of the Company and its subsidiaries, not less than ninety-five per cent (95%) of whose total outstanding capital stock shall subsequent to the date of this Indenture, be acquired by the Company and subjected to the lien of this Indenture, and deposited with the Harris Trust and Savings Bank, Trustee, or with the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris [*132*] Trust and Savings Bank, Trustee, shall be requisite; provided, however, that the Santa Barbara and Suburban Railway Company and the San Joaquin and Eastern Railroad Company, or either of them, may in the discretion of the Harris Trust and Savings Bank, Trustee, become a subsidiary corporation if and when there shall be filed with said Trustee a copy of a resolution of the Board of Directors of the Company certified by its Secretary or one of its Assistant Secretaries under its corporate seal, so requesting, and a certificate by a person appointed by the Company and approved by the Harris Trust and Savings Bank, Trustee, stating the fair value of the physical properties of the corporation mentioned in the resolution after making due allowance for depreciation, and stating further that in his opinion it is advisable from the standpoint of the Company, the Trustees and the bondholders that such corporation should become a subsidiary.

Property of subsidiary deemed to be acquired utility property for purpose of accounting.

        In the event that any corporation shall become a subsidiary corporation as above defined, all of its plants, property and system owned at the time shall for the purpose of accounting for additional property hereunder be deemed to be acquired utility property, and all of the provisions of Sections 8 and 9 of this Article Two relating to acquired utility property, bonds or other evidences of indebtedness secured by mortgage or other instrument constituting a lien thereon and absorption of excess indebtedness, shall be deemed to apply to the property, outstanding bonds and excess indebtedness of a corporation becoming a subsidiary; provided, however, that before the property of a corporation becoming a subsidiary shall be deemed additional property there shall be furnished by the Company to the Harris Trust and Savings Bank, Trustee, the following:

But not until certain certificates are filed and bonds of subsidiary are deposited, etc.

          (a)   Certificates relating to the property of said corporation of the same character as those required to be furnished under the provisions of Section 8 of this Article [*133*] Two in the case of the acquisition by direct purchase of acquired utility property.

          (b)   Certificates for such capital stock of such subsidiary corporation duly endorsed in blank for transfer, or a certificate of the Trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite that such stock certificates have been deposited and pledged under such underlying mortgage.

          (c)   A certificate of the President or of one of the Vice Presidents and the Secretary or one of the Assistant Secretaries of the Company stating that the stock acquired constitutes at least ninety-five per cent (95%) of the capital stock of such corporation issued and outstanding.

          (d)   An opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, stating that such stock has been lawfully issued, duly acquired by the Company and effectually subjected to the lien of this Indenture.

          (e)   Mortgage bonds of such subsidiary of a principal amount at least equal to the principal amount of bonds issuable hereunder on account of the property of such subsidiary, or in lieu of such bonds a certificate or certificates satisfactory to the Harris Trust and Savings Bank, Trustee, that such bonds have been duly deposited and pledged with the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite. Such mortgage bonds shall be payable on demand or, if at a fixed maturity, shall be payable on or prior to the date of the latest maturity of any bonds at the time outstanding hereunder at the date of the execution of the mortgage or trust indenture securing such bonds, shall bear interest at a rate or rates not less than five per cent (5%) per annum and shall be in such form and denominations and contain such terms and conditions as are satisfactory to the Harris Trust and Savings Bank, Trustee.

Provisions of mortgage securing bonds of subsidiary.

        The mortgage or trust indenture securing any such bonds shall provide that the bonds secured thereby shall be issuable for additional property acquired by such subsidiary and [*134*] for the acquisition or refunding of any bonds or evidences of indebtedness secured by any lien or liens upon its property or any part thereof which shall be superior to the lien of said mortgage, and shall be of such form and contain such terms, provisions and limitations as are satisfactory to the Harris Trust and Savings Bank, Trustee, and shall be executed to a trustee or trustees (which may be the Trustees of this Indenture or either of them) designated by the Company and approved by the Harris Trust and Savings Bank, Trustee.

Mortgage of subsidiary, opinion of counsel.

        At the time of the execution of such mortgage or trust indenture there shall be delivered to the Harris Trust and Savings Bank, Trustee, a copy thereof and an opinion of counsel satisfactory to it stating that such mortgage has been fully authorized and that the same is a valid lien upon the property of such subsidiary corporation.

Issue of bonds under existing mortgage of subsidiary.

        If at the time any corporation becomes a subsidiary there shall exist against its plants, properties or system, or any part thereof, a mortgage or deed of trust securing bonds of such corporation under which additional bonds are issuable, the Company may upon the written consent of the Harris Trust and Savings Bank, Trustee, deposit bonds thereafter issued under such mortgage in lieu of bonds of the character hereinabove described.

Procedure on deposit of bonds of a subsidiary.

        Whenever mortgage bonds of a subsidiary corporation are deposited with the Harris Trust and Savings Bank, Trustee, under the provisions of this section, or there is furnished to it the certificate of the trustee of an underlying mortgage that such bonds have been duly deposited and pledged with such trustee, such bonds or such certificates shall be accompanied by

          I.     An opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, approving the form of the mortgage securing said bonds and all proceedings in any way pertinent to the making and issuance of said bonds and stating that [*135*]

            (1)   Such bonds have been duly issued and are the valid, legal and binding obligations of such subsidiary corporation and that they have been, or will be, upon deposit with the Harris Trust and Savings Bank, Trustee, effectually subjected to the lien of this Indenture; and

            (2)   That said bonds are secured either by a first mortgage upon all the property of the subsidiary corporation issuing the same, or if such property is subject also to the prior lien or liens of a mortgage or mortgages securing underlying bonds that bonds of the issue so deposited or pledged are duly reserved to acquire, redeem and retire all such underlying bonds.

          II.    Certified copy of an authorizing order or certificate or approval of the Railroad Commission of California or similar public authority having jurisdiction in the premises authorizing the issuance and pledge of such bonds and the execution of such mortgage, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such order or certificate is required by law.

          III.  Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization of issuance or execution of such bonds and mortgage, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such recording or other fees or charge or taxes are required by law.

SECTION 11. Issuance of residue bonds against deposit of cash.

[Note: Modified by Article Three, Section 4, Fourth Supplemental Indenture, as follows: "That the Company will, and does hereby limit its right and privilege under the said Original Indenture, to withdraw cash from the "Advance Construction Account" pursuant to Section 11 of Article Two of said Original Indenture upon the filing with the Trustee of the orders, certificates, evidences and other showings required to be furnished under the provisions of Section 9 of Article Two of said Original Indenture, in accordance with the covenants of this Supplemental Indenture."]

        SECTION 11. Residue bonds which shall be executed by the Company and delivered to the Harris Trust and Savings Bank, Trustee, shall from time to time be authenticated and delivered by the Harris Trust and Savings Bank, Trustee, upon the receipt from the Company of an amount of cash equal to the principal amount of bonds requested to be delivered, accompanied by the order, certificates, evidence and other showings required to be furnished under the provisions of Subdivisions I, II, VIII and IX and subparagraph (h) of Subdivision III of Section 9 of this [*136*] Article Two. Such cash so deposited by the Company shall be held by said Harris Trust and Savings Bank, Trustee under a special account designated for all purposes of this Indenture "Advance Construction Account," and may be subsequently withdrawn by the Company upon its written order therefor signed by its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal, accompanied by the certificates, opinions, documents and other showings mentioned in Subdivisions III (except subparagraph (h) thereof), IV, V, VI and VII of Section 9 of this Article Two, with such variations of form and language as shall be pertinent to the withdrawal of cash.

No bonds to issue against deposited cash in excess of $10,000,000.

        Bonds shall not be authenticated and delivered under the provisions of this section of such principal amount that the cash to be deposited as a basis for the issuance thereof shall together with any remaining balance in Advance Construction Account exceed the sum of $10,000,000 unless the prior written consent of the Harris Trust and Savings Bank, Trustee, shall have been first obtained upon application of the Company therefor accompanied by a copy of a resolution of its Board of Directors certified by its Secretary or one of its Assistant Secretaries under its corporate seal, requesting such consent.

SECTION 12. Surrender of bonds issued under this Indenture for bonds of another series hereunder.

[Note: Modified by Article Three, Section 9, Fourth Supplemental Indenture, as follows: "That the Company will not issue, after August 31, 1935, any bonds under the provisions of Section 3 and/or Section 12 of Article Two of said Original Indenture against underlying bonds and bonds previously issued under said Original Indenture retired prior to September 1, 1935, and not theretofore used as the basis of the issuance of bonds under said Original Indenture except to the extent of bonds in the principal amount of $700,000."]

[Note: Subsection III amended by Article Three, Section 7, Fourth Supplemental Indenture.]

        SECTION 12. Whenever, at any time or times, the Company shall deliver to the Harris Trust and Savings Bank, Trustee, (1) uncanceled bonds of any series (in either temporary or definitive form) previously authenticated and delivered hereunder, with all unmatured coupons appertaining to coupon bonds, or (2) bonds which the Company shall have paid or redeemed (and which shall not previously have been used as the basis for the issuance of bonds hereunder, or have been paid or redeemed out of insurance moneys, the proceeds of released property, or any sinking fund or special trust fund or other similar fund), the Harris Trust and Savings Bank, Trustee, shall cancel all bonds so delivered not theretofore canceled. At any time thereafter the Company may execute and deliver to the Harris Trust and Savings Bank, Trustee, and said Harris Trust and Savings Bank, Trustee, shall thereupon, subject to the provisions of this Indenture, [*137*] authenticate and deliver to the Company, an aggregate principal amount of bonds of another series (one or more) equal to the aggregate principal amount of bonds so delivered, upon receipt by it of:

          I.     The written order of the Company signed by its President or one of its Vice Presidents or by its Secretary or one of its Assistant Secretaries, under its corporate seal;

          II.    A copy of a resolution of the Board of Directors of the Company certified by its Secretary or one of its Assistant Secretaries under its corporate seal, authorizing such order and specifying the bonds theretofore delivered to the Harris Trust and Savings Bank, Trustee, for exchange, and specifying the series, date or dates of maturity, numbers and denominations of the bonds requested to be delivered.

          III.  In case any of the bonds requested to be delivered shall bear a higher rate of interest than the bonds so delivered for exchange, a sworn statement of the President or one of the Vice Presidents, and the Treasurer or one of the Assistant Treasurers of the Company, showing that the net earnings of the Company, as in this Article Two defined, for the period of twelve (12) consecutive months ending not more than sixty (60) days prior to the date of filing such request were at least equal to [two and one-half] times the total annual bond interest charge of the Company, as in this Article Two defined, including the new bonds the delivery of which is requested, but not including the bonds so delivered for exchange; provided, that in case the bonds so delivered for exchange shall mature by their terms (and not by call for redemption) with in two years from the date of filing such request, no such sworn statement shall be required;

          IV.   A certified copy of an authorizing order or certificate of consent or approval of the Railroad Commission of California or similar public authority having jurisdiction in the premises, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such order or certificate is required by law;

          V.     Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization or issuance of such bonds or an opinion of counsel satisfactory to the [*138*] Harris Trust and Savings Bank, Trustee, that no such recording or other fee or charges or taxes are required by law;

          VI.  If any new bonds are requested to be delivered on account of bonds theretofore paid or redeemed and any residue bonds shall have been authenticated and delivered hereunder after the date of such payment or redemption and prior to the date of filing such request, a sworn statement of the net earnings of the Company in the form, for the period, and showing the amount of net earnings specified in subdivision III hereof.

        The bonds so delivered by the Company to the Harris Trust and Savings Bank, Trustee, and canceled, shall be delivered to the Treasurer of the Company or upon his written order.

SECTION 13. Issue of bonds under this Indenture on deposit of cash to pay or redeem bonds issued hereunder.

[Note: Subsection IV amended by Article Three, Section 8, Fourth Supplemental Indenture.]

        SECTION 13. At any time or times, at or prior to the maturity of any bonds issued hereunder, the Company, in order to provide means to pay or redeem such bonds, may execute and the Harris Trust and Savings Bank, Trustee, shall, subject to the provisions of this Indenture, authenticate and deliver to the Company, a like principal amount of new bonds, upon receipt by it of

          I.     The written order of the Company signed by its President or one of its Vice Presidents or by its Secretary or one of its Assistant Secretaries, under its corporate seal;

          II.    An amount of cash equal to the aggregate principal amount of bonds requested to be delivered plus any premium requisite to permit the redemption of bonds, if any, to be redeemed, together with interest to the date of redemption or maturity;

          III.  A copy of a resolution of the Board of Directors of the Company, certified by its Secretary or one of its Assistant Secretaries under its corporate seal, authorizing such order and specifying, subject to the provisions of this Indenture, the series, date or dates of maturity, numbers and denominations of the bonds requested to be delivered.

          IV.   In case any of the bonds requested to be delivered shall bear a higher rate of interest than the bonds proposed to be paid or redeemed, a sworn statement of the President or one of the Vice Presidents, or the Treasurer or one of the Assistant Treasurers of the Company, [*139*] showing that the net earnings of the Company, as in this Article Two defined, for the period of twelve (12) consecutive months ending not more than sixty (60) days prior to the date of filing such request were at least equal to [two and one-half] times the total annual bond interest charge of the Company, as in this Article defined, including the new bonds the delivery of which is requested, but not including the bonds proposed to be paid or redeemed; provided that in case the bonds to be paid or redeemed shall mature by their terms (and not by call for redemption) within two years from the date of filing such request, no such sworn statement shall be required.

          V.     A certified copy of an authorizing order or certificate of consent or approval of the Railroad Commission of California or similar public authority having jurisdiction in the premises, or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such order or certificate is required by law.

          VI.  Evidence satisfactory to the Harris Trust and Savings Bank, Trustee, establishing the payment of any recording or other fees or charges or taxes required by law in connection with the authorization or issuance of such bonds or an opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, that no such recording or other fee or charges or taxes are required by law.

Application of cash so deposited.

        The cash so deposited shall be paid out by the Harris Trust and Savings Bank, Trustee, from time to time in the manner following:

          (a)   In case the new bonds are issued to provide the means to pay bonds at maturity, the cash shall be paid out in payment of such maturing bonds upon their surrender to the Harris Trust and Savings Bank, Trustee, and the bonds so surrendered shall thereupon be canceled by the Harris Trust and Savings Bank, Trustee, and delivered to the Treasurer of the Company or upon his written order; or

          (b)   In case the new bonds are issued to provide the means to redeem bonds before maturity, the cash shall be applied by the Harris Trust and Savings Bank, Trustee, in accordance with the terms of the provisions relating to the redemption of such bends contained in this Indenture or in any supplemental indenture.

[*140*]

SECTION 14. No bonds to be issued to refund bonds paid out of insurance money, etc.

        SECTION 14. Anything in this Indenture to the contrary notwithstanding, no bond or bonds shall be authenticated and delivered hereunder for the purpose of refunding or in exchange for any bond or bonds issued hereunder and purchased, redeemed or paid out of insurance moneys, or the proceeds of released property, or out of any special trust fund, sinking fund or other similar fund, now or hereafter established under the terms of this Indenture or of any indenture supplemental hereto.

SECTION 15. No bonds to be certified if Trustee knows of existing default.

        SECTION 15. The Harris Trust and Savings Bank, Trustee, shall not be required to certify or deliver any bonds hereunder when the Company, to the knowledge of the Harris Trust and Savings Bank, Trustee, shall be in default in respect of any covenant or condition herein contained.

SECTION 16. Coupons matured at date of authentication of bond to be detached.

        SECTION 16. Upon certifying or delivering any bond hereunder all coupons thereof then matured shall be detached and canceled by the Harris Trust and Savings Bank, Trustee, and be delivered to the Treasurer of the Company or upon his written order.

ARTICLE THREE. PARTICULAR COVENANTS OF THE COMPANY.

        The Company covenants with the Trustees and with the respective holders of bonds issued hereunder as follows:

SECTION 1. Company will pay bonds as specified therein.

        SECTION 1. The Company will duly and punctually pay the principal and interest of every bond issued hereunder at the dates and place or places and in the manner specified in such bonds, or in the coupons thereto appertaining; as the coupons annexed to coupon bonds are paid they shall be canceled; in respect to all bonds of Series of 6's, Due 1943, said principal and interest shall be paid without deduction for any tax, assessment or other governmental charge (except succession and inheritance taxes and that portion of any Federal income tax which may be in excess of two per centum of such interest) which the Company, its successors or assigns may be required to pay thereon, or authorized to deduct or retain therefrom, under any present or future law or requirement of the United States of America, or of any [*141*] state, county, municipality or other taxing authority therein.

SECTION 2. Company will not extend time for payment of interest nor permit subsidiaries to do so.

        SECTION 2. The Company will not directly or indirectly extend or assent to the extension of the time for payment of any coupons or claims for interest on any of the bonds or Debentures of 1919 secured hereby or on any underlying bonds, by purchase or funding of such coupons or claims for interest or by any other arrangement. In case the time for payment of any such coupon or claim for interest shall be so extended, such coupon or claim for interest shall not be entitled in case of any default hereunder to the benefit or security of this Indenture, except subject to the prior payment in full of the principal of all bonds issued and outstanding hereunder, and of the principal of all outstanding Debentures of 1919, and of so much of the interest due or accrued thereon as shall not be represented by such extended coupons or claims for interest. The Company will not cause or permit any of its subsidiary corporations, directly or indirectly, to extend or assent to the extension of the time for payment of any coupons or claims for interest on any of the bonds of such subsidiary corporation.

SECTION 3. Warranty as to title.

        SECTION 3. Subject to the underlying mortgages and except as to that part of the mortgaged and pledged property which may be hereafter acquired, the Company is now well seized of the premises, property interests and rights herein mortgaged and pledged or intended so to be, and has good right, full power and lawful authority to grant, bargain, sell and warrant, and to convey, mortgage and pledge the same in the manner and form herein done or intended, and that it has and, subject to the provisions hereof, will preserve good and indefeasible title to all the mortgaged and pledged property and will warrant and forever defend the same to the Trustees against the claims of all persons whomsoever;

Company will preserve franchises, etc.

the Company will do or cause to be done all things necessary to preserve and keep in full force and effect all rights, privileges and franchises now owned and hereafter acquired by the Company and by its subsidiary [*142*] corporations and to comply with the laws of the State of California and with the laws of any other state or of the United States and with the regulations of any department or bureau of the government of any state or of the United States in such manner and form as counsel, satisfactory to Harris Trust and Savings Bank, Trustee, shall advise;

Company will cure defects in titles.

as to any portions of the generation, transmission or distribution systems of the Company or of any subsidiary corporation which are, or may be at the time of the acquisition thereof by the Company or by any subsidiary corporation subject to any defect of title or right, or to any liens or encumbrances prior to the lien of this Indenture or of any underlying mortgage or of a mortgage of any subsidiary corporation, the Company, in case the peaceable possession thereof shall be interfered with or threatened by reason of any such defect of title or right or such lien or encumbrance, will take or cause to be taken such proceedings as in each instance may be necessary and appropriate to acquire the absolute title thereto by the exercise of the right of eminent domain or otherwise to preserve such peaceable possession and the continued right of operation and use thereof;

Company will pay taxes.

the Company will promptly pay or cause to be paid, all lawful taxes, charges and assessments at any time levied, assessed or charged upon or against the mortgaged and pledged property and against the property of subsidiary corporations and the income or profits therefrom and the interest of the Trustees and the bondholders in the same; provided, however, that the Company shall not be required to pay any such tax, charge or assessment so long as it may in good faith contest the validity thereof and if it shall provide security for the payment of the same satisfactory to the Harris Trust and Savings Bank, Trustee;

Company will not create or suffer any prior liens.

there are not now outstanding, and the Company will not at any time create or allow to accrue or exist, any liens prior to the [*143*] lien of this indenture upon the mortgaged and pledged property or any part thereof, except underlying mortgages and any mortgage or mortgages or other liens on any property hereafter acquired by the Company, which may exist at the date of the acquisition of such property by the Company; neither the value of the mortgaged and pledged property, nor the lien of this Indenture, will be diminished or impaired in any way as a result of any action, or nonaction, on the part of the Company.

SECTION 4. Company will pay Debentures of 1919 and underlying bonds.

        SECTION 4. The principal and interest of the Debentures of 1919 and of all bonds and other evidences of indebtedness of a subsidiary or controlled corporation, and of all bonds and other evidences of indebtedness now or hereafter secured by a lien or liens prior to that of this Indenture upon any part of the mortgaged and pledged property will be paid at or before the respective maturities of said Debentures of 1919 and such bonds and other evidences of indebtedness; all the covenants, conditions and agreements of the respective mortgages or other instruments securing said Debentures of 1919 and such bonds or other evidences of indebtedness will be in all respects fully complied with.

SECTION 5. No bonds secured by prior lien to be issued except for deposit hereunder.

        SECTION 5. Except in substitution for mutilated, lost or destroyed bonds no additional bonds or other evidences of indebtedness secured by mortgage, the lien of which is or shall be prior to that of this Indenture upon any part of the mortgaged and pledged property, will be issued unless such bonds or other evidences of indebtedness shall be forthwith deposited with the Harris Trust and Savings Bank, Trustee, to be held and disposed of in accordance with the provisions of Article Six of this Indenture, or subjected to the lien of this Indenture and held by the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite.

[*144*]

SECTION 6. Company will execute deeds of further assurance, etc.

        SECTION 6. Upon the written request of the Trustees or either of them, the Company will forthwith execute, acknowledge and deliver all such further, other and supplemental instruments, and will take all such further action, as may reasonably be required for better assuring and confirming unto the Trustees the mortgaged and pledged property, or any part thereof.

SECTION 7. Company will carry on business efficiently and maintain its property.

        SECTION 7. The Company's business and the business of its subsidiary corporations will be carried on and conducted in an efficient manner; all property, plants, appliances, systems and equipment of the Company and every subsidiary corporation useful and necessary in the carrying on of its business will be kept in thorough repair and maintained in a state of high operating efficiency corresponding to the progress of the industry, and if worn out or injured will be replaced by other property, suitable to the business of the Company or such subsidiary corporation respectively; it now has complete and lawful authority and privilege to maintain and operate its entire plants and properties and no rights, franchises or privileges of the Company or of a subsidiary corporation will be allowed to lapse or be forfeited through any act or omission of the Company or of a subsidiary corporation, so long as the same shall be necessary for carrying on the business of the Company or of such subsidiary corporation.

SECTION 8. No cash dividends on Company's stock except out of surplus.

        SECTION 8. Neither the Company nor any of its subsidiary corporations will declare or pay any cash dividends on capital stock except out of the surplus of the Company as of December 31, 1921, as shown by its books and accounts, and out of income or earnings subsequent to December 31, 1921, remaining after deduction of operating expenses, including current maintenance and repairs, taxes, rentals and all interest charges.

SECTION 9. Company will not suffer insolvency proceedings.

        SECTION 9. The Company will not go or suffer itself or any [*145*] of its subsidiary corporations to be put into bankruptcy or insolvency, or suffer a receiver to be appointed for itself or any of its subsidiary corporations, or for the mortgaged property or any part thereof.

SECTION 10. Company will keep books of account; Trustee may inspect books.

        SECTION 10. The Company will keep and cause to be kept proper books of record and account, in which full, true and correct entries will be made, of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company and of its subsidiary corporations, and will furnish to the Harris Trust and Savings Bank, Trustee, at least once a month, and as often as said Harris Trust and Savings Bank, Trustee, shall reasonably request, statements in full detail, showing the earnings, expenses and financial condition of the Company, and such data as to such plants, property and equipment as said Harris Trust and Savings Bank, Trustee, shall reasonably request, and also, if said Harris Trust and Savings Bank, Trustee, shall so request, such statements in relation to its subsidiary corporations, and all books documents and vouchers relating to such plants, properties, business and affairs, and such plants, properties and equipment shall at all times be open to the inspection of such accountant or other agent as the Harris Trust and Savings Bank, Trustee, may from time to time designate;

Annual audit.

on or before the first day of May of each year subsequent to 1923, it will file with the Harris Trust and Savings Bank, Trustee, duplicate full reports of an audit made by a competent accountant or accountants selected by the Company and approved by the Harris Trust and Savings Bank, Trustee, covering the operations of the Company for the twelve calendar months ended on the 31st day of December next preceding and showing the earnings and expenses of the Company and of its subsidiaries for said twelve months' period, and in such detail as said Harris Trust and Savings Bank, Trustee, may request, the assets, liabilities and financial condition of the [*146*] Company and of its subsidiaries on said 31st day of December. Said report shall also cover an examination and audit of the books of the Company and the certificates furnished to the Harris Trust and Savings Bank, Trustee, under the provisions of Sections 9, 10 and 11 of Article Two and of subparagraph (c) of Section 2 of Article Four hereof, to determine the correctness of the accounting of the Company under said provisions during said year; said examination and audit to take up said accounting at the point where the next preceding such examination and audit left off, and to extend to such date near the end of the calendar year as is reasonably practicable. The report on such examination and audit shall be certified, and shall give a summary of the accounting of the Company for the entire period covered, and shall set forth specifications of exceptions, if any, taken to said accounting.

Adjustment of accounts.

Upon receipt of such a report specifying exceptions, the Harris Trust and Savings Bank, Trustee, shall make such further investigation as to it shall seem advisable, and may in its discretion if it appears that the exceptions taken are well founded, require the Company to meet such exceptions by proper adjustments, and permit such adjustments to be made in its future accounting under the same provisions.

SECTION 11. No sale or consolidation to be made which impairs lien of this Indenture.

        SECTION 11. The Company covenants that no sale, lease, consolidation or merger of the Company or of any subsidiary corporation or of any of the mortgaged and pledged property or of the property of any subsidiary corporation shall be made or allowed to remain in force which shall, in the opinion of counsel or other expert, or both, satisfactory to the Harris Trust and Savings Bank, Trustee, in any manner diminish, or impair the lien of the Indenture or any of the rights or powers of the Trustees or of the bondholders hereunder.

SECTION 12. Company will maintain office in Borough of Manhattan.

        SECTION 12. The Company will maintain an office, or agency in the Borough of Manhattan, City of New York, [*147*] while any bonds issued under this Indenture shall be outstanding, where notices, presentations and demands to or upon the Company in respect of this Indenture or said bonds or their coupons may be given or made, and for the payment of the principal and interest thereof, and the Company will from time to time give written notice to the Harris Trust and Savings Bank, Trustee, of the location of such office or agency. In case the Company shall fail to maintain such office or agency or to give the Harris Trust and Savings Bank, Trustee, written notice thereof, any such notice, presentation or demand in respect of such bonds or coupons or this Indenture may be given or made to or upon the Harris Trust and Savings Bank, Trustee, at its office in the City of Chicago, Illinois.

SECTION 13. Company will keep this Indenture and underlying mortgages properly recorded.

        SECTION 13. The Company will cause this Indenture and any and all underlying mortgages at all times to be kept recorded and filed as real estate and personal property mortgages and otherwise in such manner and in such places as may be required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees.

SECTION 14. Company will keep property insured.

        SECTION 14. The Company will at all times keep or cause to be kept insured such of the plants, buildings, stations, machinery, equipment and apparatus of the Company and of its subsidiary corporations and of all other corporations at least a majority of whose capital stock is owned by the Company, as are usually insured by companies operating like properties, to the reasonable insurable value thereof, in responsible companies, against destruction or damage by fire or other accident against which insurance is usually carried by companies operating like properties; all policies for such insurance shall be so drawn as to make any losses thereunder payable to the Trustees hereunder as their interest may appear, and upon the written request of the Harris Trust [*148*] and Savings Bank, Trustee, said policies will be deposited with it; provided, however, that if any property of the Company or of a subsidiary corporation so insured is covered by any mortgage or other instrument, the lien of which on such property shall be prior to that of this Indenture, the losses under the policies for such insurance, until the final satisfaction and release of such mortgage, may be made payable to, and such policies may be deposited with, the mortgagee or trustee under such mortgage, the Company hereby agreeing that upon the satisfaction or release of such mortgage, any insurance moneys then in the hands of the mortgagee or trustee thereunder shall forthwith be paid to the Harris Trust and Savings Bank, Trustee, hereunder. In case of any loss covered by any policy of insurance so payable to the Trustees any appraisement or adjustment of such loss and settlement and payment of indemnity therefor which shall be agreed upon between the insured and any insurance company, and which shall be approved in writing by some person appointed by the insured and approved by the Harris Trust and Savings Bank, Trustee, shall, upon the written request of the insured be consented to and accepted by the Trustees.

Company may establish its own insurance fund.

Instead of insuring its property and the property of its subsidiary corporations or its controlled corporations, the Company may, at its election, establish an adequate insurance fund and maintain the same out of its earnings and the earnings of its subsidiary corporations and controlled corporations, which fund shall be established, maintained, invested and disbursed in case of loss, in such manner and under such terms and conditions as may at the time of the establishment thereof be determined by three persons appointed by the Company and approved by the Harris Trust and Savings Bank, Trustee. Such fund may at any time be discontinued and all accumulations therein used by the Company, provided the Company shall first insure its property and the property of its subsidiary corporations, and [*149*] controlled corporations, in accordance with this Section 14. Such fund may be established and discontinued, in accordance with the terms hereof, from time to time, at the election of the Company.

Disposition of money derived from insurance policies.

All insurance moneys received hereunder by the Harris Trust and Savings Bank, Trustee, shall be held by the Harris Trust and Savings Bank, Trustee, as part of the mortgaged and pledged property and shall, subject to the provisions of any prior mortgage, be paid out from time to time upon orders or drafts drawn by the Company either for the purpose of paying the reasonable cost of replacing part or all of the property destroyed or injured, or for any of the purposes for which cash may be withdrawn under the provisions of Article Four hereof (except subparagraph (c) of Section 2 of said Article Four); provided, however, that any insurance moneys so received by the Harris Trust and Savings Bank, Trustee, on account of any single loss, not exceeding Five Thousand Dollars ($5,000), may, at the discretion of the Harris Trust and Savings Bank, Trustee be forthwith paid over to the Company upon its request to be used by the Company for the purposes aforesaid. All such orders or drafts of the Company for the withdrawal of insurance moneys, except as aforesaid, shall be signed by the President or one of the Vice Presidents and the Treasurer or one of the Assistant Treasurers of the Company, and shall be accompanied by a certificate verified by their respective oaths showing that such orders or drafts are drawn for one or more of the purposes for which insurance moneys may be paid out under the provisions of this Section. The Harris Trust and Savings Bank, Trustee, however, shall have the right, but shall not be obliged, to require the Company to furnish such further evidence in the premises as said Trustee may deem necessary in order to establish the right of the Company to the payment of such orders or drafts.

[*150*]

 ARTICLE FOUR. SPECIAL TRUST FUND.

SECTION 1. Company will make semi-annual deposits in special trust fund.

[Note: Amended by Third Supplemental Indenture.]

        SECTION 1. For the purpose of maintaining the security afforded by this Indenture against the effects upon the mortgaged property of age, wear, obsolescence, inadequacy or other factor causing lessening in value of said properties, the Company covenants that it will deposit in a Special Trust Fund with the Harris Trust and Savings Bank, Trustee, on the first day of May and on the first day of November in each and every year beginning with the year 1924, an amount of cash equal in each case to [one and one-half per cent (1.5%)] of the aggregate principal amount of (1) all bonds of the

Company which shall at the time be outstanding hereunder and which have not been previously called for redemption under the provisions of Article Five of this Indenture or for the payment or redemption of which bonds shall not have been authorized and delivered and cash deposited pursuant to Section 13 of Article Two and (2) all Debentures of 1919 and underlying bonds which shall at the time be outstanding and not then held by the Harris Trust and Savings Bank, Trustee, or by the trustee of any underlying mortgage, or by the trustee of any mortgage of a subsidiary corporation, and for the payment or redemption of which bonds shall not have been authenticated and delivered and cash deposited pursuant to Section 4 of Article Two, deducting from such amount (a) the amount of cash which the Company shall have paid during the six months next preceding the date of such deposit under and in accordance with the provisions of mortgages securing underlying bonds, in respect of sinking funds or other similar funds, and, (b) the amount of cash paid to the trustee or trustees of underlying mortgages as interest on bonds secured thereby and held in a sinking fund or sinking funds established by the [*151*] terms thereof; provided, however, that if such sinking fund provisions of any such underlying mortgage have been complied with by delivering bonds secured thereby (otherwise than pursuant to a sale of such bonds to the trustee of such mortgage), then there shall be deducted also the principal amount of the underlying bonds so delivered; provided further, that there shall be excluded from such total deductions such portion of the same paid into the sinking fund or other similar funds of any underlying mortgage as was obtained by draft upon the sinking or other similar fund of another underlying mortgage. In case on any May 1st or November 1st the amount of deductions or credits as herein provided exceeds the amount which would then be due hereunder except for such deductions and credits, the excess of credits shall be deducted from the next succeeding May 1st or November 1st payment as the case may be; provided, however, that no such credit shall be carried forward for more than six months.

SECTION 2. Disposition of cash held in special trust fund.

        SECTION 2. Cash deposited in said Special Trust Fund shall be held by the Harris Trust and Savings Bank, Trustee, as part of the mortgaged property and shall be paid out from time to time upon orders or drafts drawn by the Company for any of the following purposes:

          (a)   The payment or redemption, or purchase at a price not exceeding the price at which such bonds are at the time subject to redemption, of bonds secured by this Indenture; such bonds so purchased, paid or redeemed to be canceled by the Harris Trust and Savings Bank, Trustee, and delivered to the Treasurer of the Company or upon his written order; or

          (b)   The payment or redemption or purchase at a price not exceeding the price at which such bonds are at the time subject to redemption, of underlying bonds; such bonds, if purchased prior to maturity, to be subjected to the lien of this Indenture and deposited and pledged with the Harris Trust and Savings Bank, Trustee, and held uncanceled under and in accordance with [*152*] the provisions of Article Six of this Indenture, or (for other than sinking fund purposes) with the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite; or

          (c)   To reimburse the Company for the acquisition since August 31, 1923, of "additional property" as defined in Section 7 of Article Two of this Indenture, the cost of which or its fair value to the Company (whichever shall be less), is equal to such portion of the original cost of "retired property," as defined in said section, as was at the time (not prior to September 1, 1923) of its retirement properly chargeable to an appropriate depreciation or retirement reserve account.

          (d)   To reimburse the Company for the acquisition since August 31, 1923, of a "net amount of additional property" as defined in said Section 7 of Article Two of this Indenture not previously used as a basis for the issuance of bonds or the withdrawal of cash or absorption of excess indebtedness under any of the provisions of this Indenture.

Procedure for withdrawal of cash from special trust fund.

        The orders or drafts of the Company upon said Special Trust Fund shall be signed by the President or one of the Vice Presidents and by the Treasurer or one of the Assistant Treasurers of the Company, and shall be accompanied by a certificate verified by their respective oaths showing the purpose for which the cash is to be paid out. If the purpose or one of the purposes is that specified in subparagraph (c) of this section such certificate shall contain a general description of the retired property (which must include all items of such property credited to tangible fixed capital accounts during a specified period of time), shall show the original cost thereof and such portion of such original cost as was at the time of retirement properly chargeable to an appropriate depreciation or retirement reserve account, and shall state that additional property has been acquired by the Company the cost of which or its fair value to the Company (whichever shall be less) is equal to the amount of such charges and that such additional property has not previously been used [*153*] as a basis for an order or draft upon said Special Trust Fund. If the purpose or one of the purposes is that specified in subparagraph (d) of this section such certificate shall specify by reference to a particular period or periods of time the net amount of additional property for which reimbursement is claimed in whole or in part, and shall, so far as appropriate, contain such statements in reference thereto as are required under the provisions of subparagraphs (a), (b), (c), (e) and (f) of subdivision III of Section 9 of Article Two of this Indenture, to be contained in the certificate accompanying a request for the delivery of bonds; such certificate shall also state that the net amount of additional property specified therein has not previously been used as a basis for the issuance of bonds or the withdrawal of cash or absorption of excess indebtedness under any of the provisions of this Indenture. There shall also be furnished to the Company with any order or draft upon said Special Trust Fund for the purpose specified in said subparagraph (d), so far as appropriate, such of the documents, certificates, opinions and other showings as are required under the provisions of subdivisions IV, V, VI and VII of Section 9 of Article Two of this Indenture to accompany a request for the delivery of bonds.

SECTION 3. Basis of deposits in special trust fund may be changed.

        SECTION 3. For the purpose of maintaining a proper relation between the amount of the Special Trust Fund in this Article Four provided, and the purposes for which it is created, the percentage specified in Section 1 of this Article Four and any other percentage which may hereafter be fixed in lieu thereof, as hereinafter in this Section 3 provided, may, from time to time after five years from the date of this Indenture, but not within five years from the last previous redetermination, be redetermined and a different percentage fixed, effective as of the date for the payment of cash into said special trust fund, as fixed in said Section 1, next succeeding the date of such redetermination. Any such, [*154*] redetermination may be made and a new percentage fixed by agreement between the Company and the Trustee expressed in such supplemental indenture as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, may be requisite. The report and opinion of one or more independent engineers or engineering firms or corporations appointed by the Trustee to advise it in respect of any such redetermination, shall be full warrant, authority and protection for any action taken or omitted by the Trustee in reliance thereon and shall be binding upon all holders of bonds issued hereunder, but the Harris Trust and Savings Bank, Trustee, shall in no case be under any obligation to take any action or enter into any agreement in the premises.

ARTICLE FIVE. REDEMPTION OF BONDS PRIOR TO MATURITY.

SECTION 1. Procedure for redemption of bonds prior to maturity.

[Note: Amended by Part IV, Section C, Sixth Supplemental Indenture.]

        [SECTION 1. Any bond issued hereunder which is subject to redemption by its terms may be redeemed by the Company in accordance with its terms. If the Company shall elect to redeem any of the bonds hereunder, it shall notify the Harris Trust and Savings Bank, Trustee, in writing, at least forty days prior to the date on which it is proposed so to redeem such bonds, specifying the aggregate principal amount, the particular series (one or more), and, in the case of serial bonds with different maturities, the particular maturities, of bonds which the Company desires to redeem. If it is desired to redeem less than all of the bonds of any particular series, or less than all of the bonds of any particular maturity in the case of serial bonds with different maturities, the bonds of such particular series or maturity to be redeemed shall be selected by the Harris Trust and Savings Bank, Trustee, by lot, and it shall certify to the Company the numbers of the bonds so selected and the names and addresses of any registered owners thereof.

        The Company or the Harris Trust and Savings Bank, Trustee, shall thereupon publish a notice that said bonds are called for payment on the day fixed for the redemption thereof, at least once a week for four successive weeks in a newspaper printed in English and published and of general circulation in the City of Chicago, State of Illinois, and in a like newspaper in the Borough of Manhattan, The City of New York, State of New York, and in a like newspaper in The City of Los Angeles, State of California, the first publication of said notice to be at least thirty days before the date fixed for the redemption of such bonds, or such number of days, not less than thirty, as may be fixed by the Board of Directors at the time of the creation of the series of bonds, all or part of which are to be so redeemed. If less than all of the bonds of a series are to be redeemed, such notice shall state the numbers of the bonds to be so redeemed. Within ten days after the first publication thereof, the Company or the Harris Trust and Savings Bank, Trustee, shall mail a copy of such notice to the holder of any registered bond so called for redemption whose address is shown on the registry books of the Company; but such mailing shall not be a condition precedent to such redemption, and failure so to mail any such notice shall not affect the validity of the redemption proceedings.

        In respect of any series of bonds, the Company may, at the time of the creation of such series, provide in such bonds and in any supplemental indenture executed pursuant hereto, for a different notice of redemption of the bonds of any such series and for a different method of selecting the bonds of such series to be so redeemed.]

SECTION 2. If funds deposited to redeem bonds properly called, such bonds not entitled to security hereunder after redemption date.

[Note: Amended by Part IV, Section D, Sixth Supplemental Indenture.]

        [SECTION 2. Upon the deposit with the Harris Trust and Savings Bank, Trustee, as a trust fund, on or prior to the redemption date, of the amount necessary to redeem any bonds called for redemption as provided in Section 1 of this Article Five, and the interest accrued thereon to such redemption date, and upon the giving to the said Trustee of irrevocable instructions to publish the notice of redemption in the manner required by Section 1 of this Article Five, or by the resolutions of the Board of Directors creating the series of bonds, all or part of which are to be called for redemption, or upon the publishing of such notice in such manner, such bonds shall cease to bear interest after such redemption date, anything in said bonds, or the coupons appertaining thereto, or this Indenture, or any supplemental indenture, to the contrary notwithstanding, and such bonds shall not be entitled to the benefit and security of the trust property and shall not be deemed to be issued and outstanding for any purposes of this Indenture, and on and after such redemption date the Company shall be under no further obligation with respect to said bonds and such deposit with Harris Trust and Savings Bank, Trustee, shall constitute full payment of said bonds to the holders thereof. Bonds so called for redemption shall remain payable, at the holder's option, in the same places in which they are payable by their terms, and the Harris Trust and Savings Bank, Trustee, shall make the necessary arrangements for the transfer of funds to effect such payment. As and when said bonds are surrendered to the Harris Trust and Savings Bank, Trustee, they shall be cancelled and delivered to the Company. If the Company so directs at the time of making such deposit with, and giving such irrevocable instructions to, Harris Trust and Savings Bank, Trustee, the holders of the bonds so to be redeemed shall be entitled, at any time after the making of such deposit (whether or not prior to the redemption date), to receive payment in full of the redemption price (including interest accrued to such redemption date) upon presentation for cancellation of the bonds in proper form for transfer with the unmatured coupons, if any, appertaining thereto. If any bond called for payment shall not be presented for payment on the redemption date (or on or before the redemption date, if the Company permits payment prior to the redemption date), the amount payable in respect of such bond shall be held by the Harris Trust and Savings Bank, Trustee, for the account of the holder thereof, and shall be paid to the holder of such bond, upon presentation for cancellation of such bond in proper form for transfer with the unmatured coupons, if any, appertaining thereto. The Harris Trust and Savings Bank, Trustee, shall not be chargeable with interest on moneys deposited with it for the redemption of bonds.]

ARTICLE SIX. PLEDGED SECURITIES.

SECTION 1. Delivery of pledged securities, indorsement, etc.

        SECTION 1. All shares of stock (excepting shares of stock of any corporation for the purpose of qualifying directors of such corporation) and any and all bonds, and other securities and obligations, and the certificates therefor and the evidences thereof (hereinafter sometimes referred to as "pledged securities") subjected or to be subjected to the lien of this Indenture shall as and when acquired by the Company be assigned, transferred, pledged and (in so far as manual delivery thereof is possible) delivered to the Harris Trust and Savings Bank, Trustee, or to the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, may be requisite, duly indorsed in blank if not already in bearer form; all such securities shall be at all times subject to the lien and trusts of this Indenture, and upon the release or discharge of any underlying mortgage under [*157*] the provisions of which pledged securities may be held the Company shall forthwith deposit or cause such pledged securities to be deposited with the Harris Trust and Savings Bank, Trustee, or with the trustee of such other underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, may be requisite.

Trustee may accept deposit of securities for pledge hereunder.

        The Harris Trust and Savings Bank, Trustee, may at any time accept any assignment or transfer of any shares of stock, bonds, notes, securities, indebtedness claims and other obligations which any person or corporation may make or deliver to the said Trustee, and the same if accepted by the said Trustee shall thereupon become a part of the pledged securities.

Trustee may assume validity of securities, signatures, etc.

        The Harris Trust and Savings Bank, Trustee, shall not be obliged as a condition precedent to the acceptance thereof to examine into or pass upon the validity or genuineness of any of the pledged securities, or of any assignment or transfer thereof, and the Harris Trust and Savings Bank, Trustee, shall be entitled to assume that any pledged securities as presented for deposit hereunder are genuine and valid and what they purport to be and that any transfers and assignments thereof are genuine and legal.

Trustee may accept certificate of Trustee of underlying mortgage.

        As to any pledged securities deposited with the trustee of any underlying mortgage, the Harris Trust and Savings Bank, Trustee, may accept a certificate of such trustee that such pledged securities have been so deposited with it as conclusive evidence of such deposit, of the validity and genuineness of such pledged securities and of the sufficiency, genuineness and legality of any transfer and assignment thereof.

SECTION 2. Trustee may cause securities to be assigned to it, etc.

        SECTION 2. The Harris Trust and Savings Bank, Trustee, may at any time cause any or all of the pledged securities deposited with it to be assigned, endorsed or transferred into its name or into the name of its nominee or such other person or persons or corporation as the Company may designate and the Harris Trust and Savings Bank, Trustee, may approve. [*158*]

Trustee may stamp securities, etc.

        All the pledged securities upon their delivery to the Harris Trust and Savings Bank, Trustee, may in its discretion be stamped with a stamp in such form as the Harris Trust and Savings Bank, Trustee, may determine, showing that they are held subject to the provisions of this Indenture. Upon the request of the Harris Trust and Savings Bank, Trustee, the Company will cause the trustee or trustees of any underlying mortgages to stamp any pledged securities deposited with it or them with a similar appropriate stamp, showing that such pledged securities are subject to the lien of this Indenture.

Trustee may sell and deliver underlying bonds to trustee of underlying mortgage for cancellation.

        The Harris Trust and Savings Bank, Trustee, at its discretion and upon the written request of the Company, authorized by resolution of its Board of Directors, may sell and deliver to the trustee of any underlying mortgage bonds deposited under this Indenture and secured by such underlying mortgage (other than such bonds delivered to the trustee of such underlying mortgage for the purpose of satisfying sinking fund or special trust provisions of such underlying mortgage), for the purpose of cancellation, upon receipt by the Harris Trust and Savings Bank, Trustee, of an amount in cash equal to the face value of such bonds. The proceeds of such sale shall be held by the Harris Trust and Savings Bank, Trustee, to be held and applied in accordance with the provisions of Article Four of this Indenture, except subparagraph (c) of Section 2 thereof.

Company may sell pledged underlying bonds to trustee of underlying mortgages for sinking fund.

        The Company shall have the right to sell any underlying bonds held under the provisions of this Article Six to the trustee of the mortgage securing such bonds for the purpose of complying with the sinking fund of other similar provisions thereof. The proceeds of any such sale shall be paid over to the Harris Trust and Savings Bank, Trustee, to be held and applied in accordance with the provisions of Article Four of this Indenture, except subparagraph (c) of Section 2 thereof.

[*159*]

Trustee may take necessary action to preserve corporate existence of corporation whose stock is pledged.

        The Harris Trust and Savings Bank, Trustee, may do whatever may in its opinion be necessary for the purpose of maintaining or preserving the corporate existence of any corporation, all or any part of whose capital stock shall be included in the pledged securities and for such purpose, may from time to time sell, assign, transfer and deliver or assent to the sale, assignment, transfer and delivery of such shares of stock deposited with it as may be necessary to qualify persons to act as directors of, or in any other official relation to such corporations, and may consent to any such act or procedure in respect to any such stock deposited with the trustee of any underlying mortgage. In any such case the Harris Trust and Savings Bank, Trustee, may make such arrangements as counsel satisfactory to it shall deem necessary for the protection of the trust hereunder.

Trustee may give consents contemplated by provisions of underlying mortgage.

        The Harris Trust and Savings Bank, Trustee, is hereby authorized and empowered, with the same force and effect as if it were the absolute owner of any bonds or other obligations included in the pledged securities, to give every consent, exercise every discretion, make every election and take every step and proceeding which by the mortgage or other instrument securing such bonds or obligations is provided for or contemplated.

SECTION 3. Company may vote pledged securities while not in default hereunder.

        SECTION 3. Unless and until the Company shall be in default hereunder and such default shall continue as in Section 2 of Article Seven provided, the Company shall have the right to vote all pledged securities having voting powers with the same force and effect as if the same were not subject to the lien hereof,

Trustee to execute proxies to the Company.

and to that end the Harris Trust and Savings Bank, Trustee, as agent or attorney for both the Trustees, shall execute and deliver or consent to the execution and delivery of such proxies or powers of attorney as the Company may reasonably request; provided, however, that such proxies or powers of attorney shall be at all times revocable by said Harris Trust and Savings Bank, Trustee [*160*] (whether or not coupled with an interest) and shall contain such limitations, restrictions and provisions as counsel satisfactory to said Harris Trust and Savings Bank, Trustee, may think advisable or necessary in order to protect the interests of the Trustees and the bondholders hereunder, and particularly to insure the observance of the covenants and agreements of the Company contained in this Indenture.

In case of default Trustee may revoke proxies, etc.

        In case there shall be a default hereunder and such default shall continue as in Section 2 of Article Seven provided, then during the continuance of any such default, in addition to the other remedies in this Indenture provided, the Harris Trust and Savings Bank, Trustee, if it shall deem it advisable may revoke any such proxies or powers of attorney and may vote or consent to be voted any pledged securities having voting powers, in such manner as it may deem proper to protect the rights of the Trustees and the interests of the holders of the bonds issued hereunder; provided that if any such default shall have been made good or shall have been waived as in Article Seven of this Indenture provided, the right of the Company to vote any such shares and the duty of the Harris Trust and Savings Bank, Trustee, to execute such proxies and powers shall revive and shall continue as if no such default had taken place.

SECTION 4. Company to receive income from pledged securities while not in default.

        SECTION 4. Unless and until the Company shall be in default hereunder and such default shall continue as in Section 2 of Article Seven provided, the Company from time to time shall be entitled to receive and collect all dividends (other than stock dividends) that may be declared on any of the pledged securities, and as well all sums that become due and payable for interest upon or in respect thereof, and the Harris Trust and Savings Bank, Trustee, on request of the Company, from time to time shall deliver to it suitable assignments and orders for the payment to the Company of all dividends that from time to time may be declared or may [*161*] become payable on any of the pledged securities, and shall deliver (if held by the Harris Trust and Savings Bank, Trustee, hereunder) or consent to the delivery to the Company of the coupons for or suitable assignments and orders for the payment of the interest due on any of the pledged securities, and said Harris Trust and Savings Bank, Trustee, from time to time shall, upon request of the Company pay or consent to payment to the Company, of any and all sums which shall be received or collected for such dividends and interest; provided, however, that (1) the Company shall not be entitled to receive and the Harris Trust and Savings Bank, Trustee, shall not pay or consent to payment to the Company of any part of the principal of any of the pledged securities; (2) the Company shall not be entitled to receive and the Harris Trust and Savings Bank, Trustee, shall not pay or consent to payment to the Company of any interest on any of the pledged securities which shall have been collected or paid out of the proceeds of any sale of the property covered by a mortgage securing any of the pledged securities or out of the proceeds of the sale of any other property of the corporation liable, directly or by assumption, upon such pledged securities in case of a dissolution or liquidation of such corporation; it being the intention hereof that the Company shall be entitled to receive payments made only out of the rents, revenues, or income from the properties of such corporations; (3) the Company shall not sell, assign or transfer any coupon or right to interest or dividend delivered or assigned to it in respect of the pledged securities hereunder; (4) the Company shall not collect any coupons or interest or any other claim or judgment in respect of the pledged securities by legal proceeding or by enforcement of any security therefor except with the assent of the Harris Trust and Savings Bank, Trustee, nor in any manner which the Harris Trust and Savings Bank, Trustee, shall deem prejudicial to the trusts hereby [*162*] created; and (5) until actually paid, released or discharged every coupon or right to interest or dividends and all other rights and claims in respect of the pledged securities shall remain subject to the lien hereof.

        Upon payment or satisfaction of any such coupon or claim delivered to the Company in accordance with the provisions hereof, the Company, upon the demand of the Harris Trust and Savings Bank, Trustee, shall furnish satisfactory evidence of such payment or satisfaction and of the cancellation of such coupon or claim; and if any such coupon or claim shall not be paid or satisfied within sixty days after delivery thereof to the Company the Company shall return the same to said Harris Trust and Savings Bank, Trustee, or to the trustee of the appropriate underlying mortgage as part of the pledged securities.

In case of default Trustee shall collect income from pledged securities.

        In case there shall be a default hereunder and such default shall continue as in Section 2 of Article Seven provided, then during the continuance of such default, and in addition to the other remedies herein provided, the Harris Trust and Savings Bank, Trustee, shall revoke any and all such assignments, consents, powers, proxies and orders and collect and receive all such dividends and interest upon or in respect to the pledged securities, or order or consent that the same be paid to the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, may be requisite, and all sums so collected and received or paid prior to any sale hereunder shall be applicable to the payment of interest that shall become due on the bonds issued hereunder, subject, however, to the lien, if any, of any underlying mortgage in respect thereto; provided that if any such default by the Company shall have been made good or shall have been waived, as in Article Seven of this Indenture provided, the right of the Company to receive and collect such dividends and such interest and the duty of the Harris Trust and Savings Bank, Trustee, to execute [*163*] such assignments, consents and orders shall revive and continue as if no such default had taken place.

Trustee to receive stock dividends or payments on account of principal of pledged securities.

        The Harris Trust and Savings Bank, Trustee, shall be entitled, in case and to the extent that any such moneys shall not by the terms of an underlying mortgage be required to be paid over or otherwise disposed of, to receive all moneys paid on account of the principal of any of the pledged securities, and all stock dividends and dividends payable otherwise than out of earnings in respect of any shares of stock included in the pledged securities, and all moneys at any time payable in respect of any of the pledged securities derived from any sale of the property of any corporation, all or any part of whose stock shall be included in the pledged securities, or on dissolution or liquidation of such corporation, or upon any proceeding in eminent domain or otherwise. Until the Harris Trust and Savings Bank, Trustee, is advised to the contrary it shall be entitled to assume that all cash dividends have been properly paid out of earnings. Except to the extent that the same may be used on account of the purchase price of property purchased pursuant to Section 8 of this Article the Harris Trust and Savings Bank, Trustee shall transfer all such moneys so received by it to the Special Trust Fund mentioned in

Article Four of this Indenture, as a payment to such fund in addition to and without deduction from the sums by said Article Four required to be paid, and such additional payments shall be disposed of in accordance with the provisions of said Article Four, except subparagraph (c) thereof.

SECTION 5. Company will preserve corporate existence of corporations whose securities are pledged.

        SECTION 5. The Company covenants that it will at all times take such action as from time to time may be necessary, in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, to preserve the corporate existence and corporate rights of each and all of the corporations, all or any part of whose stocks, bonds or other securities or obligations shall be included in the pledged securities, [*164*] unless and until the Company shall have lawfully acquired and subjected to the lien of this Indenture the legal title to all the property rights and franchises of such corporation not already thus subject.

SECTION 6. Company will not permit subsidiaries to become indebted except as specified.

        SECTION 6. The Company covenants that it will not cause, suffer or permit any of the subsidiary corporations (1) to borrow money or to become indebted or incur any liability whatsoever except (a) from or to the Company, provided that in every case where the indebtedness or liability of any such subsidiary corporation to the Company shall not be discharged within six months after the date of incurring the same or within such shorter period as the Harris Trust and Savings Bank, Trustee, may specify, there shall forthwith be subjected to the lien of this Indenture and delivered to the Harris Trust and Savings Bank, Trustee, or to the trustee of such underlying mortgage as in the opinion of counsel satisfactory to said Harris Trust and Savings Bank, Trustee, may be requisite, as part of the pledged securities hereunder, the bonds, notes, other obligations or shares of stock of such subsidiary corporation of at least an equivalent principal amount, accompanied by suitable instruments of assignment (which bonds, notes, other obligations or shares of stock and instruments of assignment shall be in form and legal effect satisfactory to counsel selected or approved by the Harris Trust and Savings Bank, Trustee), and (b) for current expenses incurred in the ordinary course of its business operations, provided that in every case such indebtedness and liabilities for current expenses of such subsidiary corporation shall be represented or covered by current operating receipts or cash and accounts receivable of such corporation then on hand of at least an equivalent value, and provided further that all such indebtedness and liabilities for current expenses shall from time to time be promptly discharged in the ordinary course of business;

Company will not permit subsidiary to mortgage or sell its properties except as specified.

or (2) to sell, convey, mortgage, incumber or otherwise dispose of any of [*165*]its assets, properties, rights or franchises except (a) to the Company, or (b) to another subsidiary corporation; or (c) subject to the partial release provisions of the mortgage or trust indenture executed and delivered by such subsidiary pursuant to Section 10 of Article Two of this Indenture; provided that such sale or conveyance will not, in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, impair in any way the value of the security or the rights of the Trustees and the bondholders hereunder;

Company will not permit subsidiary to increase stock except as specified.

or (3) to create or issue any additional shares of stock unless effective provision be simultaneously made that certificates for such additional stock to the amount which, on the basis of the amount of capital stock of such subsidiary corporation then owned, the Company shall be entitled to receive or subscribe for, shall be when issued, forthwith pledged hereunder and deposited with the Harris Trust and Savings Bank, Trustee, or with the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, may be requisite.

SECTION 7. Consolidation, etc., with the Company of corporations whose securities are pledged.

        SECTION 7. The assignment and pledge hereunder of any shares of stock of any corporation or any interest therein shall not prevent the consolidation or merger of any one or more of such corporations with or the conveyance or lease of the property of any such corporation to the Company; provided, however, that such consolidation, merger, conveyance or lease shall be made only upon such terms as shall not, in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, in any manner impair or prejudice the value of the security or the rights of the Trustees and the bondholders hereunder. In the event of the consolidation or merger of any one or more of such corporations with the Company, or the conveyance or lease of its property to the Company, this Indenture immediately shall become and be a lien upon the property of the corporation so [*166*] consolidated or merged with or conveyed to the Company or upon the leasehold interest of the Company therein.

Subsidiary corporations may consolidate with each other.

        The assignment or pledge hereunder of any shares of stock of any subsidiary corporation, or of any controlled corporation, shall not prevent the consolidation or merger of any such corporation with any other subsidiary corporation, nor shall it prevent the conveyance or lease of the property of any such subsidiary corporation to any other subsidiary corporation; provided, however, that any such consolidation, merger, conveyance or lease shall be made only upon such terms as shall not, in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, in any manner impair or prejudice the value of the security or the rights of the Trustees and the bondholders hereunder.

SECTION 8. Trustee may purchase property of corporation whose securities are deposited, on liquidation, etc.

        SECTION 8. In case (1) at any time any corporation, all or any part of whose stocks, bonds or other securities or obligations shall be included in the pledged securities, shall be dissolved, or its property or assets or any part thereof, shall be liquidated, sold or transferred; or in case (2) all or any part of the property of any such corporation shall be sold upon the insolvency thereof, or under proceedings for the collection or enforcement of any bonds, securities or other obligations hereunder, or otherwise at any judicial or other sale; or in case (3) any property covered by a mortgage or other agreement securing any bonds, securities or other obligations included in the pledged securities shall be sold upon the foreclosure of such mortgage or by enforcement of such other agreement;

Or may permit Company to do so.

then in any such event the Harris Trust and Savings Bank, Trustee, at the request of the Company, either may purchase or cause to be purchased or may permit the Company to purchase such property and assets either in the name of or on behalf of the Company or by purchasing agents or trustees, and shall use, or permit the Company or such purchasing agent or trustees to use, any of the pledged shares of stocks, bonds, securities or other [*167*] obligations issued by or held against the corporation involved in any of the proceedings aforesaid, so far as may be, to make payment for any such property or assets. In case of any such purchase, the Harris Trust and Savings Bank, Trustee, shall take such steps as to it may seem advisable to cause such property to be vested in the Company or in some other corporation organized or to be organized and having powers to acquire and manage such property, or partly in the Company and partly in such other corporation, as the Harris Trust and Savings Bank, Trustee, may deem advisable, in either and every event subject to the lien and provisions of this Indenture; provided in the case of any such transfer to such other corporation, (1) that a mortgage or other instrument securing a bond or bonds or a note or notes equal to at least the face amount of the securities (included in the pledged securities) which are used to pay therefor, shall be made to the Trustees hereunder; and (2) that any bonds and other evidences of indebtedness and all the capital stock of such corporation, organized or to be organized (except the shares required to qualify directors)

shall be assigned, transferred and delivered as hereinbefore provided as part of the pledged securities hereunder.

Trustee may surrender deposited stock in order to permit decrease of capital stock.

        In case of the decrease of the capital stock of any of such corporations, the Harris Trust and Savings Bank, Trustee, in its discretion may surrender or permit to be surrendered such part of the shares of stock included in the pledged securities as shall be proportionate to the amount of such decrease.

SECTION 9. Trustee may permit pledged securities to be exchanged for securities of same corporation or of another corporation acquiring its property.

        SECTION 9. The Harris Trust and Savings Bank, Trustee, in its discretion, may at any time permit any pledged securities to be exchanged for other shares of stock, bonds or other securities or obligations of the same corporation or of any other corporation which shall have acquired the property of such corporation, issued in lieu of such pledged securities; provided such exchange and the terms and conditions thereof [*168*] shall be approved by a person selected or approved by the Harris Trust and Savings Bank, Trustee, as being advisable from the standpoint of the Company, the bondholders and the Trustees.

SECTION 10. Trustee may permit pledged stock of corporation not a subsidiary to be exchanged for stock in like corporation.

        SECTION 10. The Harris Trust and Savings Bank, Trustee, in its discretion, may at any time permit any capital stock (included in the pledged securities) of any corporation not a subsidiary corporation to be exchanged for capital stock of another corporation itself owning and operating or controlling through stock ownership a corporation owning and operating, an electric, gas, water or railway system (as its principal business) located in the same territory as or in territory adjacent to that served by the Company or by a subsidiary corporation, or, in the case of an electric system, located within commercially efficient transmission distance from the electric power plants of the Company and its subsidiaries; provided, that prior to or simultaneously with such exchange there shall be included in the pledged securities hereunder such capital stock received in exchange for such stock so released for exchange, and provided further that such exchange and the terms and conditions thereof shall be approved in writing by a person selected or approved by the Harris Trust and Savings Bank, Trustee, as being advisable from the standpoint of the Company, the bondholders and the Trustees.

SECTION 11. Trustee may exercise any power for the enforcement of pledged securities.

        SECTION 11. Anything in this Indenture to the contrary notwithstanding the Harris Trust and Savings Bank, Trustee, with or without the request of the Company, in respect of any of the bonds or other securities or obligations included in the pledged securities, is hereby authorized in its discretion to give any consent, do any act, exercise any power or take any step for the enforcement thereof or otherwise under the several mortgages or other agreements under which the said bonds or other securities or obligations are respectively issued. The Harris Trust and Savings Bank, Trustee, [*169*] shall be under no duty or obligation to demand payment of the principal of any of such bonds or other securities or obligations, or of any of the interest accruing thereon, or to do any act, exercise any power or take any steps under the several mortgages or other agreements under which said bonds or other securities or obligations are respectively issued, proper or permitted to be demanded, done, exercised or taken by the holders thereof, or, prior to the maturity of bonds issued and outstanding hereunder, to demand payment of any of the pledged securities which by their terms will mature prior thereto, unless and until, in every instance, (1) specifically directed to that end by the Company, or by the holders of ten per cent in amount of the bonds then outstanding hereunder; or (2) default shall occur on the part of the maker of any of such pledged securities in respect of the mortgage or other agreement pursuant to which the same may be issued, and only in such latter event in case in the opinion of counsel selected or approved by the Harris Trust and Savings Bank, Trustee, the continuing obligation to make payment of the principal of such pledged securities or of the interest to accrue in respect of such principal shall be adversely affected, or (3) in case of any default in the observance of any of the covenants in this Indenture contained, and such default shall continue as in Section 2 of Article Seven provided. In event of default on the part of the maker with respect to the payment of the interest upon any of such pledged securities, the interest then accrued and thereafter to accrue upon such principal shall, notwithstanding any failure of the Harris Trust and Savings Bank, Trustee, to take any action to collect the same at or after the maturity thereof, become forthwith payable to the Harris Trust and Savings Bank, Trustee, or to the trustee of such underlying mortgage as in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, may be requisite; provided, however, [*170*] that no such interest shall be so payable to said Trustee; if all the capital stock and outstanding bonds or other securities of the corporation in default shall be owned by the Company.

SECTION 12. With consent of Company Trustee may protect its interests and that of bondholders hereunder in respect of pledged securities.

        SECTION 12. With the written consent of the Company evidenced by resolution of its Board of Directors, the Harris Trust and Savings Bank, Trustee, upon being furnished with the funds deemed by it necessary in the premises or upon being indemnified to its reasonable satisfaction, may at any time take such steps as it in its discretion may deem advisable to protect the interests of the Trustees and of the bondholders hereunder in respect of any of the pledged securities; and with the consent of the Company so evidenced, Harris Trust and Savings Bank, Trustee, if it shall deem it advisable, may join in any plan of reorganization or adjustment in respect of any such pledged securities and may accept the new securities issued in exchange therefor under the provisions of such plan or such adjustment.

Consent not required if Company in default.

        In case there shall be at any time a default hereunder and such default shall continue as in Section 2 of Article Seven provided, the Harris Trust and Savings Bank, Trustee, if it shall deem it advisable, may join in any such plan without the consent of the Company.

SECTION 13. Cancellation of deposited securities and release of mortgages upon conveyance to Company of property represented by such securities.

        SECTION 13. Whenever all the property of any corporation, all or any part of whose stock, bonds or other securities or obligations are included in the securities shall have been conveyed to the Company and subjected to the lien of this indenture, the Harris Trust and Savings Bank, Trustee, in its discretion and upon receiving the opinion of counsel satisfactory to it to the effect that the rights and security of the bondholders and of the Trustees hereunder will not be impaired thereby, may cancel or consent to the cancellation of all or any of such stock, bonds or other securities or [*171*] obligations of such corporation and the certificates therefor or the evidences thereof, issued by or held against such corporation, and in such case the Harris Trust and Savings Bank, Trustee, may cause or consent to be entered of record a satisfaction of any mortgage or other agreement under which such pledged securities are issued.

SECTION 14. Cancellation of deposited securities and release of underlying mortgage upon provision for retirement of all securities of same issue not so deposited.

        SECTION 14. Whenever (1) the Company shall deposit, in accordance with the terms of any underlying mortgage securing any pledged securities, sufficient funds for the full and final payment or redemption of all obligations which shall at the time be outstanding under such mortgage and which shall not then be held hereunder, or which shall not be held uncanceled under the provisions of any underlying mortgage; or (2) all the outstanding issue of any pledged securities shall have been deposited hereunder (except those securities of such issue as may be held uncanceled under the provisions of any underlying mortgage), and there shall be delivered to the Harris Trust and Savings Bank, Trustee, an opinion of counsel satisfactory to it that there is no mortgage junior in lien to the mortgage securing such pledged securities and prior in lien hereto, then and in either of said events (1) and (2) the Harris Trust and Savings Bank, Trustee, may, in its discretion, cause or consent that such pledged securities be canceled and delivered to the Treasurer of the Company or upon his written order; provided that the Company shall, in case of such payment or deposit in respect of any such issue, forthwith take such steps as may be necessary (a) to procure the cancellation and delivery to it of all pledged securities of such issue, held uncanceled under the provisions of any underlying mortgage, and (b) to procure the release and satisfaction of the mortgage securing such pledged securities, but no such opinion shall be required if such pledged securities have matured. Whenever all the outstanding issue of any pledged securities, except as aforesaid, [*172*] shall have been deposited hereunder the Harris Trust and Savings Bank, Trustee, may in its discretion waive the performance of any covenant or requirement of, or give any consent with respect to the mortgage securing the same.

SECTION 15. Trustee may do whatever counsel deem necessary to preserve rights in deposited securities.

        SECTION 15. The Harris Trust and Savings Bank, Trustee, from time to time in its discretion may do or cause to be done whatever in the opinion of counsel may be necessary or advisable for the purpose of maintaining and preserving the rights of the Company, the Harris Trust and Savings Bank, Trustee, and the holders of the bonds hereby secured in respect of the deposited securities, including the right to assent to or join in any plan of reorganization or adjustment in respect thereto.

SECTION 16. Company to pay or provide for expenditures under this Article.

        SECTION 16. The Company covenants that it will forthwith on demand of the Harris Trust and Savings Bank, Trustee, pay or satisfactorily provide for all expenditures made by said Trustee under any provision of this Article Six, including all sums required to obtain and perfect the ownership and title to any property which the Harris Trust and Savings Bank, Trustee, shall cause or permit to be purchased pursuant to the provisions of Section 8 of this Article Six; and in case the Company shall fail to do so, then without impairment of or prejudice to any of its rights hereunder by reason of the default of the Company, the Harris Trust and Savings Bank, Trustee, in its discretion may advance all such expenses and other moneys required or may procure such advances to be made by others, and such advances made by the Harris Trust and Savings Bank, Trustee, or by others, with interest thereon at the rate of six per cent per annum or other agreed rate, shall be secured by a lien prior to the bonds secured hereby upon all the mortgaged and pledged property.

[*173*]

 ARTICLE SEVEN. REMEDIES IN CASE OF DEFAULT.

SECTION 1. Upon default principal of bonds may be declared due.

[Note: Amended by Part IV, Section E, Sixth Supplemental Indenture.]

        [SECTION 1. In case

          (a)   Default shall be made in the due and punctual payment of the principal of any bond hereby secured when and as the same shall become due and payable, whether at maturity or otherwise;

          (b)   Default shall be made in the due and punctual payment of any installment of interest on any bond hereby secured or in the due and punctual payment or satisfaction of any Special Trust

  Fund or sinking or purchase fund obligation, when and as such interest installment or Special Trust Fund or sinking or purchase fund obligation, as the case may be, shall become due and payable as in such bond or in this Indenture expressed, and such default shall continue for a period of sixty (60) days;

          (c)   Default shall be made by the Company in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the bonds hereby secured contained, and such default shall continue for a period of sixty (60) days after written notice thereof to the Company by Harris Trust and Savings Bank, Trustee;

          (d)   The Company shall (1) admit in writing its inability to pay its debts generally as they become due; (2) file a petition in bankruptcy; (3) make an assignment for the benefit of its creditors; (4) consent to the appointment of a receiver of or for itself or the whole or any substantial part of its property, or the property of any subsidiary corporation, or (5) on a petition in bankruptcy filed against the Company, be adjudicated a bankrupt;

          (e)   An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver of or for the Company or the whole or any substantial part of its property, or the property of any subsidiary corporation, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of such appointment;

          (f)    The Company shall (1) file a petition under the provisions of Chapter X of An Act to establish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended, or (2) file an answer seeking the relief provided in said Chapter X;

          (g)   A Court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Company under the provisions of said Chapter X, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry of such order, judgment or decree, or a stay of such proceedings be thereafter set aside;

          (h)   Under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or the whole or any substantial part of its property, or the property of any subsidiary corporation, and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control; or

          (i)    Final judgment for the payment of money in excess of One hundred thousand Dollars ($100,000) shall be rendered against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereon within sixty (60) days from the entry thereof or shall not within said period of sixty (60) days, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment shall have been granted, passed or entered and cause the execution thereof to be stayed during such appeal;

then, and in each and every such case, either Harris Trust and Savings Bank, Trustee, or the holders of not less than one-fourth in interest of the bonds then outstanding hereunder may declare the principal of all bonds hereby secured and then outstanding, if not already due and payable, to be immediately due and payable; and upon any such declaration all such bonds shall become and be immediately due and payable, anything in this Indenture, or in any of said bonds, to the contrary notwithstanding. Any such declaration by Harris Trust and Savings Bank, Trustee, may be made by notice in writing by such Trustee to the Company, and any such declaration by the holders of not less than one-fourth in interest of the bonds then outstanding hereunder may be made by notice in writing by such holders to the Company and to such Trustee.]

SECTION 2. Upon defaults Trustee may enter or take other action.

[Note: Amended by Part IV, Section E, Sixth Supplemental Indenture.]

        [SECTION 2. Upon the happening of any of the events specified in Subdivisions (a) to (i), inclusive, of Section 1 of this Article Seven, and the continuance of such event for the period of grace, if any, specified therein, the Trustees, or either of them: (a) may enter upon and take possession of the mortgaged and pledged property or any part or parts thereof, collect and receive all rents, issues, income and profits therefrom and operate and conduct the business of the Company to the same extent and in the same manner as the Company might lawfully do; (b) may cause this Indenture to be foreclosed and the mortgaged and pledged property, or any part or parts thereof, to be sold; (c) may proceed to protect and enforce the rights of the Trustees and the bondholders hereunder, whether for the specific performance of any covenant, condition or agreement herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other legal or equitable remedy as may in the opinion of the Trustees, or such Trustee, as the case may be, be most effectual to protect and enforce the rights aforesaid; and (d) shall be entitled as of right, without notice, to the appointment of a receiver of the mortgaged and pledged property or any part thereof, and the Company does hereby irrevocably consent to such appointment. The Trustees shall take any such action if requested so to do by the holders of a majority in interest of the bonds then outstanding hereunder and if indemnified to their reasonable satisfaction.]

SECTION 3. Deleted.

[Note: Section 3 deleted by Part IV, Section F, Sixth Supplemental Indenture.]

SECTION 4. Waiver of defaults.

        SECTION 4. The Harris Trust and Savings Bank, Trustee, may in its discretion and shall, upon the written request of a majority in interest of the holders of the bonds at any time outstanding hereunder, waive any default hereunder and its consequences and rescind any declaration of maturity of principal, except (1) a default in the payment of the principal of said bonds at the date of maturity specified therein, and except (2) a default in the payment of interest unless prior to such waiver or rescission, all arrears of interest, with interest at the rate of six per cent (6%) per annum on overdue instalments of interest, and all expenses of the Trustees, shall have been paid or provided for; and in case of any such waiver or rescission, or in case any proceedings taken by the Trustees on account of any such default shall have been discontinued or abandoned, or determined adversely, then and in every such case the Company, the Trustees, and the bondholders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission of any default shall constitute a waiver [*176*] or rescission of any subsequent or other default, or impair any right consequent thereon, and the acceptance of interest shall not constitute a waiver or rescission of default.

SECTION 5. Waiver by Company of rights under stay and redemption laws.

        SECTION 5. The Company will not, at any time, insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor will it claim, take or insist upon any benefit or advantage from any law now or hereafter in force, providing for the valuation or appraisement of the mortgaged and pledged property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, will it claim or exercise any right under any statute now or hereafter made or enacted by any state, or otherwise, to redeem the property so sold, or any part thereof; and it hereby expressly waives all benefit and advantage of any such law or laws, and it covenants that it will not invoke or utilize any such law or laws in order to hinder, delay or impede the execution of any power herein granted to the

Trustees, or either of them, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

SECTION 6. Disposition of proceeds of judicial sale of mortgaged property.

        SECTION 6. The proceeds of any judicial sale of the mortgaged property or any part thereof, shall, subject to all the provisions of Section 2 of Article Three hereof, be applied as follows: First—To payment of all costs of such sale and of the suit or suits wherein such sale may have been ordered, including all reasonable fees and expenses of the Trustees, together with reasonable counsel fees and all costs of advertising, and conveyance. Second—To the payment of all other expenses of the trust hereby created, including all moneys advanced by the Trustees, or either of them, or the bondholders hereunder for taxes, tax deeds, assessments, [*177*] abstracts, maintenance, repairs, liens and insurance, with interest thereon at the rate of six per cent per annum. Third—To the pro rata payment of all interest accrued and remaining unpaid, with interest on all overdue installments of interest at the rate borne by the bonds in respect of which such interest accrued. Fourth—To the pro rata payment of the principal of the bonds issued hereunder remaining unpaid.

        The balance of such proceeds, if any, shall then be paid to the Company or whomsoever shall be lawfully entitled thereto.

SECTION 7. Trustees or bondholders may bid at judicial sale of Company's property and apply bonds on purchase price.

        SECTION 7. In case of any such judicial sale of the mortgaged property, or any part thereof, any bondholder or bondholders, and the Trustees, or either of them, may bid for and purchase such property, and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in their own absolute right, without further accountability, and shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply any bonds and any matured and unpaid coupons or claims for interest hereby secured, by presenting such bonds, coupons and claims for interest, in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale; and thereupon such purchaser shall be credited on account of such purchase price payable by him, with the sum apportionable and applicable out of such net proceeds to the payment of or as credit on the bonds, coupons and claims for interest so presented.

        Upon any sale of the mortgaged and pledged property under any of the provisions of this Article, all bonds then outstanding, if not previously due shall forthwith be and become due and payable.

SECTION 8. Rights of action vested in Trustees exclusively.

        SECTION 8. No holder of any bond or coupon hereby secured shall have any right as such holder to institute any [*178*] suit, action or proceeding in equity or at law, on account of any such bond or coupon, or for the foreclosure of this Indenture or for the execution of any trust hereof, or for the appointment of a receiver, or for any other remedy hereunder, or by reason hereof, all rights of action hereunder and on account of the bonds and coupons hereby secured being vested exclusively in the Trustees.

SECTION 9. Remedies of Trustees are cumulative, and are not prejudiced by delay in enforcing.

        SECTION 9. No remedy herein conferred upon or reserved to the Trustees is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustees or either of them, or of any bondholder, to exercise any right or power accruing upon any default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

ARTICLE EIGHT. RELEASE OF MORTGAGED PROPERTY.

SECTION 1. Trustees may execute partial releases.

[Note: Subsection (2) amended by Part IV, Section G, Sixth Supplemental Indenture.]

        SECTION 1. Whenever the Company shall have sold or exchanged or contracted to sell or exchange any part or parts of the property hereby mortgaged and pledged (including any sale of any part or parts of such property to any municipality) the Trustees upon and in accordance with a written request of the Company, signed by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries, under its corporate seal, may execute a release of such property, or if such property shall be in the possession or control of the Harris Trust and Savings Bank, Trustee, or of the trustees of any underlying mortgage, may [*179*] surrender or consent to the surrender of such property; provided, however, that:

But may not release mortgaged property as an entirety, etc.

        (1)   This section shall not be construed to authorize the release of the mortgaged property as an entirety, or substantially as an entirety, or (except as otherwise provided in Section 2 of Article Six of this Indenture) to authorize the surrender of any pledged securities which shall be held under and subject to the provisions of said Article Six, except only as and subject to the limitations and restrictions in subparagraph (6) of this Section 1 specified.

Disposition of proceeds of released property.

        (2)   In the case of property sold, the proceeds from the sale thereof shall on or before delivery of the release of such property be deposited with the Harris Trust and Savings Bank, Trustee, provided that if any property so sold shall be subject to any mortgage or other instrument the lien of which shall be prior to that of this Indenture, the proceeds from the sale of such property may be deposited with the trustee or trustees under such prior mortgage or other instrument to be held and applied in accordance with the provisions thereof, the Company hereby agreeing and directing that upon the satisfaction or release of such prior mortgage or other instrument, any such proceeds from the sale of the released property remaining in the possession or control of such trustee or trustees shall be forthwith paid to and deposited with the Harris Trust and Savings Bank, Trustee, to be held and applied in accordance with the provisions of this Section 1. [The cash proceeds of the sale of any released property deposited with the Harris Trust and Savings Bank, Trustee, under any of the provisions of this Section, shall be held by the Harris Trust and Savings Bank, Trustee, as part of the mortgaged property and shall be paid out from time to time upon orders or drafts drawn by the Company for any of the purposes for which cash may be withdrawn from the Special Trust Fund mentioned in Article Four of this Indenture, except the purpose specified in subparagraph (c) of Section 2 of said Article Four; provided that if the aggregate cash proceeds from any sale or sales (whether voluntary or resulting from condemnation or eminent domain proceedings) of any released property or properties to either the federal or any state government or to any federal, state, municipal, or other public corporation, subdivision, body, agency or district, so deposited with the Harris Trust and Savings Bank, Trustee, during any period of twelve consecutive calendar months shall be in excess of $1,000,000, then in such event such aggregate cash proceeds may not be withdrawn for the purposes specified in subparagraphs (a) and (b) of said Section 2 except for the payment, redemption or purchase, in accordance with the provisions of said subparagraphs, of bonds secured by this Indenture or underlying bonds, as the case may be, which, immediately prior to such payment, redemption or purchase, were not held by the Company, or any subsidiary of the Company, or the Harris Trust and Savings Bank, Trustee, or the trustee of any underlying mortgage, and such aggregate cash proceeds may not be withdrawn for the purpose specified in subparagraph (d) of said Section 2 except to reimburse the Company for the acquisition, subsequent to September 1, 1940, of a "net amount of additional property", as defined in Section 7 of Article Two of this Indenture, not previously used as a basis for the issuance of bonds or withdrawal of cash or absorption of excess indebtedness under any of the provisions of this Indenture.] All such orders and drafts of the Company for the payment of such cash shall be signed by the President or one of the Vice Presidents, and by the Treasurer or one of the Assistant Treasurers of the Company, and shall be accompanied by the certificates, documents, opinions, and other showings required by the provisions of Section 2 of said Article Four, and appropriate to the purpose for which such cash is to be used.

Securities representing proceeds of sale to be subjected to lien of this Indenture.

        (3)   In case the proceeds from the sale of any property shall consist wholly or partly of bonds, stocks or other securities, such securities shall forthwith be subjected to the lien of this Indenture and shall be deemed pledged securities within the meaning of Article Six hereof, and shall forthwith be deposited with the Harris Trust and Savings Bank, Trustee, subject to the provisions of said Article Six, or with the trustee of such underlying mortgage as, in the opinion of counsel satisfactory to the Harris Trust and Savings Bank, Trustee, shall be requisite.

Property received in exchange to be subjected to lien of this Indenture.

        (4)   In the case of property exchanged, the property acquired by the Company in exchange therefor shall forthwith be and become subject to the lien of this Indenture. Upon request of the Harris Trust and Savings Bank, Trustee, however, the Company shall transfer the same to the Trustees, in such manner as the Harris Trust and Savings Bank, Trustee, may specify or require.

Procedure in case of release of mortgaged property.

        (5)   Every request of the Company for the release of mortgaged property under the provisions of this Section shall be accompanied by a certified copy of a resolution of the Board of Directors of the Company and sworn statements of one or more persons (not to exceed three) appointed by the Company and approved by the Harris Trust and Savings Bank, Trustee, showing the terms of the sale or exchange of the property to be released, and also showing that in the opinion [*181*] of said Board of Directors and the persons so appointed (a) the proceeds realized or to be realized from the sale of the property to be released represent the full value thereof, or the value of the property received in exchange therefor is at least equal to that of the property to be released; and (b) such sale or exchange is advisable from the standpoint of the Company, the Trustees and the holders of the bonds hereby secured; provided that in any and all cases of sale where the proceeds are less than $10,000, and in any and all cases of exchange where the value of the property taken in exchange is less than $10,000, it shall be sufficient if the showing hereinabove required is made by the sworn statements of the President or one of the Vice Presidents and the Treasurer or one of the Assistant Treasurers of the Company.

Procedure in case of release of pledged securities.

        (6)   Every request of the Company for the release of pledged securities under the provisions of this Section 1 shall be accompanied by a certified copy of a resolution of the Board of Directors of the Company and a certificate signed by one or more competent engineers or other experts or persons appointed by the Company and approved by the Harris Trust and Savings Bank, Trustee, showing the terms of the sale or exchange of the pledged securities to be released, and also showing that, in the opinion of said Board of Directors and the person or persons so appointed (a) the release of the pledged securities mentioned in said resolution and certificate will not in any manner prejudice or impair the value of the security of the holders of bonds hereby secured, and that it is no longer necessary or advisable, from the standpoint of the Company, the Trustees and the holders of the bonds hereby secured, that such pledged securities be retained as part of the property of the Company, or as part of the security for the bonds hereby secured, and (b) the proceeds realized or to be realized from the sale of the pledged securities to be released represent the full value thereof; provided, however, that in no case shall a portion only of the [*182*] pledged securities issued by, or representing a lien upon or interest in the property of, the same company, be released, except with the prior written consent of the Harris Trust and Savings Bank, Trustee.

Trustees may require additional evidence in regard to releases.

        (7)   The Harris Trust and Savings Bank, Trustee, or the Trustees, may in its or their discretion and at the expense of the Company require additional evidence in respect of any of the matters in this Section 1 mentioned. The Trustees, and each of them, however, shall be fully protected in acting upon any request, certificate, copy of resolution or sworn statement hereinabove referred to.

SECTION 2. Application of proceeds of property taken under eminent domain.

        SECTION 2. In case any part or parts of the mortgaged property or any interest therein shall be taken under any condemnation or eminent domain proceedings, the net proceeds realized by the Company therefrom shall be treated in the same manner as though realized from a voluntary sale of such property under the provisions hereof.

SECTION 3. Purchaser of released property protected.

        SECTION 3. In favor of every purchaser from the Company and of every person claiming any interest therein by, through or under the Company, every release of property from the lien of this Indenture by the Trustees under the provisions of this Article Eight shall be valid, and no such purchaser or person need inquire as to the power or authority of said Trustee or Trustees to give any such release or see to the application of the purchase money.

SECTION 4. Receiver of Company's property or Trustees in possession may exercise powers of Company.

        SECTION 4. In case the mortgaged premises shall be in the possession of a receiver lawfully appointed, the powers in and by this Article Eight conferred upon the Company may be exercised by such receiver, with the approval of the Harris Trust and Savings Bank, Trustee, and if the Trustees shall be in possession of the mortgaged premises under any provision of this Indenture, then all the powers of this Article Eight conferred upon the Company may be exercised by the Trustees in their discretion.

[*183*]

SECTION 5. Company may sell merchandise, etc., free of lien.

        SECTION 5. The Company and its subsidiary corporations may from time to time sell, free from the lien of this Indenture, such electrical apparatus and other merchandise and supplies as are commonly dealt in by companies operating like properties, such sale or sales being in the usual course of trade with the customers of the Company.

SECTION 6. Company may sell worn out materials, etc., free of lien.

        SECTION 6. At any time when there is no default hereunder the Company, and its subsidiary corporations, anything in this Indenture to the contrary notwithstanding, may sell, exchange, or otherwise dispose of, free from the lien of this Indenture, any materials or other movable property, including machinery, which, may have become worn out, disused or undesirable for use by the Company; provided, however, that upon or before doing so the Company shall renew the same or substitute therefor other property suitable to its business, and shall subject such renewed or substituted property to the lien hereof.

SECTION 7. Trustees may release property to enable such property to be subjected to lien of underlying mortgage.

        SECTION 7. For the purpose of enabling the Company to subject to the lien of an underlying mortgage a part or parts of the property mortgaged by this Indenture, and on account thereof to withdraw cash deposited with the trustee or trustees of such underlying mortgage, the Trustees hereunder may release such part or parts of the property hereby mortgaged upon receipt of the written request of the Company therefor signed by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries under its corporate seal, accompanied by a certified copy of a resolution of the Board of Directors of the Company and a sworn statement of one or more persons (not to exceed three) appointed by the Company and approved by the Harris Trust and Savings Bank, Trustee, specifying the underlying mortgage to the lien of which it is desired to subject the property to be released and the amount of cash deposited with the trustee of such underlying [*184*] mortgage which it is desired to withdraw on account thereof, and stating the fair cash value of the property requested to be released and that the whole transaction is in the opinion of said Board of Directors and said person or persons so appointed advisable from the standpoint of the Company, the Trustees and the bondholders hereunder.

Disposition of cash received where property is released to enable it to be subjected to lien of underlying mortgage.

        The Company shall, at the time such release is delivered, deposit with Harris Trust and Savings Bank, Trustee, an amount of cash equal to the full cash value of the released property as shown in the resolution of the Board of Directors and the opinion hereinabove required to accompany the request for release. The cash so deposited shall be held by the Harris Trust and Savings Bank, Trustee, as part of the mortgaged property and shall be paid out upon drafts or orders upon the procedure and for the purposes provided in Section 1 of this Article Eight with reference to moneys deposited on account of sales of property; provided, however, that in the case of additional property only such additions and extensions of the Company's properties can be used as a basis for the withdrawal by the Company of cash so deposited, as shall come under the lien of this Indenture, subject only to the lien, if any, of the indentures made by the Company, dated, respectively, November 1, 1909, and July 1, 1917, hereinbefore described.

ARTICLE NINE. POSSESSION UNTIL DEFAULT.

Company to retain possession of mortgaged property, etc., until default.

        Unless default shall have been made in the due and punctual payment of the principal or interest of the bonds hereby secured, or of some part thereof, or in the due and punctual performance and observance of some covenant, condition or agreement hereof obligatory upon the Company, and unless such default shall have continued beyond the period of grace, if any, hereinbefore provided in respect thereof, the Company shall be suffered and permitted to retain actual possession and control of all the mortgaged property, and to manage, operate and use the same and every [*185*] part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the tolls, earnings, income, rents, issues and profits thereof, subject, however, to the provisions of Articles Four and Six of this Indenture.

 ARTICLE TEN. DEFEASANCE AND RECONVEYANCE.

Upon payment of bonds mortgaged property to be released.

        When all of the bonds and coupons hereby secured shall have been paid or redeemed or the Company shall have provided for such payment or redemption by depositing in cash with the Harris Trust and Savings Bank, Trustee, the entire amount necessary for such payment or redemption, and shall also have paid, or caused to be paid, all sums accrued and payable hereunder by the Company, then and in that case, all the mortgaged and pledged property shall revert to the Company, and the estate, rights, title and interest of the Trustees in respect thereof shall thereupon cease, determine and become void; and the Trustees in such case, upon the cancellation of all bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall, upon request of the Company and at its cost and expense, execute and deliver to the Company or its order proper instruments acknowledging satisfaction of this Indenture, and releasing the lien hereby created and reconveying and assigning all of the mortgaged properties, and the Harris Trust and Savings Bank, Trustee, shall surrender to the Company or its order all cash and deposited securities which shall then be held hereunder as a part of the mortgaged and pledged property.

Deposit of cash with Trustee for benefit of bondholders.

Cash deposited for the payment of bonds and coupons under the provisions of this Indenture, shall be held by the Harris Trust and Savings Bank, Trustee, as a special trust fund for the account of the holder or holders of said bonds and coupons, and be applied to the payment of such bonds and coupons upon presentation and surrender thereof. After the deposit of such cash as aforesaid [*186*] said bonds and coupons shall not be entitled to any benefits of this Indenture.

Procedure when bondholders do not claim funds deposited with Trustee.

        Whenever, pursuant to any of the provisions of this Indenture, the Company shall deposit with the Harris Trust and Savings Bank, Trustee, funds for the payment of any bonds issued under this Indenture, or of any interest thereon, to be held by the Harris Trust and Savings Bank, Trustee, for the benefit of the holder or holders of any such bonds, and any such funds shall remain unclaimed with the Harris Trust and Savings Bank, Trustee, for a period of ten (10) years from the date of such deposit, then upon application of the Company, any such funds so unclaimed shall be paid to the Company upon the written order of its Treasurer, and thereafter the Harris Trust and Savings Bank, Trustee, shall be absolved from any further liability based upon or arising out of such deposit of funds, and thenceforth the holder of any bond, or of any coupon or claim for interest for whose benefit such deposit of funds was made shall look only to the Company for payment; the legal liability of the Company for the payment of such bonds and coupons or claims for interest being fully restored by such repayment as aforesaid.

ARTICLE ELEVEN. IMMUNITY OF STOCKHOLDERS, OFFICERS AND DIRECTORS.

No recourse against officers, stockholders, etc., of Company.

        No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any bond or coupon, or under or upon any indebtedness hereby secured, or because of the creation of any indebtedness hereby secured, or for or on account of the consideration therefor, shall be had against any past, present or future stockholder, officer or director of the Company, or of any predecessor or successor company, either directly or through the Company, by the enforcement of any assessment, [*187*] or through any receiver, assignee or trustee in bankruptcy, or by any other legal or equitable proceedings, whether for amounts unpaid on stock subscriptions or for stock liability or any other liability or penalty, or on the ground of any representation, implication or inference arising from or concerning the capitalization of the Company, or of any predecessor, assignee, grantee, or successor company, or otherwise, and whether by virtue of any statute, constitution, contract express or implied, rule of law, or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, the incorporators or past, present or future stockholders, officers or directors of the Company, or of any predecessor or successor company, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the bonds or coupons, or to be implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such past, present or future stockholder, officer or director, whether arising at common law or in equity, or created or to be created by statute or constitution, are hereby expressly released and waived as a condition of, and as a part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations hereby secured.

ARTICLE TWELVE. BENEFITS OF INDENTURE LIMITED TO PARTIES.

Indenture is for sole benefit of parties hereto and holders of debentures and bonds secured hereby.

        Nothing expressed or to be implied from this Indenture, or the bonds issued hereunder, is intended or shall be construed to give to any person or corporation, other than the [*188*] parties hereto, and the holders of the Debentures of 1919 and the bonds and coupons secured by this Indenture, any legal or equitable right, remedy or claim under or in respect of this Indenture, or any covenants, conditions and provisions herein contained; this Indenture and all the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the holders of said Debentures and of said bonds and coupons.

ARTICLE THIRTEEN. EXECUTION OF INSTRUMENTS BY BONDHOLDERS.

Requests of bondholders and proof thereof.

        Any request, direction or other instrument required by this Indenture to be signed and executed by the bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such bondholders in person or by agent appointed in writing. Proof of the execution of any such request, direction or other instrument or of the writing appointing any such agent and of the ownership of bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Harris Trust and Savings Bank, Trustee, or of the Trustees, as the case may be, with regard to any action taken by it or them under such request or other instrument, namely:

          (a)   The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within said jurisdiction, that the person signing such writing acknowledged before him the execution thereof; or by an affidavit of the witness of such execution.

          (b)   The fact of the holding by any bondholder of bonds and coupons transferable by delivery and the amounts and numbers of such bonds, and the date of his holding the same, may be proved by a certificate [*189*] executed by any trust company, bank, bankers or other depositary (wherever situated) if such certificate shall be deemed by the Harris Trust and Savings Bank, Trustee, to be satisfactory, showing that at the date therein mentioned such person had on deposit with such trust company, bank, bankers or other depositary the bonds and coupons described in such certificate. The ownership of registered coupon bonds or of fully registered bonds shall be proved by the registers of such bonds.

 ARTICLE FOURTEEN. CHANGES IN THIS INDENTURE.

SECTION 1. Procedure for modification of this Indenture.

[Note: Amended in its entirety by First Supplemental Indenture.]
[Note: Last sentence amended by Part IV, Section H, Sixth Supplemental Indenture.]

        [SECTION 1. From time to time the holders of four-fifths in amount of all bonds issued under this Indenture for the time being outstanding (not including bonds owned or controlled directly or indirectly by the Company or by any corporation which directly or indirectly controls the Company), by an instrument or instruments in writing signed by such holders, shall have power (1) without prejudice to the powers conferred upon the Trustees and the Company by Articles Six and Eight hereof, to assent to and authorize the release of any part of the trust property, and (2) to waive any default, and any rights arising by reason of any default, under any provision of this Indenture, and (3) to assent to and authorize any modification of any of the provisions of this Indenture that shall be proposed by the Company and consented to by the Harris Trust and Savings Bank, Trustee; and any action herein authorized to be taken with the assent or authority given as aforesaid of the holders of four-fifths in amount of the bonds hereby secured for the time being outstanding shall be binding upon the holders of all of the bonds hereby secured and upon the Trustees, as fully as though such action were specifically and expressly authorized by the terms of this Indenture; provided, always (a) that the obligation of the Company to pay the principal of said bonds and of the Debentures of 1919, at their respective maturities, and the interest thereon, shall continue unimpaired, and (b) that no modification hereof shall give to any bond or bonds hereby secured or any Debentures of 1919, any preference over any other bond or bonds hereby secured or any other Debentures of 1919, and (c) that no waiver of any default shall extend to or affect any subsequent default or impair any right consequent thereon, and (d) that no waiver or modification of any rights which shall have been specially provided in respect of any particular series of bonds shall be effective unless assented to by the holders of four-fifths in amount of the bonds of such particular series and (e) that no such modification shall authorize the creation of any lien prior to the lien of this Indenture upon any of the trust property, and (f) that no modification will ever be proposed by the Company of the provisions of Section 5 of Article Two relating to the issuance of residue bonds which will reduce the requirement of relation of net earnings of the Company to total annual bond interest charge below one and three-quarters times; that no modification will ever be proposed by the Company of the provisions of Section 6 of said Article Two which will increase the amount of bonds issuable with respect to additional property over the amount now provided for in said section; that no modification will ever be proposed by the Company of the provisions of Section 11 of Article Two which will authorize withdrawals from "advance construction account" provided for therein in greater amounts with relation to additional property than is now provided for therein and in the other sections of the Original Indenture referred to in said Section 11; that no modification will ever be proposed by the Company of the provisions of this sub-paragraph (f) of Section 1 of Article Fourteen. Any modification of the provisions of this Indenture so made as aforesaid shall be set forth in a supplemental indenture between the Trustees and the Company which shall be recorded in the same manner as this Indenture, and any such supplemental indenture executed and delivered after September 1, 1940 shall comply with the provisions of the Trust Indenture Act of 1939 as in effect at the time of such execution and delivery.]

ARTICLE FIFTEEN. SUCCESSOR CORPORATIONS.

SECTION 1. Consolidation, merger, etc.

        SECTION 1. Nothing contained in this Indenture, or in any bond hereby secured, shall prevent any consolidation or merger of the Company with or into any other corporation, or the consolidation or merger of any other corporation with or into the Company, or any sale, conveyance or transfer, (subject to the continuing lien of this Indenture and to all the provisions hereof), of all of the trust property as an entirety to a corporation at that time existing under the laws of the United States or of any state or states or territories therein, and entitled to acquire, own, maintain and operate the same; provided, that such consolidation, merger, sale, conveyance or transfer, shall not impair the lien and security of this Indenture or any of the rights or [*191*] powers of the Trustees or of any bondholder hereunder, and that upon any such consolidation, merger, sale, conveyance or transfer, the due and punctual payment of the principal and interest of all the bonds secured hereby and the due and punctual performance and observance of all the covenants and conditions of this Indenture shall be assumed by the corporation formed by such consolidation or merger or purchasing the trust property as aforesaid.

SECTION 2. When bonds may continue to issue hereunder after sale of mortgaged property to another corporation.

        SECTION 2. In case the Company shall sell, convey or transfer all of the trust property to another corporation organized for the sole purpose of acquiring such property and continuing the business of the Company and not at the time of such sale, conveyance or transfer, engaged in any other business, such corporation (hereinafter called "successor corporation"), may, with the written consent of the Harris Trust and Savings Bank, Trustee, succeed to, and be substituted for, the Company, with the same effect as if it had been named herein as party of the first part, upon executing, and causing to be recorded, an indenture to the Trustees, satisfactory to the Harris Trust and Savings Bank, Trustee, whereby such successor corporation shall assume the due and punctual payment of the principal and interest of the bonds secured hereby and the performances of all the covenants and conditions of this Indenture on the part of the Company to be performed; and such successor corporation thereupon may cause to be signed, and may issue, either in its own name or in the name of the Company, any or all of the bonds authorized to be issued hereunder which shall not theretofore have been issued; and upon the order of said successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions herein prescribed, the Harris Trust and Savings Bank, Trustee, shall authenticate and deliver any of such bonds which shall have been previously signed and delivered by the officers of the [*192*] Company to the Harris Trust and Savings Bank, Trustee, for authentication, and any of such bonds which such successor corporation shall thereafter cause to be signed and delivered to the Harris Trust and Savings Bank, Trustee for that purpose. All the bonds so issued shall in all respects have the same legal rank and security as the bonds theretofore or thereafter issued in accordance with the terms of this Indenture.

"Company" includes successor complying with provisions of this section.

The word "Company" wherever used in this Indenture shall include any such successor so complying with the provisions of this Section 2 of this Article, and in any such case the certificates of the officers or resolutions of the Board of Directors of the Company required by the provisions of this Indenture may be made or adopted by the like officials or body of such successor corporation.

SECTION 3. Trustee may submit to counsel the matter of its consent to consolidation or sale.

        SECTION 3. The Harris Trust and Savings Bank, Trustee, may, if it shall so elect, submit the matter of granting or withholding any consent or approval by it under the provisions of this Article Fifteen to such experts or counsel as shall be satisfactory to it.

 ARTICLE SIXTEEN. CONCERNING THE TRUSTEES.

SECTION 1. Rights, duties, immunities and compensation of Trustees.

        SECTION 1. The Trustees, and each of them, hereby accept the trusts imposed upon them, and each of them, by this Indenture, but only upon and subject to the following express terms and conditions:

[Note: Subdivisions (a) to (k) inclusive of Section 1 superseded by Article 18, Sixth Supplemental Indenture.]

          (a)   Superseded.

          (b)   Superseded.

          (c)   Superseded.

          (d)   Superseded.

          (e)   Superseded.

          (f)    Superseded.

          (g)   Superseded.

          (h)   Superseded.

          (i)    Superseded.

          (j)    Superseded.

          (k)   Superseded.

SECTION 2. Compensation of Trustee not limited.

[Note: First sentence of Section 2 superseded by Article 18 (see Sixth Supplemental Indenture).]

        SECTION 2. [First sentence deleted—superseded.] The compensation of the Trustees shall not be limited to or by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 3. Trustee may resign.

        SECTION 3. Either, or both, of the Trustees may at any time resign from the trust hereby created by giving thirty (30) days' written notice to the Company, and to the other Trustee, if any, and such resignation shall take effect at the end of said thirty (30) days. Such notice may be served personally or sent by registered mail.

[*197*]

SECTION 4. Trustees may be removed.

        SECTION 4. Either or both, of the Trustees may be removed at any time by an instrument or concurrent instruments in writing, delivered to both of the Trustees, and to the Company, and signed by the holders of a majority in amount of the bonds hereby secured and then outstanding.

SECTION 5. In case of resignation, removal or dissolution of Pacific-Southwest Trust & Savings Bank, then Harris Trust and Savings Bank to appoint successor Trustee.

        SECTION 5. In case the Pacific-Southwest Trust & Savings Bank, or its successor, shall at any time resign, or be removed, or be dissolved, or otherwise become incapable of acting hereunder, said Harris Trust and Savings Bank, if then acting as Trustee hereunder, may by an instrument in writing, signed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and under its corporate seal, appoint a successor Trustee to fill such vacancy.

SECTION 6. Pacific-Southwest Trust & Savings Bank to become sole Trustee hereunder in case of resignation, removal or dissolution of Harris Trust and Savings Bank.

        SECTION 6. The Pacific-Southwest Trust & Savings Bank, or its successor hereunder, is hereby appointed the successor of the Harris Trust and Savings Bank, Trustee, in case said Harris Trust and Savings Bank shall at any time resign, or be removed, or be dissolved, or otherwise be or become incapable of acting hereunder, and in any such event, the Pacific-Southwest Trust & Savings Bank, or its successor, shall at once be and become sole Trustee hereunder, and have and exercise all the estate, rights, powers and duties by this Indenture vested in or imposed upon the Trustees, and each of them, including the rights, powers and duties of said Harris Trust and Savings Bank, Trustee, in respect of the authentication and registration of bonds hereby secured, and the custody of any of the mortgaged property, then held by said Harris Trust and Savings Bank, Trustee.

SECTION 7. If Pacific-Southwest Trust and Savings Bank becomes sole Trustee and resigns or is removed, or is dissolved, then bondholders may appoint Trustee.

        SECTION 7. In case the Pacific-Southwest Trust & Savings Bank, or its successor, shall become sole Trustee hereunder, and shall thereafter resign or be removed, or be dissolved, [*198*] or otherwise become incapable of acting hereunder, a successor may be appointed by the holders of a majority in interest of the bonds hereby secured and then outstanding by an instrument or concurrent instruments in writing, signed by such holders, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy the Company by an instrument executed by order of its Board of Directors, and signed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and under its corporate seal, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the bondholders in the manner above provided; and any such temporary Trustee so appointed by the Company shall immediately and without further act be superseded by the Trustee so appointed by such bondholders. Every such temporary Trustee so appointed by the Company shall be a trust company in good standing, having a capital and surplus of not less than $2,000,000, if there be such a trust company willing, qualified and able to accept the trust upon reasonable or customary terms.

SECTION 8. Successor Trustee to accept trusts hereunder, etc.

        SECTION 8. Any Trustee appointed hereunder as successor to the Pacific-Southwest Trust & Savings Bank, or its successor, shall execute, acknowledge and deliver to its predecessor and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Company, or of the successor Trustee, execute and deliver an instrument transferring to such successor Trustee, all the estate, properties, rights, powers, and [*199*] trusts of such predecessor hereunder, and shall duly assign, transfer and deliver all property and moneys held by it to its successor.

Company to execute instruments necessary to vest new Trustee with proper powers.

Should any deed, conveyance or instrument in writing from the Company be required by any successor Trustee for more fully and certainly vesting in such Trustee the estates, rights, powers and duties hereby vested in the Trustees, or either of them, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor Trustee hereunder, together with all deeds, conveyances, and other instruments provided for in this Article shall, at the expense of the Company, be forthwith filed for record in the county or counties wherein the mortgaged properties are located.

SECTION 9. Pacific-Southwest Trust & Savings Bank, Trustee, appointed agent of bondholders for certain purposes.

        SECTION 9. The Pacific-Southwest Trust & Savings Bank, Trustee, is hereby constituted and appointed the agent and attorney of the holders of the bonds and coupons issued and to be issued hereunder for the purpose of making any affidavits or of taking any other steps necessary or proper, under any present or future law, in order to preserve the full lien and priority of this Indenture, but said Trustee is not required to act as such agent or attorney unless requested so to do in writing by the holders of bonds affected, and indemnified to its satisfaction for any possible cost, expense, counsel fees, charge or liability because of such action, and any affidavit made or other step taken by it, shall be deemed and taken to be on behalf of and the act of the several and respective holders, for the time being, of all of said bonds and coupons, and for their use and benefit, whether so expressed or not.

SECTION 10. Trustees may raise money upon security of mortgaged property.

        SECTION 10. The Trustees may raise and borrow money on the security of the mortgaged property, or any part [*200*] thereof, for the purpose of paying off or discharging any mortgage or charge for the time being charged on the mortgaged property, or any part thereof, in priority to this Indenture. The Trustees may raise and borrow such moneys as aforesaid at such rate of interest and generally on such terms and conditions as the Trustees shall think fit, and may secure the repayment of the moneys so raised or borrowed with interest on the same, by mortgaging or otherwise charging the mortgaged property, or any part thereof, in such manner and form as the Trustees shall think fit. There are excepted from the provisions of this section the hereinbefore mentioned underlying mortgages.

SECTION 11. Trustees may advance money for certain purposes and be protected.

[Note: Amended by Part IV, Section I, Sixth Supplemental Indenture.]

        [SECTION 11. In case the Company shall fail seasonably to pay any tax, assessment or governmental or other charge upon any part of the mortgaged property, or shall fail to pay when due the principal or interest of any indebtedness constituting a lien prior to this Indenture on any part of the mortgaged property, or to procure and maintain reasonable and proper insurance thereon as aforesaid, the Trustees, or either of them, may pay such tax, assessment or governmental charge or principal or interest, or procure and maintain such insurance, without prejudice, however, to any rights of the Trustees or the bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this Section, with interest thereon from the date of payment at the rate of six per cent (6%) per annum, shall be repaid by the Company upon demand, and shall become so much additional indebtedness secured by this Indenture, and the same shall be given a preference in payment of any of said bonds, and shall be paid out of the proceeds of any sale of the mortgaged property, if not otherwise paid by the Company; but neither of the Trustees shall be under any obligation to make any such payment unless a prudent man in the conduct of his own affairs, under the circumstances, would make such payment.]

ARTICLE SEVENTEEN. CERTAIN WORDS DEFINED.

SECTION 1. Covenants of Company binding on successors.

        SECTION 1. All the covenants, stipulations, promises, undertakings and agreements herein contained, by or on behalf of the Company, shall bind its successors and assigns, whether so expressed or not.

SECTION 2. Definitions.

[Note: Fifth and sixth sentences amended by Part IV, Section J, Sixth Supplemental Indenture.
                                      Last sentence added by Eighty-Eighth Supplemental Indenture.]

        SECTION 2. The words "bond hereby secured," "bonds issued hereunder," "bonds outstanding hereunder" and words of similar import descriptive of the instruments hereby secured, and the words "owner," "holder" and "bondholder," and the like, whenever used in this Indenture, shall mean and include, respectively, the Debentures of 1919, and the owners or holders thereof, wherever necessary or appropriate, to give to such Debentures of 1919, and to every owner or holder thereof the security afforded by this Indenture, and all rights and remedies in respect thereto. Words in the singular shall include the plural as well as the singular number, unless otherwise expressly indicated. The word "coupons" refers to the interest coupons attached to the bonds secured hereby. The word "person" shall include associations or corporations. [The word "Trustees", whenever used in this Indenture or in the bonds hereby secured, means the Trustees hereunder for the time being, whether the Trustees originally named herein, or successor Trustees, or Trustees appointed pursuant to the provisions of Section 7 of Article Eighteen of this Indenture. The words "Harris Trust and Savings Bank, Trustee," wherever used in this Indenture or in the bonds hereby secured, shall mean Harris Trust and Savings Bank, or its successor for the time being in the trust hereby created, so long as said Harris Trust and Savings Bank or said successor, as the case may be, shall be a Trustee hereunder and shall be a corporation organized and doing business under the laws of the United States or of any State, having a combined capital and surplus of not less than $5,000,000, being authorized under the laws of the jurisdiction of its incorporation to exercise corporate trust powers, and being subject to supervision or examination by Federal or State authority; if at any time said Harris Trust and Savings Bank or said successor, as the case may be, shall not be a Trustee hereunder or shall not be such a corporation, then said words "Harris Trust and Savings Bank, Trustee," shall be deemed to mean such other of the then existing Trustees hereunder as is such a corporation, and if at such time there is more than one such corporation acting as Trustee hereunder, then said words shall be deemed to mean the one thereof having the greatest combined capital and surplus; if a corporate Trustee hereunder publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority, the combined capital and surplus of such corporate Trustee shall, for the purposes of this sentence, be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.] The words "Pacific-Southwest Trust & Savings Bank, Trustee," whenever used in this Indenture or in the bonds hereby secured, shall include its successor or successors in the trust hereby created. [The words "resolution of the Board of Directors" and "resolution adopted by the Board of Directors," or words to the same effect, shall mean any resolution duly adopted by the Board of Directors or any resolution duly adopted by any duly authorized committee of the Board of Directors or officers of the Company pursuant to authority delegated to such committee or officers by the Board of Directors or a committee thereof; and the words "Board of Directors", with respect to any determination or opinion of, or any fixing of dates or order to be executed by, the Board of Directors of the Company, or words to the same effect, shall mean any determination, opinion, fixing or order, as the case may be, of the Board of Directors or any duly authorized committee of the Board of Directors or officers of the Company pursuant to authority delegated to such committee or officers by the Board of Directors or a committee thereof.]

[Note: Articles Eighteen through Twenty-One added by Sixth Supplemental Indenture.]

[*SS19*]

 ARTICLE EIGHTEEN. ADDITIONAL PROVISIONS CONCERNING THE TRUSTEE.

The provisions of Section 1 of this Article Eighteen shall supersede and take the place of the whole of Subdivisions (a) to (k), inclusive, of Section 1 and the first sentence of Section 2 of Article Sixteen of this Indenture.

SECTION 1. Additional provisions concerning the Trustees.

        SECTION 1. (a) Prior to the occurrence of any Event of Default and after all Events of Default which may have occurred shall have ceased to be continuing:

Trustee liable only for performance of duties specifically set forth.

          (1)   The duties and obligations of each Trustee shall be determined solely by the express provisions of this Indenture, and a Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture with respect to such Trustee, and no implied covenants or obligations shall be read into this Indenture against a Trustee; and

Trustee may rely upon certificates or opinions subject to duty to examine.

          (2)   Each Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of such Trustee, upon any certificates or opinions furnished to any Trustee hereunder; but in the case of any such certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Trustees, or either of them, then the Trustees, or Trustee, to whom any such certificates or opinions must be furnished, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

[*SS20*]

In case of Event of Default, Trustee to exercise rights and powers as would a prudent man in conduct of own affairs.

        In case any Event of Default shall occur and be continuing each Trustee shall exercise such of the rights and powers vested in such Trustee by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Trustee not liable for error of judgment by officers.

        A Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts.

Holders of bonds may direct Trustees; Trustee not liable for action or nonaction.

        The holders of a majority in principal amount of the bonds at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to any Trustee, or exercising any trust or power conferred upon any Trustee, hereunder, and a Trustee shall not be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with any such direction.

Trustee liable for negligence or willful misconduct except as provided in this subdivision.

        Except as provided in this Subdivision (a), no provision of this Indenture shall be construed to relieve any Trustee from liability for such Trustee's own negligent action, negligent failure to act or wilful misconduct.

Trustee not responsible for correctness or validity of Indenture or bonds.

        (b)(1) The recitals and the statements of fact herein and in the bonds and coupons contained shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness thereof. The Trustees make no representation as to the validity of this Indenture, or of any bonds or coupons issued hereunder, nor as to the security hereby afforded, nor as to the title of the Company to the property hereby mortgaged.

[*SS21*]

Trustee liable only for performance of duties specifically set forth.

        (2)   A Trustee shall not be accountable for the use of any bond delivered hereunder or the application of the proceeds of the same.

Trustee not required to pay interest on deposited moneys.

        (3)   A Trustee shall not be required to pay interest upon any moneys deposited with it hereunder save such as from time to time it shall agree with the Company to pay. Each Trustee may buy, sell or deal in the bonds and coupons secured hereby, and deal with the Company, as freely as if it were not Trustee hereunder, and no trust relationship shall arise hereunder as to any such bonds or coupons which may be owned by such Trustee.

Action of bondholder shall bind future owners of same bond.

        (4)   Any request, consent or vote of the owner of any bond shall bind all future owners of the same bond in respect of anything done or suffered by a Trustee in pursuance thereof.

Trustee not obligated to take action requested by bondholders.

        (5)   A Trustee shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the bondholders, pursuant to the provisions of this Indenture, unless such bondholders shall have offered to such Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nothing herein contained shall, however, relieve any Trustee of the obligation, in case any Event of Default shall occur and be continuing, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Trustee may act upon opinion of counsel.

        (6)   A Trustee may, in its discretion, advise with legal counsel to be selected and employed by it at the expense [*SS22*] of the Company (who may be of counsel to the Company), and, to the extent permitted by Subdivision (a) of this Section, shall be fully protected in any action under this Indenture taken by it in good faith in accordance with the opinion of such counsel.

Trustee entitled to compensation, reimbursement and indemnity.

        (7)   The Company agrees, from time to time, on demand, to pay to each Trustee reasonable compensation for its services, to reimburse each Trustee for all its reasonable expenditures, and to indemnify and save each Trustee harmless against any liabilities which it may incur without negligence or bad faith in the exercise and performance of its powers and duties hereunder; and for such indemnification, reimbursement and compensation a first lien is hereby imposed by the Company in favor of each Trustee upon the trust estate.

Trustee may rely on officers' certificate.

        (8)   Whenever, in the administration of the trusts of this Indenture, any Trustee shall deem it necessary or desirable that any matter be proved or established prior to such Trustee taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, to the extent permitted by Subdivision (a) of this Section, be deemed to be conclusively proved and established by a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company and delivered to such Trustee, and such certificate shall, to the extent permitted by Subdivision (a) of this Section, be full warrant to such Trustee for any action taken or suffered by it under the provisions of this Indenture on the faith thereof; but in its discretion such [*SS23*] Trustee may require such further or additional evidence as to it may seem reasonable. To the extent permitted by Subdivision (a) of this Section, any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a copy thereof certified by the Secretary or any Assistant Secretary of the Company under its corporate seal.

Trustee may rely on documents believed genuine.

        (9)   A Trustee, to the extent permitted by Subdivision (a) of this Section, may rely and shall be protected in acting upon or in accordance with any notice, request, consent, certificate, bond, coupon or other document believed by it to be genuine and to have been signed or presented by the proper person or duly authorized or properly made

Provisions of Subdivision (a) to contol.

        (c)   If and to the extent that any provision contained in any Section of this Indenture limits, qualifies, conflicts with, or is contrary to the provisions of Subdivision (a) of this Section, the provisions of said Subdivision (a) shall be deemed to control and govern. Specifically, but without in any way limiting the generality of the foregoing,

        (1)   The provisions of Subdivision (a) of this Section shall control the application of the following provisions of this Indenture, and none of the following provisions of this Indenture, or any other provisions of this Indenture, shall, prior to the occurrence of any Event of Default and after all Events of Default which may have occurred shall have ceased to be continuing, be construed as [*SS24*] relieving any Trustee from liability for the performance of such duties and obligations as are specifically set forth in this Indenture with respect to such Trustee, or shall, in case any Event of Default shall occur and be continuing, be construed as relieving any Trustee from the duty of exercising such of the rights and powers vested in such Trustee by this Indenture, and using the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that each Trustee shall be protected from liability hereunder if it acts in accordance with the provisions of Subdivision (a) of this Section:

            (i)  The provisions contained in Section 3 of Article Four to the effect that the reports and opinions therein provided for shall be full warrant, authority and protection for any action taken or omitted by Harris Trust and Savings Bank, Trustee, in reliance thereon and shall be binding upon all holders of bonds issued hereunder, but that Harris Trust and Savings Bank, Trustee, shall in no case be under any obligation to take any action or enter into any agreement under said Section;

           (ii)  The provisions contained in Section 1 of Article Six to the effect that Harris Trust and Savings Bank, Trustee, shall not be obliged as a condition precedent to the acceptance of any pledged securities to examine into or pass upon the validity or genuineness thereof, or of any assignment or transfer thereof, and shall be entitled to assume that any pledged securities as presented for deposit hereunder are genuine and valid and what they purport to be and that any transfers and assignments thereof are genuine and legal, and that as to any pledged securities deposited with the trustee of any underlying mortgage, Harris Trust and Savings Bank, Trustee, may accept a certificate of [*SS25*] such trustee that such pledged securities have been so deposited as conclusive evidence of such deposit, of the validity and genuineness of such pledged securities and of the sufficiency, genuineness and legality of any transfer and assignment thereof;

          (iii)  The provision contained in Section 4 of Article Six to the effect that until Harris Trust and Savings Bank, Trustee, is advised to the contrary, it shall be entitled to assume that all cash dividends on pledged securities have been properly paid out of earnings;

          (iv)  The provisions contained in Section 7 of Article Six to the effect that the consolidations, mergers, conveyances or leases thereby permitted shall be made only upon such terms as shall not, in the opinion of counsel satisfactory to Harris Trust and Savings Bank, Trustee, in any manner impair or prejudice the value of the security or the rights of the Trustees and the bondholders hereunder;

           (v)  The provisions contained in Section 11 of Article Six to the effect that Harris Trust and Savings Bank, Trustee, shall be under no duty or obligation to demand payment of the principal of any of the pledged securities, or of any of the interest accruing thereon, or to do any act, exercise any power or take any steps under the several mortgages or other agreements under which securities included in the pledged securities are respectively issued, proper or permitted to be demanded, done, exercised or taken by the holders thereof or, prior to the maturity of bonds issued and outstanding hereunder, to demand payment of any of the pledged securities [*SS26*] which by their terms will mature prior thereto, until the occurrence of certain specified events;

          (vi)  The provision contained in Section 12 of Article Six to the effect that under certain circumstances Harris Trust and Savings Bank, Trustee, upon being furnished with the funds deemed by it necessary in the premises or upon being indemnified to its reasonable satisfaction, may at any time take such steps as it in its discretion may deem advisable to protect the interests of the Trustees and of the bondholders hereunder in respect of any of the pledged securities;

         (vii)  The provision contained in Section 13 of Article Six to the effect that in certain circumstances, Harris Trust and Savings Bank, Trustee, in its discretion and upon receiving the opinion of counsel satisfactory to it to the effect that the rights and security of the bondholders and of the Trustees hereunder will not be impaired thereby, may cancel or consent to the cancellation of securities included in the pledged securities;

        (viii)  The provision contained in Section 15 of Article Six to the effect that Harris Trust and Savings Bank, Trustee, from time to time in its discretion may do or cause to be done whatever in the opinion of counsel may be necessary or advisable for the purpose of maintaining and preserving the rights of the Company, Harris Trust and Savings Bank, Trustee, and the holders of bonds hereby secured in respect of the deposited securities;

          (ix)  To the extent that the Trustees, or either of them, are acting on behalf of the bondholders in bidding [*SS27*] for and purchasing the mortgaged property, the provision contained in Section 7 of Article Seven to the effect that the Trustees, or either of them, may hold, retain, possess and dispose of such property without further accountability;

           (x)  The provision contained in Subdivision (7) of Section 1 of Article Eight to the effect that the Trustees, and each of them, shall be fully protected in acting upon any request, certificate, copy of resolution or sworn statement referred to in said Section;

          (xi)  The provision contained in Article Thirteen to the effect that proof of the execution of any of the instruments therein provided for, if made in the manner therein provided for, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of Harris Trust and Savings Bank, Trustee, or of the Trustees, as the case may be, with regard to any action taken by it or them under such instrument;

         (xii)  The provisions contained in Section 9 of Article Sixteen to the effect that Pacific-Southwest Trust & Savings Bank, Trustee, (now Security-First National Bank of Los Angeles) is not required to act under said Section unless requested so to do in writing by the holders of bonds affected, and indemnified to its satisfaction for any possible cost, expense, counsel fees, charge or liability because of such action.

        (2)   Notwithstanding any provision contained in Section 11 of Article Six, or elsewhere in this Indenture, but subject, nevertheless, to the provisions of Section 2 of Article [*SS28*] Nineteen of this Indenture, no Trustee hereunder shall be required or obligated to take any action hereunder upon the request or direction of the holders of less than a majority in principal amount of the bonds then outstanding hereunder.

Which bonds to be disregarded in determining whether required percentage of outstanding bonds have concurred in action.

        (d)   In any case under this Indenture where a Trustee is requested or directed to take any action by the holders of a specified percentage of the bonds then outstanding, in determining whether the holders of the required percentage of the bonds then outstanding have concurred in any such request or direction, bonds owned by any obligor thereon, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with any obligor thereon, shall be disregarded, except that for the purposes of determining whether a Trustee shall be protected in relying on any such request or direction, only bonds which the Trustee knows are so owned shall be so disregarded.

When an Event of Default shall be deemed to have occurred.

        (e)   For the purposes of Section 1 of this Article Eighteen, an Event of Default shall be deemed to have occurred if any of the events specified in Subdivisions (a) to (i), inclusive, of Section 1 of Article Seven of this Indenture shall have occurred and shall have continued for the period of grace, if any, specified therein.

Definition of "responsible officer."

        (f)    For the purposes of Sections 1 and 2 of this Article Eighteen, the term "responsible officer" of a Trustee is defined to mean the chairman of the board of directors, the president, every vice-president, the secretary, the treasurer, every trust officer, every assistant trust officer and every other officer and assistant officer of such Trustee customarily performing functions similar to those performed by the [*SS29*] persons who at the time shall be such officers respectively or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

SECTION 2: Duty of Harris Trust to advise bondholders of occurrence of default.

        SECTION 2. (a) Harris Trust and Savings Bank, Trustee, shall mail to the holders of bonds whose names and addresses appear in the information preserved at the time by such Trustee in accordance with the provisions of Section 1 of Article Nineteen of this Indenture and to the registered holders of coupon bonds registered as to principal and of registered bonds without coupons, notice of the happening of all defaults known to such Trustee within ninety (90) days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided, however, that in the case of any default of the character specified in Subdivision (c) of Section 1 of Article Seven of this Indenture, no such notice shall be given until at least sixty (60) days after the occurrence thereof; and further provided that, except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment or satisfaction of any sinking, purchase or Special Trust Fund obligation, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of such Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.

Duty of other Trustees to advise Harris Trust of occurrence of default.

        (b)   Each Trustee additional to Harris Trust and Savings Bank, Trustee, shall mail to Harris Trust and Savings Bank, Trustee, notice of the happening of all defaults [*SS30*] known to such additional Trustee within ten (10) days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice, and as to such defaults shall join with Harris Trust and Savings Bank, Trustee, in the mailing of the notice provided for in Subdivision (a) of this Section

Definition of "default."

        (c)   For the purposes of this Section, the term "default" shall mean any default specified in Section 1 of Article Seven of this Indenture, not including in the case of the defaults specified in Subdivisions (b) or (c) thereof any periods of grace provided for therein.

SECTION 3: Trustee acquiring conflict of interest to eliminate conflict or resign.

        SECTION 3. If any Trustee hereunder, whether a Trustee originally named herein, or a successor Trustee, or a Trustee appointed pursuant to the provisions of Section 7 of this Article Eighteen, has or shall acquire any conflicting interest, as defined in this Section, such Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner provided in Section 3 of Article Sixteen of this Indenture, such resignation (notwithstanding anything to the contrary contained in said Section 3) to become effective upon the appointment of a successor trustee and such successor's acceptance of such appointment, and the Company, subject to the right of the bondholders to appoint a successor trustee as provided in Section 7 of said Article Sixteen, shall take prompt steps to appoint a successor in the manner provided in said Section 7.

          (A)  In the event that Harris Trust and Savings Bank, Trustee, shall fail to comply with the foregoing provisions of this Section, it shall, within ten (10) days after the expiration of such ninety-day period, transmit [*SS31*] notice of such failure by mail to the holders of the bonds whose names and addresses appear in the information preserved at the time by Harris Trust and Savings Bank, Trustee, in accordance with the provisions of Section 1 of Article Nineteen of this Indenture and to the registered holders of coupon bonds registered as to principal and of registered bonds without coupons; and any bondholder who has been a bona fide holder of bonds for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee, and the appointment of a successor, if such Trustee fails, after written request therefor by such holder, to comply with said foregoing provisions of this Section.

          (B)  In the event that any Trustee hereunder other than Harris Trust and Savings Bank, Trustee, shall fail to comply with the foregoing provisions of this Section, such Trustee (x) shall, within ten (10) days after the expiration of such ninety-day period, notify the Company and Harris Trust and Savings Bank, Trustee, in writing of such failure, and (y) shall ipso facto cease to be a Trustee hereunder.

Definition of "conflict of interest."

For the purposes of this Section, a Trustee shall be deemed to have a conflicting interest if

  (a)
  such Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding except as otherwise provided in Paragraph (1) of Subsection (b) of Section 310 of the Trust Indenture Act of 1939; [*SS32*]

  (b)
  such Trustee or any of its directors, or executive officers is an obligor upon the bonds issued under this Indenture or an underwriter for the Company;

  (c)
  such Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

  (d)
  such Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than such Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (1) one individual may be a director and/or an executive officer of such Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both such Trustee and of the Company, and (2) if and so long as the number of directors of such Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of such Trustee and a director of the Company, and (3) such Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of Subdivision (a) of this Section, to act as trustee, whether under an indenture or otherwise; [*SS33*]

  (e)
  ten per cent (10%) or more of the voting securities of such Trustee is beneficially owned either by the Company or by any director, partner, or executive officer of the Company, or twenty per cent (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per cent (10%) or more of the voting securities of such Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

  (f)
  such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, (1) five per cent (5%) or more of the voting securities, or ten per cent (10%) or more of any other class of security, of the Company, not including bonds issued under this Indenture and securities issued under any other indenture under which such Trustee is also trustee, or (2) ten per cent (10%) or more of any class of security of an underwriter for the Company;

  (g)
  such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, five per cent (5%) or more of the voting securities of any person who, to the knowledge of such Trustee, owns ten per cent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company; [*SS34*]

  (h)
  such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, ten per cent (10%) or more of any class of security of any person who, to the knowledge of such Trustee, owns fifty per cent (50%) or more of the voting securities of the Company; or

  (i)
  such Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per cent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under Subdivision (f), (g) or (h) of this Section. As to any such securities of which such Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per cent (25%) of such voting securities or twenty-five per cent (25%) of any such class of security. Promptly after May 15 in each calendar year, such Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of [*SS35*] principal or interest under this Indenture when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, such Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this Subdivision (i), all such securities so held by such Trustee, with sole or joint control over such securities vested in it, shall, so long as such failure shall continue, be considered as though beneficially owned by such Trustee, for the purposes of Subdivision (f), (g) and (h) of this Section

        The specification of percentages in Subdivisions (e) to (i), inclusive, of this Section shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of Subdivision (c) or (g) of this Section.

        For the purposes of Subdivisions (f), (g), (h) and (i) of this Section, (1) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (2) an obligation shall be deemed to be in default when a [*SS36*] default in payment of principal shall have continued for thirty (30) days or more, and shall not have been cured; and (3) a Trustee shall not be deemed the owner or bolder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as a custodian, escrow agent, or depositary, or in any similar representative capacity.

        For the purposes of this Indenture, the term "underwriter", when used with reference to the Company, means every person who, within three (3) years prior to the time as of which the determination is made, was an underwriter (as defined in Section 303(4) of the Trust Indenture Act of 1939) of any security of the Company outstanding at the time of such determination.

        For the purposes of this Indenture, the terms "director", "executive officer" and "voting security" shall have the meanings assigned to such terms in Section 303 of the Trust Indenture Act of 1939.

        For the purposes of this Indenture, the term "person" shall have the meaning assigned to such term in Section 2 of the Securities Act of 1933.

        The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

          (1)   A specified percentage of the voting securities of a person means such amount of the outstanding voting [*SS37*] securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (2)   A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (3)   The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (4)   The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

            (a)   Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

            (b)   Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

            (c)   Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

            (d)   Securities held in escrow if placed in escrow by the issuer thereof; [*SS38*]

    provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (5)   A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 4: Limitations on right of Trustee as creditor.

        SECTION 4. (a) Subject to the provisions of Subdivision (f) of this Section, if in its individual capacity a Trustee hereunder, whether a Trustee originally named herein, or a successor Trustee, or a Trustee appointed pursuant to the provisions of Section 7 of this Article Eighteen, shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four (4) months prior to a default, as defined in Subdivision (e) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, such Trustee shall set apart and hold in a special account for the benefit of [*SS39*] such Trustee individually and of the indenture security holders, as defined in said Subdivision (e):

          (1)   an amount equal to any and all reductions in the amount due and owing to such Trustee upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subparagraph (2) of this Subdivision (a), or from the exercise of any right of set-off which such Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2)   all property received by such Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

        (b)   Nothing contained in this Section shall affect the right of a Trustee:

          (1)   to retain for its own account (i) payments made on account of any such claim described in Subdivision (a) of this Section by any person, other than the Company, who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by such Trustee [*SS40*] to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

          (2)   to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-months' period;

          (3)   to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if such Trustee shall sustain the burden of proving that at the time such property was so received such Trustee had no reasonable cause to believe that a default, as defined in Subdivision (e) of this Section, would occur within four (4) months; or

          (4)   to receive payment on any claim referred to in subparagraph (2) or (3) of this Subdivision (b), against the release of any property held as security for such claim as provided in subparagraph (2) or (3), as the case may be, of this Subdivision (b), to the extent of the fair value of such property.

        For the purposes of subparagraphs (2), (3) and (4) of this Subdivision (b), property substituted after the beginning of such four-months' period for property held as [*SS41*] security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such subparagraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of such Trustee as such creditor, such claim shall have the same status as such preexisting claim.

        (c)   If a Trustee shall be required to account as in this Section provided, the funds and property held in such special account and the proceeds thereof shall be apportioned between such Trustee and the indenture security holders in such manner that such Trustee and the indenture security holders realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of such Trustee anything on account of the receipt by such Trustee from the

Company of the funds and property in such special account and before crediting to the respective claims of such Trustee and of the indenture security holders, dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this Subdivision (c) with [*SS42*] respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between such Trustee and the indenture security holders, in accordance with the provisions of this Subdivision (c), the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this Subdivision (c) due consideration in determining the fairness of the distributions to be made to such Trustee and the indenture security holders with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this Subdivision (c) as a mathematical formula.

        (d)   If a Trustee shall have resigned or been removed after the beginning of such four-months' period, it shall nevertheless be subject to the provisions of this Section as though such resignation or removal had not occurred. If a Trustee shall have resigned or been removed prior to the beginning of such four-months' period, it shall nevertheless [*SS43*] be subject to the provisions of this Section, as though such resignation or removal had not occurred, if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as such Trustee, occurred after the beginning of such four-months' period and within four (4) months after such resignation or removal.

Definition of "default" and "indenture security holder."

        (e)   As used in this Section, the term "default" means any failure to make payment in full of principal or interest, when and as the same becomes due and payable, under any indenture which has been qualified under the Trust Indenture Act of 1939, and under which the particular Trustee is trustee and the Company is an obligor; and the term "indenture security holders", notwithstanding anything contained in Section 2 of Article Seventeen of this Indenture, means all holders of securities outstanding under any such indenture under which any such default exists.

Certain creditor relationships excluded.

        (f)    A Trustee shall not be required to account, as provided in this Section, if the creditor relationship arises from:

          (1)   the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by such Trustee;

          (2)   advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by the terms and provisions of this Indenture, for the purpose of preserving the property subject to the lien hereof or of discharging tax liens or other prior liens or encumbrances [*SS44*] on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders, at the time and in the manner provided in this Indenture;

          (3)   disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4)   an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this Subdivision (f);

          (5)   the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Act approved December 23, 1913, known as the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6)   the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper, as defined in this Subdivision (f).

Definition of certain terms.

        The term "security" or "securities", as used in this Subdivision (f), shall have the same meaning as the definition of the term "security" in Section 2 of the Securities Act of 1933.

        The term "cash transaction", as used in subparagraph (4) of this Subdivision (f), means any transaction in which full payment for goods or securities sold is made [*SS45*] within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

        The term "self-liquidating paper", as used in subparagraph (6) of this Subdivision (f), means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 5: Certain powers of Trustees in case of default.

        SECTION 5. In the case of a default in the payment of the principal of any bond, when and as the same shall become due and payable, or in the case of a default in the payment of the interest on any bond, when and as the same shall become due and payable and the continuance of such default after sixty (60) days, a Trustee or the Trustees may recover judgment in its own name or their own names and as trustee or trustees of an express trust against the Company (or any successor thereto) for the whole amount of such principal and interest remaining unpaid. A Trustee or the Trustees may file such proofs [*SS46*] of claim or other papers or documents as may be necessary or advisable in order to have the claims of a Trustee or the Trustees and of the bondholders allowed in any judicial proceedings relative to the Company (or any successor thereto), its creditors, or its property. Harris Trust and Savings Bank, Trustee, is hereby irrevocably appointed (and the successive respective holders of the bonds and of the coupons by taking and holding the same shall be conclusively deemed to have so appointed such Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and of the coupons, with authority to make and file in the respective names of the holders of the bonds or of the coupons, or on behalf of the holders of the bonds or of the coupons as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the bonds or of the coupons themselves, any proof of debt, amendment of proof of debt, claims, petition or other documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and to do and perform any and all acts and things for and on behalf of such holders of the bonds and of the coupons, as may be necessary or advisable in the opinion of such Trustee in order to have the respective claims of such Trustee and of the holders of the bonds and of the coupons against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to such Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any [*SS47*] such proceeding to waive or change in any way any right of any bondholder.

SECTION 6: One Trustee must meet eligibility requirements.

        SECTION 6. Anything in Article Sixteen of this Indenture to the contrary notwithstanding, at least one of the Trustees hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State, having a combined capital and surplus of not less than $5,000,000, which is authorized under the laws of the jurisdiction of its incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of such Trustee shall, for the purposes of this Section, be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

SECTION 7: Appointment of additional trustee; terms and conditions.

        SECTION 7. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any state in which the Company shall at the time hold any property subject to the lien hereof, or Harris Trust and Savings Bank, Trustee, shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the bondholders, or a majority of the bondholders shall in writing so request Harris Trust and Savings Bank, Trustee, and the Company, Harris Trust and Savings Bank, Trustee, and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by Harris Trust and Savings Bank, Trustee, and the Company, either to [*SS48*] act as co-Trustee or co-Trustees of all or any of the property subject to the lien hereof, jointly with the Trustees originally named herein or any successor or successors, or to act as separate Trustee or Trustees of any such property. In the event the Company shall not have joined in the execution of such instruments and agreements within ten days after the receipt of a written request from Harris Trust and Savings Bank, Trustee, so to do, or in case an Event of Default, as defined in Section 1 of this Article Eighteen, shall have occurred and be continuing, Harris Trust and Savings Bank, Trustee, may act under the foregoing provisions of this Section without the concurrence of the Company; and the Company hereby appoints Harris Trust and Savings Bank, Trustee, its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies. The Company and Harris Trust and Savings Bank, Trustee, at any time, by an instrument in writing executed by them jointly, may remove any Trustee appointed pursuant to the provisions of this Section, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such Trustee or Trustees, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of any such instrument within ten (10) days after the receipt of a written request from Harris Trust and Savings Bank, Trustee, so to do, Harris Trust and Savings Bank, Trustee, shall have the power to remove any such Trustee and to appoint a successor Trustee without the concurrence of the Company; the Company hereby appointing Harris Trust and Savings Bank, Trustee, its agent and attorney to act for it in such connection in [*SS49*] such contingency. In the event that Harris Trust and Savings Bank, Trustee, alone shall have appointed a Trustee or Trustees or co-Trustee or co-Trustees pursuant to the provisions of this Section, it may at any time, by an instrument in writing, remove any such Trustee or co-Trustee so appointed, the successor to any such Trustee or co-Trustee so removed to be appointed by the Company and Harris Trust and Savings Bank, Trustee, or by Harris Trust and Savings Bank, Trustee, alone, as hereinbefore in this Section provided.

        (b)   Every Trustee hereunder, whether a Trustee originally named herein, or a successor Trustee, or a Trustee appointed pursuant to the provisions of Subdivision (a) of this Section, shall be appointed and act and be such, subject to the following provisions and conditions, namely:

          (1)   the bonds shall be authenticated and delivered and all powers, duties, obligations and rights conferred upon the Trustees in respect of the custody, control and management of moneys, papers or securities, shall be exercised solely by Harris Trust and Savings Bank, Trustee;

          (2)   all rights, powers, duties and obligations conferred or imposed upon the Trustees or any of them shall be conferred or imposed upon and exercised or performed by either Harris Trust and Savings Bank, Trustee, or Harris Trust and Savings Bank, Trustee, and any additional Trustee or Trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Harris Trust and Savings Bank, Trustee, shall [*SS50*] be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional Trustee or Trustees as are competent or qualified under such law to perform such act or acts;

          (3)   no power given hereby to, or which it is provided may be exercised by, any Trustee or Trustees additional to Harris Trust and Savings Bank, Trustee, shall be exercised hereunder by such additional Trustee or Trustees, except jointly with, or with the consent in writing of, said Harris Trust and Savings Bank, Trustee, anything herein contained to the contrary notwithstanding; and

          (4)   no Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder.

SECTION 8: Person becoming obligor on bonds after September 1, 1940.

[Note: Subdivision (a) amended by Part VI, Eighth Supplemental Indenture.]

        SECTION 8. In the event that any person shall at any time after September 1, 1940, become an obligor upon any of the bonds issued under this Indenture, so long as such person shall continue to be an obligor upon such bonds,

          [(a)  the provisions of Section 5 and Subdivisions (a) to (i), inclusive, of Section 3 of this Article Eighteen, of Subparagraph (4) of Subdivision (a) of Section 4 of Article Nineteen of this Indenture, and of Subdivision (b) of Section 1 of Article Twenty-One of this Indenture shall be applicable to the Trustees and such obligor with the same effect as if the name of such obligor were substituted for that of the Company therein; and]

          (b)   the provisions of Section 4 of this Article Eighteen, in addition to being applicable to the Trustees and the Company, shall be applicable to the Trustees and such obligor with the same effect as if the name of such obligor were substituted for that of the Company in said Section 4.

[*SS51*]

 ARTICLE NINETEEN. BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEES.

SECTION 1: Company to furnish Trustee with names and addresses of bondholders.

        SECTION 1. (a) The Company covenants and agrees that it will furnish or cause to be furnished to Harris Trust and Savings Bank, Trustee, semiannually not less than forty-five (45) days nor more than sixty (60) days after each interest payment date for the bonds of each series outstanding hereunder, and at such other times as such Trustee may request in writing, a list in such form as such Trustee may reasonably require containing all the information in the possession or control of the Company or of any of its paying agents (other than such Trustee), as to the names and addresses of the holders of bonds of such series obtained since the date as of which the next previous list, if any, was furnished, but no such list need include the names or addresses of holders of coupon bonds registered as to principal or of registered bonds without coupons. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date. Such Trustee shall preserve any list so furnished to it until the receipt of a new list for the same series of bonds so furnished, but upon receipt of a new list may destroy any previous list or lists for the same series of bonds which it may have received.

Trustee to preserve information received in capacity of paying agent.

        (b)   Harris Trust and Savings Bank, Trustee, shall preserve, in as current form as is reasonably practicable, [*SS52*] all information as to the names and addresses of holders of bonds received by it in the capacity of paying agent for the bonds of any series outstanding hereunder; provided, however, that not earlier than forty-five (45) days after any interest payment date for bonds of any series such Trustee in its capacity as paying agent may deliver to itself as such Trustee a list containing the names and addresses of the holders of bonds of such series obtained from such information since the delivery of the next previous list for such series, if any, and thereupon may destroy any information received by it as paying agent for the bonds of such series and any previous list or lists for such series so delivered.

Names and addresses filed by bondholders to receive reports.

        (c)   The name and address of any bondholder may be filed by such bondholder with Harris Trust and Savings Bank, Trustee, for the purpose of receiving reports pursuant to the provisions of this Indenture. Such Trustee shall preserve for a period of two years, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds so filed with it, but may destroy any such information upon the expiration of two years from the date of filing the same.

SECTION 2: Trustee to make name and address information available or to mail communications to bondholders.

        SECTION 2. In case three or more holders of bonds (hereinafter referred to as "applicants") apply in writing to Harris Trust and Savings Bank, Trustee, and furnish to such Trustee reasonable proof that each such applicant has owned a bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other [*SS53*] holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five business days after the receipt of such application, at its election, either

          (1)   afford such applicants access to the information as to holders of bonds preserved at the time by such Trustee in accordance with the provisions of Section 1 of this Article Nineteen and to a list of the registered holders of coupon bonds registered as to principal and of registered bonds without coupons; or

          (2)   inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by such Trustee in accordance with the provisions of Section 1 of this Article Nineteen and the approximate number of registered holders of coupon bonds registered as to principal and of registered bonds without coupons, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

        If such Trustee shall elect not to afford to such applicants access to such information, such Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appears in the information preserved at the time by such Trustee in accordance with the provisions of Section 1 of this Article Nineteen and to [*SS54*] each registered holder of coupon bonds registered as to principal and of registered bonds without coupons, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender such Trustee shall mail to such applicants, and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of the holders of bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

Company and Trustee not accountable for disclosure of information.

        Each and every holder of the bonds and coupons, by receiving and/or holding the same, agrees with the Company and such Trustee that neither the Company nor such [*SS55*] Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the holders of bonds, in accordance with the provisions of this Section, regardless of the source from which such information was derived, and that such Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section.

SECTION 3: Reports to be filed by Company with Trustee.

        SECTION 3. The Company covenants and agrees

          (a)   to file with Harris Trust and Savings Bank, Trustee, within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe pursuant to Section 314(a) of the Trust Indenture Act of 1939) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with such Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission pursuant to Section 314(a) of the Trust Indenture Act of 1939, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of [*SS56*] a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b)   to file with Harris Trust and Savings Bank, Trustee, and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said

  Commission pursuant to Section 314(a) of the Trust Indenture Act of 1939, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to (i) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (ii) the amount and value of property additions (other than certificates or opinions of engineers, appraisers or other experts as to the fair value to the Company of any property additions made the basis for the authentication and delivery of bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, [*SS57*] which are required to be filed with Harris Trust and Savings Bank, Trustee, by the provisions of Subdivision (c) of Section 2 of Article Twenty of this Indenture) or (iii) the adequacy of depreciation, maintenance or repairs;

          (c)   to transmit by mail to the holders of bonds whose names and addresses appear in the information preserved at the time by Harris Trust and Savings Bank, Trustee, in accordance with the provisions of Section 1 of this Article Nineteen, and to the registered holders of coupon bonds registered as to principal and of registered bonds without coupons, within thirty (30) days after the filing thereof with such Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Subdivisions (a) and (b) of this Section as may be required to be so transmitted by the rules and regulations prescribed from time to time by the Securities and Exchange Commission pursuant to Section 314(a) of the Trust Indenture Act of 1939; and

          (d)   to furnish to Harris Trust and Savings Bank, Trustee, (1) with or as a part of each annual report and each other document or report filed with such Trustee pursuant to Subdivision (a) or (b) of this Section, a certificate signed by the President or a Vice-President of the Company stating that such annual report or other document or report complies with the requirements of such Subdivision (a) or (b), and (2), upon request of such Trustee, after the Company shall [*SS58*] have mailed to the holders of bonds any summary of information, documents or reports pursuant to Subdivision (c) of this Section, a certificate signed by the President or a Vice-President of the Company stating that such summary complies with the requirements of such Subdivision (c).

SECTION 4: Trustee to mail annual reports to bondholders.

        SECTION 4. (a) Harris Trust and Savings Bank, Trustee, shall transmit by mail, on or before April 1 in each year beginning with the year 1941, to the holders of bonds whose names and addresses appear in the information preserved at the time by such Trustee in accordance with the provisions of Section 1 of this Article Nineteen and to the registered holders of coupon bonds registered as to principal and of registered bonds without coupons, a brief report dated as of February 1 of such year with respect to

          (1)   its qualifications under Section 3 of Article Eighteen hereof and its eligibility under Section 6 of Article Eighteen hereof, or in lieu thereof, if to the best of its knowledge it has continued to be qualified and eligible under such Sections, a written statement to such effect;

          (2)   the qualifications under Section 3 of Article Eighteen hereof of each additional Trustee, if any, or in lieu thereof, if the reports furnished to Harris Trust and Savings Bank, Trustee, by the respective additional Trustees as hereinafter in Section 5 of this Article Nineteen provided shall state that, to the best of the knowledge and belief of such additional Trustees, respectively,

  [*SS59*] they have continued to be qualified under said Section 3 of Article Eighteen, a written statement to such effect;

          (3)   the character and amount of any advances (and if Harris Trust and Savings Bank, Trustee, elects so to state, or if any additional Trustee making such advances requests Harris Trust and Savings Bank, Trustee, so to state, the circumstances surrounding the making thereof) made by Harris Trust and Savings Bank, Trustee, or by any additional Trustee as such, which remain unpaid on the date of such report, and for the reimbursement of which Harris Trust and Savings Bank, Trustee, or any additional Trustee claims or may claim a lien or charge, prior to that of the bonds, on the trust estate, including property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per cent (1/2%) of the principal amount of the bonds outstanding on the date of such report;

          (4)   the amount, interest rate, and maturity date of all other indebtedness owing by the Company to Harris Trust and Savings Bank, Trustee, or to any additional Trustee, in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in subparagraphs (2), (3), (4), or (6) of Subdivision (f) of Section 4 of Article Eighteen hereof; [*SS60*]

          (5)   the property and funds physically in the possession of Harris Trust and Savings Bank, Trustee, or any additional Trustee, as such, or of a depositary for any such Trustee, on the date of such report;

          (6)   any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) made subsequent to September 1, 1940 which it has not previously reported; provided, however, that if the aggregate value of all the property the release of which is so reported, as shown by the certificates or opinions filed pursuant to the provisions of Section 2 of Article Twenty hereof does not exceed one per cent (1%) of the principal amount of the bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by such certificates or opinions, the aggregate amount of cash and purchase money obligations and the aggregate value of other securities and property substituted therefor as shown by such certificates or opinions;

          (7)   any additional issue of bonds made subsequent to September 1, 1940 which it has not previously reported; and

          (8)   any action taken subsequent to September 1, 1940 by Harris Trust and Savings Bank, Trustee, or by any additional Trustee in the performance of its or his duties under this Indenture which Harris Trust and Savings Bank, Trustee, has not previously reported and which in the opinion of the Trustee which shall have taken such action materially affects the bonds [*SS61*] or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by Harris Trust and Savings Bank, Trustee, in accordance with the provisions of Section 2 of Article Eighteen hereof.

Trustee to mail further reports to bondholders.

        (b)   Harris Trust and Savings Bank, Trustee, shall transmit by mail to the holders of bonds whose names and addresses appear in the information preserved at the time by it in accordance with the provisions of Subdivision (c) of Section 1 of this Article Nineteen and to the registered holders of coupon bonds registered as to principal and of registered bonds without coupons, within ninety

(90) days after the making, subsequent to September 1, 1940, of any release or advance as hereinafter specified, a brief report with respect to—

          (1)   the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by Section 2 of Article Twenty hereof, is less than ten per cent (10%) of the principal amount of the bonds outstanding at the time of such release, or such release and substitution; and

          (2)   the character and amount of any advances (and if Harris Trust and Savings Bank, Trustee, elects so to state, or if any additional Trustee making such advances requests Harris Trust and Savings Bank, Trustee, so to state, the circumstances surrounding the making thereof) made by Harris Trust and Savings Bank, Trustee, or by any additional Trustee, as such, [*SS62*] since the date of the last report transmitted pursuant to the provisions of Subdivision (a) of this Section 4 (or if no such report has yet been so transmitted, since September 1, 1940), for the reimbursement of which Harris Trust and Savings Bank, Trustee, or any additional Trustee claims or may claim a lien or charge, prior to that of the bonds, on the trust estate, including property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subparagraph (2), if such advances remaining unpaid at any time aggregate more than ten per cent (10%) of the principal amount of the bonds outstanding at such time.

Copies of reports to be filed with stock exchange and SEC.

        (c)   A copy of each such report shall, at the time of such transmission to bondholders, be filed by Harris Trust and Savings Bank, Trustee, with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission.

Trustee not liable for statements made on basis of reports.

        (d)   Harris Trust and Savings Bank, Trustee, may state in any report made pursuant to the provisions of this Section 4, if such be the fact, that any or all information therein contained in respect of any additional Trustee is based on reports made to Harris Trust and Savings Bank, Trustee, by such additional Trustee pursuant to the provisions of Section 5 of this Article Nineteen, and, subject to the provisions of Subdivision (a) of Section 1 of Article Eighteen hereof, shall incur no liability for any statement made on the basis of any such report. If any additional Trustee shall fail to furnish to Harris Trust and Savings Bank, Trustee, pursuant to the provisions of said Section 5, [*SS63*] within a reasonable time before Harris Trust and Savings Bank, Trustee, is required to make any report under this Section 4, the information required to be included in such report in respect of such additional Trustee, Harris Trust and Savings Bank, Trustee, shall be under no liability for failure to include such information in such report, but shall state in such report (if it knows that such information was required to be furnished) that such additional Trustee failed to furnish such information.

SECTION 5: Reports made to Harris Trust by additional trustees.

        SECTION 5. Each additional Trustee, if any, shall report to Harris Trust and Savings Bank, Trustee, in writing, not less than fifteen (15) days before Harris Trust and Savings Bank, Trustee, is required to make any report pursuant to the provisions of Subdivision (a) of Section 4 of this Article Nineteen, all information concerning such additional Trustee which Harris Trust and Savings Bank, Trustee, is required to report to bondholders pursuant to subparagraphs (2), (3), (4), (5), (6) and (8) of said Subdivision (a).

        In case of any release of property or any advance by any additional Trustee which Harris Trust and Savings Bank, Trustee, would be required to report pursuant to the provisions of Subdivision (b) of Section 4 of this Article Nineteen such additional Trustee shall, within sixty (60) days after such release or such advance shall have been made, furnish to Harris Trust and Savings Bank, Trustee, in writing, all information necessary to enable Harris Trust and Savings Bank, Trustee, to make the required report regarding such release or such advance. [*SS64*]

ARTICLE TWENTY. ADDITIONAL PROVISIONS AS TO CERTIFICATES AND OPINIONS.

SECTION 1: Evidence of compliance of conditions precedent to be furnished by Company to Trustee.

        SECTION 1. In the case of conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of bonds under this Indenture, to the release or the release and substitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustees at the request or upon the application of the Company (including, without limiting the generality of the foregoing, (i) the conditions precedent provided for in Article Two with respect to the issuance of bonds, (ii) the conditions precedent provided for in Section 14 of Article Three with respect to the release of insurance moneys (except that insurance moneys received by Harris Trust and Savings Bank, Trustee, in accordance with the provisions of said Section 14 on account of any single loss, not exceeding Five thousand Dollars ($5,000), may, at the discretion of such Trustee, be forthwith paid over to the Company upon its request to be used by the Company for the purposes specified in said Section 14 without compliance by the Company with the provisions of this Section 1), (iii) the conditions precedent provided for in Section 2 of Article Four with respect to the release of cash deposited in the Special Trust Fund, (iv) the conditions precedent provided for in Section 2 of Article Six with respect to the release of pledged securities, (v) the conditions precedent provided for in Section 3 of Article Six with [*SS65*] respect to the voting of pledged securities by the Company, (vi) the conditions precedent provided for in Section 4 of Article Six with respect to the receipt by the Company of income from the pledged securities, (vii) the conditions precedent provided for in Section 8 of Article Six with respect to the action therein permitted to be taken by Harris Trust and Savings Bank, Trustee, at the request of the Company, (viii) the conditions precedent provided for in Sections 9 and 10 of Article Six with respect to the exchange of pledged securities, (ix) the conditions precedent provided for in Sections 13 and 14 of Article Six with respect to the cancellation of pledged securities and the satisfaction of agreements under which pledged securities are issued, (x) the conditions precedent provided for in Sections 1 and 7 of Article Eight with respect to the release of mortgaged property, and (xi) the conditions precedent provided for in Article Ten with respect to defeasance and reconveyance), the Company covenants and agrees that it will furnish to Harris Trust and Savings Bank, Trustee, as evidence of compliance with such conditions precedent, in addition to or as a part of the certificates or the opinions, if any, required in such cases by other applicable provisions of this Indenture:

          (a)   A certificate or opinion signed by the President or a Vice-President of the Company stating that in the opinion of such officer such conditions precedent have been complied with;

          (b)   An opinion of counsel (who may be counsel to the Company) stating that in the opinion of such counsel such [*SS66*] conditions precedent have been complied with; and

          (c)   In the case of the authentication and delivery of additional bonds under any of the provisions of Article Two of this Indenture which requires, as a condition precedent to such authentication and delivery, a showing as to the Company's net earnings, a certificate or opinion of an accountant as to compliance by the Company with such net earnings requirement; such accountant shall be an independent public accountant if the aggregate principal amount of such bonds and of other bonds authenticated and delivered under the Indenture since the commencement of the then current calendar year (other than those with respect to which a certificate or opinion of an accountant is not required, or with respect to which a certificate or opinion of an independent public accountant has previously been furnished) is ten per cent (10%)

  or more of the aggregate principal amount of the bonds at the time outstanding; but no such certificate or opinion need be made by any person other than the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller of the Company as to:

            (A)  dates or periods not covered by annual reports required to be filed by the Company with Harris Trust and Savings Bank, Trustee, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports; [*SS67*]

            (B)  the amount and value of additional property, except as provided in Subdivision (c) of Section 2 of this Article Twenty; or

            (C)  the adequacy of depreciation, maintenance or repairs.

SECTION 2: Certificate of engineer, appraiser or other expert furnished by Company to Trustee.

        SECTION 2. Notwithstanding any other provision in this Indenture, the Company covenants and agrees that it will furnish to Harris Trust and Savings Bank, Trustee, in addition to or as part of any certificate or opinion required by other applicable provisions of this Indenture:

          (a)   A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of any property or securities to be released from the lien of this Indenture pursuant to the provisions of Sections 9 or 10 of Article Six or of Sections 1 or 7 of Article Eight, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under this Indenture in contravention of the provisions hereof; such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities so released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Subdivision (a), is ten per cent (10%) or more of the aggregate principal amount of bonds at the time outstanding; but such a certificate or opinion of an independent engineer, appraiser, or other [*SS68*] expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this Subdivision (a) is less than Twenty-five thousand Dollars ($25,000) or less than one per cent (1%) of the aggregate principal amount of bonds at the time outstanding;

          (b)   A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of any securities (other than bonds issued under this Indenture and securities secured by a lien prior to the lien of this Indenture upon property subject to the lien hereof), the deposit of which with the Trustees is to be made the basis for the release, pursuant to the provisions of Sections 9 or 10 of Article Six or of Section 1 of Article Eight, of property or securities subject to the lien of this Indenture; if the fair value to the Company of such securities and of all other such securities made the basis of any such release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Subdivision (b), is ten per cent (10%) or more of the aggregate principal amount of the bonds at the time outstanding, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert; but such a certificate of an independent engineer, appraiser, or other expert shall not be required with respect to any securities so deposited if the fair value thereof to the Company as set forth in the certificate or opinion [*SS69*] required by this Subdivision (b) is less than Twenty-five thousand Dollars ($25,000) or less than one per cent (1%) of the aggregate principal amount of the bonds at the time outstanding; and

          (c)   A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company, as of approximately the date of the application for the authentication and delivery of bonds, the withdrawal of cash, or the release of property or securities, as the case may be, of any property, the subjection of which to the lien of this Indenture is to be made the basis (pursuant to the provisions of Sections 6, 9 or 11 of Article Two, or Section 2 of Article Four, or Section 1 of Article Eight) for the authentication and delivery of bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture; and if

            (1)   within six (6) months prior to the date of acquisition thereof by the Company, such property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company; and

            (2)   the fair value to the Company of such property as set forth in such certificate or opinion is not less than Twenty-five thousand Dollars ($25,000) and not less than one per cent (1%) of the aggregate principal amount of bonds at the time outstanding. [*SS70*] Such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, and, in the case of the authentication and delivery of bonds, shall cover the fair value to the Company (which may be as of the date of the valuation set forth in the certificate or opinion previously furnished Harris Trust and Savings Bank, Trustee, in connection therewith) of any property so used or operated which has been subjected to the lien of this Indenture and used as the basis for any action as aforesaid since the commencement of the then current calendar year, and as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished.

SECTION 3: Additional provisions relating to certificates or opinions by public accountants, engineers, appaisers or other experts.

        SECTION 3. In cases under this Article Twenty in which a certificate or opinion is required to be made by an independent person, such certificate or opinion shall be made by an independent public accountant, engineer, appraiser, or other expert, as the case may be, selected or approved by Harris Trust and Savings Bank, Trustee, in the exercise of reasonable care, and such certificate or opinion shall state that such person is "independent", as that term is defined in Section 3 of Article Twenty-One of this Indenture; in cases where such certificate or opinion is not required to be made by an independent person, such certificate or opinion may, except as otherwise provided in this Article Twenty, be made by the President or any Vice-President or the Treasurer or any Assistant Treasurer or the Comptroller or any Assistant Comptroller of the Company or by any accountant, engineer, appraiser, or other expert, as the case [*SS71*] may be, employed by or otherwise holding office in the Company.

SECTION 4: Company to furnish Trustee with opinion of counsel re recording of supplemental indentures.

        SECTION 4. The Company covenants and agrees that it will, so long as any bonds are outstanding hereunder, furnish to the Trustees:

          (a)   Promptly after the execution and delivery of each indenture supplemental hereto, executed and delivered after September 1, 1940, (including the Sixth Supplemental Indenture) an opinion of counsel (who may be counsel to the Company) either stating that in the opinion of such counsel such supplemental indenture has been properly recorded and filed so as to make effective the lien, if any, intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien, if any, effective. The requirements of this Subdivision (a) shall have been complied with if such opinion of counsel shall state that such supplemental indenture has been received for record or filing in each public office in which it is required to be recorded or filed and that in the opinion of such counsel such receipt for record or filing makes effective the lien thereof, if any; and if such opinion of counsel is delivered to the Trustees within such time, following the date of the execution and delivery of such supplemental indenture, as shall be practicable having due regard to the location and number of the public offices in which the same is required to be recorded or filed; and [*SS72*]

          (b)   On or before September 1 in each year, beginning with the year 1941, an opinion of counsel (who may be counsel to the Company) either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and of each indenture supplemental hereto as is necessary to maintain the lien thereof, if any, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien, if any.

SECTION 5: Statements to be included in any certificate or opinion re compliance with Indenture provisions.

        SECTION 5. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with.

[*SS73*]

 ARTICLE TWENTY-ONE. ADDITIONAL PROVISIONS.

SECTION 1: Moneys received by Trustee or paying agent to be held in trust.

        SECTION 1. (a) All moneys received by any Trustee whether as Trustee or paying agent shall, until used or applied as in this Indenture provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law.

        (b)   The Company will require each paying agent (other than the Company and the Trustees) to execute and deliver to the Trustees an undertaking that, subject to the provisions of this Section, such paying agent will hold in trust for the benefit of the bondholders or holders of coupons, as the case may be, all sums held by such paying agent for the payment of the principal of or interest on the bonds and will give to the Trustees notice of any default by the Company in the making of any such payments. Such paying agent shall not be obligated to segregate such sums from other sums of such paying agent except to the extent required by law.

        (c)   Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other purpose, cause to be paid to the Trustees all sums held in trust by any paying agent as required by this Section, such sums to be held by the Trustees upon the trusts herein contained.

SECTION 2: Bondholders' right to receive payment of principal and interest not to be impaired.

        SECTION 2. Nothing in Sections 2 or 8 of Article Seven of this Indenture or elsewhere in this Indenture contained [*SS74*] shall affect or impair the right of any bondholder, which is absolute and unconditional, to enforce the payment of the principal of and interest on his bonds at and after the maturity thereof as therein expressed or as accelerated by call for redemption thereof, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest and premium, if any, on each of the bonds issued hereunder to the respective holders thereof at the time and place expressed in said bonds and the coupons appertaining thereto and in said notice of redemption, if any; provided, however, that no bondholder shall be entitled to take any action or institute any such suit to enforce the payment of his bonds, whether for principal, interest or premium, if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of this Indenture upon the mortgaged and pledged property, or any part thereof, as security for bonds held by any other bondholder.

SECTION 3: Definitions of "independent" and "control."

        SECTION 3. For the purposes of this Indenture, the term "independent", when applied to any accountant, engineer, appraiser or other expert, shall mean such a person who (a) is in fact independent; (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the bonds issued hereunder or in any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor; and (c) is not connected with the Company or any other obligor upon the [*SS75*] bonds issued hereunder or any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, or person performing similar functions.

        For the purposes of this Indenture, the term "control" shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

SECTION 4: Right of court to require filing of undertaking to pay costs.

        SECTION 4. Notwithstanding anything to the contrary contained elsewhere in this Indenture, the parties to this Indenture and the bondholders agree that the court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against any Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted, directly or through an agent or agents, by any Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per cent (10%) in principal amount of the bonds outstanding, [*SS76*] or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on his bonds at and after the maturity of such principal or interest as expressed in such bonds.

[*202*]

Attestation.

        IN WITNESS WHEREOF, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Indenture to be signed by its President, or one of its Vice Presidents, and attested by the signature of its Secretary, or one of its Assistant Secretaries, for and in its behalf; and the said Harris Trust and Savings Bank and Pacific-Southwest Trust & Savings Bank, to evidence their acceptance of the trusts hereby created, have caused their corporate names and seals to be hereunto affixed, and this Indenture to be signed, respectively, by a Vice President and attested by the signature of an Assistant Secretary, all as of the first day of October, A. D. 1923.

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  Exhibit 4.2
TABLE OF CONTENTS
VIII. PROPERTY HEREAFTER CONVEYED.
ARTICLE I. DESIGNATION, FORM, DENOMINATIONS, EXECUTION, AUTHENTICATION AND REGISTRATION OF BONDS.
ARTICLE TWO. ISSUANCE OF BONDS.
ARTICLE THREE. PARTICULAR COVENANTS OF THE COMPANY.
ARTICLE FOUR. SPECIAL TRUST FUND.
ARTICLE FIVE. REDEMPTION OF BONDS PRIOR TO MATURITY.
ARTICLE SIX. PLEDGED SECURITIES.
ARTICLE SEVEN. REMEDIES IN CASE OF DEFAULT.
ARTICLE EIGHT. RELEASE OF MORTGAGED PROPERTY.
ARTICLE NINE. POSSESSION UNTIL DEFAULT.
ARTICLE TEN. DEFEASANCE AND RECONVEYANCE.
ARTICLE ELEVEN. IMMUNITY OF STOCKHOLDERS, OFFICERS AND DIRECTORS.
ARTICLE TWELVE. BENEFITS OF INDENTURE LIMITED TO PARTIES.
ARTICLE THIRTEEN. EXECUTION OF INSTRUMENTS BY BONDHOLDERS.
ARTICLE FOURTEEN. CHANGES IN THIS INDENTURE.
ARTICLE FIFTEEN. SUCCESSOR CORPORATIONS.
ARTICLE SIXTEEN. CONCERNING THE TRUSTEES.
ARTICLE SEVENTEEN. CERTAIN WORDS DEFINED.
ARTICLE EIGHTEEN. ADDITIONAL PROVISIONS CONCERNING THE TRUSTEE.
ARTICLE NINETEEN. BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEES.
ARTICLE TWENTY. ADDITIONAL PROVISIONS AS TO CERTIFICATES AND OPINIONS.
ARTICLE TWENTY-ONE. ADDITIONAL PROVISIONS.